                                                              Exhibit 4.1


AMENDED AND RESTATED
CREDIT AGREEMENT

dated as of
May 15, 1997

among

OWENS-ILLINOIS, INC.,


THE LENDERS LISTED HEREIN,


BANQUE NATIONALE DE PARIS, BANQUE PARIBAS, CAISSE NATIONALE DE
CREDIT AGRICOLE, COMPAGNIE FINANCIERE DE CIC ET DE L'UNION
EUROPEENNE, DAI-ICHI KANGYO BANK, LIMITED, FLEET NATIONAL BANK,
MELLON BANK, N.A., NATIONAL CITY BANK, and THE SANWA BANK, LIMITED as Lead Managers,


ABN AMRO BANK N.V., THE BANK OF NEW YORK, CIBC, INC., CREDIT LYONNAIS CHICAGO BRANCH, THE FIRST NATIONAL BANK OF CHICAGO, THE FUJI BANK, LIMITED, THE INDUSTRIAL BANK OF JAPAN, LIMITED, KEYBANK NATIONAL ASSOCIATION, THE LONG-TERM CREDIT BANK OF JAPAN, LTD., ROYAL BANK OF CANADA, THE SAKURA BANK, LIMITED, SOCIETE
GENERALE, THE SUMITOMO BANK, LIMITED, and TORONTO DOMINION
(TEXAS), INC.
as Co-Agents,


THE BANK OF NOVA SCOTIA and NATIONSBANK, N.A., as Co-Documentation Agents,


BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Syndication Agent,


and


BANKERS TRUST COMPANY,
as Administrative Agent

OWENS-ILLINOIS, INC.
AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of May 15, 1997


TABLE OF CONTENTS
Section Heading Page

INTRODUCTION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

RECITALS       . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

SECTION 1

DEFINITIONS
1.1  Certain Defined Terms . . . . . . . . . . . . . . . . . . . . . . .2
1.2  Accounting Terms; Utilization of GAAP for Purposes of Calulations
     Under Agreement; Change in Accounting Principles. . . . . . . . . 22
1.3  Other Definitional Provisions; Anniversaries. . . . . . . . . . . 22

SECTION 2

AMOUNT AND TERMS OF REVOLVING LOAN COMMITMENTS AND LOANS;
NOTES
2.1  Revolving Loans; Overdraft Account. . . . . . . . . . . . . . . . 22
2.2  Interest on the Revolving Loans . . . . . . . . . . . . . . . . . 28
2.3  Fees      . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
2.4  Prepayments and Payments; Reductions in Revolving Loan
     Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
2.5  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . 34
2.6  Special Provisions Governing Eurodollar Rate Loans. . . . . . . . 34
2.7  Capital Adequacy Adjustment; Increased Costs; Taxes . . . . . . . 38
2.8  Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . 42
2.9  Bid Rate Loans. . . . . . . . . . . . . . . . . . . . . . . . . . 50

SECTION 3

CONDITIONS TO EFFECTIVENESS;
CONDITIONS TO LOANS AND LETTERS OF CREDIT
3.1  Conditions to Effectiveness . . . . . . . . . . . . . . . . . . . 54
3.2  Conditions to All Loans . . . . . . . . . . . . . . . . . . . . . 57
3.3  Conditions to All Letters of Credit . . . . . . . . . . . . . . . 58

SECTION 4

COMPANY'S REPRESENTATIONS AND WARRANTIES
4.1  Organization, Powers, Good Standing, Business and Subsidiaries. . 58
4.2  Authorization of Borrowing, Etc . . . . . . . . . . . . . . . . . 59
4.3  Financial Condition . . . . . . . . . . . . . . . . . . . . . . . 60
4.4  No Adverse Material Change; No Stock Payments . . . . . . . . . . 60
4.5  Litigation; Adverse Facts . . . . . . . . . . . . . . . . . . . . 60
4.6  Payment of Taxes. . . . . . . . . . . . . . . . . . . . . . . . . 61
4.7  Governmental Regulation . . . . . . . . . . . . . . . . . . . . . 61
4.8  Securities Activities . . . . . . . . . . . . . . . . . . . . . . 61
4.9  Employee Benefit Plans. . . . . . . . . . . . . . . . . . . . . . 61
4.10 Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
4.11 Environmental Protection. . . . . . . . . . . . . . . . . . . . . 62

SECTION 5

COMPANY'S AFFIRMATIVE COVENANTS
5.1  Financial Statements and Other Reports. . . . . . . . . . . . . . 63
5.2  Corporate Existence, Etc. . . . . . . . . . . . . . . . . . . . . 66
5.3  Payment of Taxes and Claims; Tax Consolidation. . . . . . . . . . 66
5.4  Maintenance of Properties; Insurance. . . . . . . . . . . . . . . 66
5.5  Inspection. . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
5.6  Compliance with Laws, Etc.. . . . . . . . . . . . . . . . . . . . 67
5.7  Securities Activities . . . . . . . . . . . . . . . . . . . . . . 67

SECTION 6

COMPANY'S NEGATIVE COVENANTS
6.1  Liens and Related Matters . . . . . . . . . . . . . . . . . . . . 67
6.2  Investments; Joint Ventures . . . . . . . . . . . . . . . . . . . 69
6.3  Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . 70
6.4  Restricted Junior Payments. . . . . . . . . . . . . . . . . . . . 70
6.5  Financial Covenants . . . . . . . . . . . . . . . . . . . . . . . 70
6.6  Restriction on Fundamental Changes. . . . . . . . . . . . . . . . 71
6.7  Transactions with Shareholders and Affiliates . . . . . . . . . . 72
6.8  Conduct of Business . . . . . . . . . . . . . . . . . . . . . . . 72
6.9  Amendments or Waivers of Certain Documents. . . . . . . . . . . . 72

SECTION 7

EVENTS OF DEFAULT
7.1  Failure to Make Payments When Due . . . . . . . . . . . . . . . . 72
7.2  Default in Other Agreements . . . . . . . . . . . . . . . . . . . 73
7.3  Breach of Certain Covenants . . . . . . . . . . . . . . . . . . . 73
7.4  Breach of Warranty. . . . . . . . . . . . . . . . . . . . . . . . 73
7.5  Other Defaults under Agreement or Loan Documents. . . . . . . . . 73
7.6  Involuntary Bankruptcy; Appointment of Receiver, Etc. . . . . . . 73
7.7  Voluntary Bankruptcy; Appointment of Receiver, Etc. . . . . . . . 74
7.8  Judgments and Attachments . . . . . . . . . . . . . . . . . . . . 74
7.9  Dissolution . . . . . . . . . . . . . . . . . . . . . . . . . . . 74
7.10 Change of Control . . . . . . . . . . . . . . . . . . . . . . . . 75
7.11 Employee Benefit Plans. . . . . . . . . . . . . . . . . . . . . . 75

SECTION 8

AGENTS
8.1  Appointment . . . . . . . . . . . . . . . . . . . . . . . . . . . 76
8.2  Powers; General Immunity. . . . . . . . . . . . . . . . . . . . . 77
8.3  Representations and Warranties; No Responsibility for Appraisal of
     Creditworthiness. . . . . . . . . . . . . . . . . . . . . . . . . 78
8.4  Right to Indemnity. . . . . . . . . . . . . . . . . . . . . . . . 78
8.5  Registered Persons Treated as Owners. . . . . . . . . . . . . . . 79
8.6  Successor Administrative Agent and Overdraft Account Provider . . 79

SECTION 9

MISCELLANEOUS
9.1  Representation of Lenders . . . . . . . . . . . . . . . . . . . . 80
9.2  Assignments and Participations in Loans, Notes and
     Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . 80
9.3  Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 83
9.4  Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . 83
9.5  Set Off . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 84
9.6  Ratable Sharing . . . . . . . . . . . . . . . . . . . . . . . . . 84
9.7  Amendments and Waivers. . . . . . . . . . . . . . . . . . . . . . 85
9.8  Independence of Covenants . . . . . . . . . . . . . . . . . . . . 88
9.9  Change in Accounting Principles, Fiscal Year or Tax Laws. . . . . 88
9.10 Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 88
9.11 Survival of Warranties and Certain Agreements . . . . . . . . . . 89
9.12 Failure or Indulgence Not Waiver; Remedies Cumulative . . . . . . 89
9.13 Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . 89

9.14 Obligations Several; Independent Nature of Lenders' Rights  . . . 89
9.15 Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 90
9.16 Applicable Law. . . . . . . . . . . . . . . . . . . . . . . . . . 90
9.17 Successors and Assigns. . . . . . . . . . . . . . . . . . . . . . 90
9.18 Consent to Jurisdiction and Service of Process. . . . . . . . . . 90
9.19 Waiver of Jury Trial. . . . . . . . . . . . . . . . . . . . . . . 91
9.20 Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . 91
9.21 Counterparts; Effectiveness . . . . . . . . . . . . . . . . . . . 91

EXHIBITS
I       FORM OF NOTICE OF BORROWING
II      FORM OF NOTICE OF ISSUANCE OF LETTER OF CREDIT
III     FORM OF NOTICE OF CONVERSION/CONTINUATION
IV      FORM OF BID RATE LOAN QUOTE REQUEST
V       FORM OF INVITATION FOR BID RATE LOAN QUOTES
VI      FORM OF BID RATE LOAN QUOTE
VII     FORM OF REVOLVING NOTE
VIII    FORM OF BID RATE LOAN NOTE
IX      FORM OF OVERDRAFT AGREEMENT
X       FORM OF COMPLIANCE CERTIFICATE
XI      FORM OF ASSIGNMENT AND ACCEPTANCE
XII     FORM OF OPINION OF LATHAM & WATKINS
XIII    FORM OF OPINION OF ASSOCIATE GENERAL COUNSEL FOR
          COMPANY
XIV     FORM OF OPINION OF O'MELVENY & MYERS





































                                     V

Schedules
   A    REVOLVING LOAN COMMITMENTS; PRO RATA
        SHARES
   B    EXISTING LIENS
   C    EXISTING INVESTMENTS
   D    REPORTING UNITS
   E    EXISTING LETTERS OF CREDIT

OWENS-ILLINOIS, INC.

AMENDED AND RESTATED CREDIT AGREEMENT

DATED AS OF MAY 15, 1997


            This AMENDED AND RESTATED CREDIT AGREEMENT is dated as of May 15, 1997 (this "Agreement"), and entered into by and among OWENS-ILLINOIS, INC., a Delaware corporation ("Company"), THE LENDERS LISTED ON THE SIGNATURE PAGES HEREOF (individually a "Lender" and collectively, "Lenders"), BANQUE NATIONALE DE PARIS, BANQUE PARIBAS, CAISSE NATIONALE DE CREDIT AGRICOLE, COMPAGNIE FINANCIERE DE CIC ET DE L'UNION EUROPEENNE, DAI-ICHI KANGYO BANK, LIMITED, FLEET NATIONAL BANK, MELLON BANK, N.A., NATIONAL CITY BANK, and THE SANWA BANK, LIMITED, as Lead Managers for Lenders (individually referred to herein as a "Lead Manager" and collectively as "Lead Managers"), ABN AMRO BANK N.V., THE BANK OF NEW YORK, CIBC, INC., CREDIT LYONNAIS CHICAGO BRANCH, THE FIRST NATIONAL BANK OF CHICAGO, THE FUJI BANK, LIMITED, THE INDUSTRIAL BANK OF JAPAN, LIMITED, KEYBANK NATIONAL ASSOCIATION, THE LONG-TERM CREDIT BANK OF JAPAN, LTD., ROYAL BANK OF CANADA, THE SAKURA BANK, LIMITED, SOCIETE GENERALE, THE SUMITOMO BANK, LIMITED, and TORONTO DOMINION (TEXAS), INC., as Co-Agents for Lenders (individually referred to herein as a "Co-Agent" and collectively as "Co-Agents"), THE BANK OF NOVA SCOTIA ("ScotiaBank") and NATIONSBANK, N.A. ("NationsBank"), as Co-Documentation Agents for Lenders (individually referred to herein as a "Co-Documentation Agent" and collectively as "Co-Documentation Agents"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("BofA"), as Syndication Agent for Lenders ("Syndication Agent"), and BANKERS TRUST COMPANY ("Bankers"), as Administrative Agent for Lenders ("Administrative Agent"; together with Co-Documentation Agents and Syndication Agent, "Agents").

                                   RECITALS

            WHEREAS, pursuant to that certain Refinancing Credit Agreement dated as of November 19, 1996 (the "Existing Credit Agreement") by and among Company, the lenders that are parties thereto ("Existing Lenders"), the lead managers and co-agents that are parties thereto, BofA, as documentation agent, and Bankers, as administrative agent, Existing Lenders have made $1,800,000,000 of credit facilities available to Company in accordance with the terms thereof; and

            WHEREAS, pursuant to the Existing Lender Consent, Existing Lenders have agreed, among other things, to (i) release all of Company's present and future Subsidiaries (this and other capitalized terms used in these recitals without definition being used as defined in subsection 1.1) from all obligations under the O-I Subsidiary Guaranty (as such terms are defined in the Existing Credit Agreement) and (ii) release all Liens under the Pledge Agreements (as such term is defined in the Existing Credit Agreement), in each case subject to the satisfaction of certain conditions that will be satisfied concurrently with the effectiveness of this Agreement; and

      WHEREAS, Company desires that Lenders make an additional $1,200,000,000 of credit facilities available to Company, all or any portion of the proceeds of which, together with proceeds of the credit facilities under the Existing

Credit Agreement, the net proceeds from the Equity Offering and the net proceeds from the issuance of the New Senior Notes, if any, will be used by Company to finance the Senior Debenture Tender Offer and may be used by Company to finance the Subordinated Note Redemption; and

      WHEREAS, Lenders have agreed to amend and restate the Existing Credit Agreement in its entirety for the purpose of providing such additional credit facilities to Company and making certain other changes to the provisions of the Existing Credit Agreement on the terms and conditions set forth herein:

      NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Company, Lenders, Co-Agents and Agents hereby agree to amend and restate the Existing Credit Agreement in its entirety as follows:

                             SECTION 1

                            DEFINITIONS

            1.1  Certain Defined Terms

            The following terms used in this Agreement shall have the following meanings:

            "Adjusted Eurodollar Rate" means, for any Interest Rate Determination Date with respect to a Eurodollar Rate Loan, the rate obtained by dividing (i) the arithmetic average (rounded upward to the nearest 1/100 of one percent) of the offered quotation, if any, to first class banks in the interbank Eurodollar market by each of the Reference Lenders for U.S. dollar deposits of amounts in same day funds comparable to the principal amount of the Eurodollar Rate Loan of that Reference Lender for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to the Interest Period for which such Adjusted Eurodollar Rate will apply as of approximately 10:00 A.M. (New York time) on such Interest Rate Determination Date by (ii) a percentage equal to 100% minus the stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D); provided that if any Reference Lender fails to provide Administrative Agent with its aforementioned quotation then the Adjusted Eurodollar Rate shall be determined based on the quotation(s) provided to Administrative Agent by the other Reference Lender(s).

            "Administrative Agent" has the meaning assigned to that term in the introduction to this Agreement.

            "Affected Lender" means any Lender affected by any of the events described in subsection 2.6B or 2.6C.

            "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

            "Agents" has the meaning assigned to that term in the introduction to this Agreement.

            "Aggregate Amounts Due" has the meaning assigned to that term in subsection 9.6.

            "Agreement" means this Amended and Restated Credit Agreement dated as of May 15, 1997, as it may be amended, supplemented or otherwise modified from time to time.

            "Applicable Eurodollar Margin" means, as at any date of determination, a rate per annum equal to the percentage set forth below opposite the Applicable Leverage Ratio in effect as of such date of determination, any change in the Applicable Eurodollar Margin to be effective on the date of any corresponding change in the Applicable Leverage Ratio:

                                            Applicable
     Applicable Leverage Ratio              Eurodollar Margin

          4.00:1.00 or greater                       0.625%
          3.50:1.00 or greater, but
               less than 4.00:1.00                   0.50%
          3.00:1.00 or greater, but
               less than 3.50:1.00                   0.425%
          2.50:1.00 or greater, but
               less than 3.00:1.00                   0.325%
          2.00:1.00 or greater, but
               less than 2.50:1.00                    0.30%
          less than 2.00:1.00                         0.275%

            "Applicable Facility Fee Percentage" means, as at any date of
determination, a rate   per annum equal to the percentage set forth below
opposite the Applicable Leverage Ratio in effect as of such date of determination, any change in the Applicable Facility Fee Percentage to be effective on the date of any corresponding change in the Applicable Leverage
Ratio:

     Applicable Leverage Ratio   Applicable Facility Fee Percentage

          4.00:1.00 or greater                       0.375%
          3.50:1.00 or greater, but
               less than 4.00:1.00                    0.25%
          3.00:1.00 or greater, but
               less than 3.50:1.00                    0.20%
          2.50:1.00 or greater, but
               less than 3.00:1.00                    0.175%
          2.00:1.00 or greater, but
               less than 2.50:1.00                    0.15%
          less than 2.00:1.00                         0.125%

            "Applicable Leverage Ratio" means, with respect to any date of determination, the Consolidated Leverage Ratio set forth in the Effective Pricing Certificate (as defined below) in respect of the Pricing Period (as defined below) in which such date of determination occurs; provided that the Applicable Leverage Ratio for the period from the Effective Date to but excluding the date of commencement of the first Pricing Period shall be deemed to be the "Applicable Leverage Ratio" in effect on the Effective Date under the Existing Credit Agreement. For purposes of this definition, (i) "Pricing Certificate" means an Officers' Certificate of Company delivered (a) in the case of any of the first three Fiscal Quarters of any Fiscal Year, within 45 days after the end of such Fiscal Quarter, and (b) in the case of the fourth Fiscal Quarter of any Fiscal Year, within 90 days after the end of such Fiscal Quarter, in each case certifying as to the Consolidated Leverage Ratio as of the last day of such Fiscal Quarter and setting forth the calculation of such Consolidated Leverage Ratio in reasonable detail, and (ii) "Pricing Period" means each period commencing on the first Business Day after the delivery (or deemed delivery as provided below) to Administrative Agent of a Pricing Certificate (the "Effective Pricing Certificate" in respect of such Pricing Period) and ending on the first Business Day after the next Pricing Certificate is delivered (or deemed to be delivered as provided below) to Administrative Agent; provided that, in the event Company fails to deliver to Administrative Agent a Pricing Certificate on or before the 45th day after the end of any of the first three Fiscal Quarters of any Fiscal Year or the 90th day after the end of the fourth Fiscal Quarter of any Fiscal Year (the "Cutoff Date" with respect to any such Fiscal Quarter), Company shall be deemed to have delivered to Administrative Agent, on the Cutoff Date, a Pricing Certificate which establishes that the Consolidated Leverage Ratio as of the last day of such Fiscal Quarter was 4.00:1.00.

            "Asset Sale" means the sale, transfer or other disposition by Company or any of its Subsidiaries to any Person other than Company or any of its Subsidiaries of (i) any of the stock of any of Company's Subsidiaries (including any Foreign Subsidiary), (ii) substantially all of the assets of any geographic or other division or line of business of Company or any of its Subsidiaries (including any Foreign Subsidiary), or (iii) any other assets (including, without limitation, any assets which do not constitute substantially all of the assets of any geographic or other division or line of business but excluding (a) any assets manufactured, constructed or otherwise produced or purchased for sale to others in the ordinary course of business consistent with the past practices of Company and its Subsidiaries, (b) any accounts receivable sold by Company or any of its Subsidiaries in accordance with subsection 6.6(v), and (c) for purposes of this clause (iii) only, the assets of the Foreign Subsidiaries) of Company or any of its Subsidiaries having a value in excess of $10,000,000 or more; provided that any asset sale described in clause (iii) shall be deemed not to be an "Asset Sale" until the aggregate amount of all such sales by Company and its Subsidiaries occurring in any Fiscal Year equals or exceeds $100,000,000; provided, further, that any sale, transfer or other disposition described in clause (i) or (ii) shall be deemed not to be an "Asset Sale" with respect to any sale, transfer or other disposition by any Foreign Subsidiary of all or any of the stock of, or all or any of the assets of, any of its Subsidiaries so long as the proceeds of such sale, transfer or other disposition remain in the applicable territory of the United States of America or jurisdiction outside the United States of America and are used for purposes consistent with the business or operations of such

Foreign Subsidiary as previously conducted.

            "Assignment and Acceptance" means an Assignment and Acceptance, in substantially the form of Exhibit XI annexed hereto.

            "Bankers" has the meaning assigned to that term in the introduction to this Agreement.

            "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy" as now and hereafter in effect, or any successor statute.

            "Base Rate" means, at any time, the higher of (x) the Prime Rate or (y) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate.

            "Base Rate Loans" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

            "Bid Rate Loans" means Loans made by Lenders to Company pursuant to subsection 2.9.

            "Bid Rate Loan Agent" means Administrative Agent acting in the capacity of agent with respect to the Bid Rate Loans hereunder.

            "Bid Rate Loan Interest Payment Date" means, with respect to any Bid Rate Loan, the last day of the Bid Rate Loan Interest Period applicable to such Bid Rate Loan; provided that in the case of a Bid Rate Loan with a Bid Rate Loan Interest Period of 180 days "Bid Rate Loan Interest Payment Date" shall also include the 90-day anniversary of the commencement of that Bid
Rate Loan Interest Period.

            "Bid Rate Loan Interest Period" means, with respect to any Bid Rate Loans, the period commencing on the date such Bid Rate Loans are made and ending on a date 30, 60, 90 or 180 days thereafter, as Company may select as provided in subsection 2.9B. Notwithstanding the foregoing, (i) if any Bid Rate Loan Interest Period would otherwise end after the Revolving Loan Commitment Termination Date, such Bid Rate Loan Interest Period shall end on the Revolving Loan Commitment Termination Date, (ii) each Bid Rate Loan Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day, and (iii) notwithstanding clause (i) above, no Bid Rate Loan Interest Period for any Bid Rate Loans shall have a duration of less than 30 days and, if the Bid Rate Loan Interest Period for any Bid Rate Loans would otherwise be a shorter period, such Bid Rate Loans shall not be available hereunder.

            "Bid Rate Loan Notes" means the promissory notes of Company, substantially in the form of Exhibit VIII annexed hereto, issued in favor of one or more Lenders pursuant to subsection 2.9K to evidence the Bid Rate Loans.

            "Bid Rate Loan Quote" means an offer by a Lender to make Bid Rate Loans, substantially in the form of Exhibit VI annexed hereto, delivered to Administrative Agent by such Lender pursuant to subsection 2.9D.

            "Bid Rate Loan Quote Request" means a request by Company to each Lender to submit Bid Rate Loan Quotes, substantially in the form of Exhibit IV annexed hereto, delivered by Company to Administrative Agent pursuant to subsection 2.9B.

            "Bid Rate Loan Shortfall Amount" means the amount, if any, by which the amount of Bid Rate Loans requested in a Bid Rate Loan Quote Request exceeds the amount equal to (i) the aggregate amount of Bid Rate Loans offered in any Bid Rate Loan Quotes delivered by Lenders relating to such Bid Rate Loan Quote Request minus (ii) the amount of Bid Rate Loans so offered which are rejected in good faith by Company.

            "Bid Rate Loan Shortfall Date" means a proposed Funding Date of Bid Rate Loans in respect of which a Bid Rate Loan Shortfall Amount exists.

            "Business Day" means (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of New York or Ohio or is a day on which banking institutions located in such states are authorized or required by law or other governmental action to close and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the applicable interbank Eurodollar market.

            "Capital Lease", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP (subject to subsection 1.2 hereof), is accounted for as a capital lease on the balance sheet of that Person.

            "Cash" means money, currency or a credit balance in a Deposit
Account.

            "Cash Equivalents" means (i) marketable direct obligations issued or unconditionally guarantied by the United States Government or issued by any agency thereof and (a) backed by the full faith and credit of the United States or (b) having a rating of at least AAA from S&P or at least Aaa from Moody's, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any Lender or any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $250,000,000; (v) Eurodollar time deposits having a maturity of less than one year purchased directly from any Lender or any Affiliate of any Lender (whether such deposit is with such Lender or Affiliate or any other Lender);
(vi) repurchase agreements and reverse repurchase agreements with any Lender or any Affiliate of any Lender relating to marketable direct obligations issued or unconditionally guarantied by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; and (vii) shares of any money market mutual fund that (a) has at least a majority of its assets invested continuously in the types of investments referred to in clauses (i), (ii) and (vi) above (without regard to the requirement in said clause (vi) that the applicable repurchase agreements or reverse repurchase agreements be entered into with a Lender or an Affiliate of a Lender), and (b) has net assets of not less than $250,000,000.

            "Change of Control" means such time as a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than KKR and its Affiliates, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power of the then outstanding Voting Stock. For purposes of this definition of "Change of Control", (i) the term "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock of Company and (ii) the term "Voting Stock" means Capital Stock of any class or kind ordinarily (without regard to the occurrence of any contingency) having the power to vote for the election of directors of Company.

            "Co-Agent" and "Co-Agents" have the meanings assigned to those terms in the introduction to this Agreement.

            "Co-Documentation Agent" and "Co-Documentation Agents" have the meanings assigned to those terms in the introduction to this Agreement.

            "Commercial Letter of Credit" means any letter of credit or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by Company or any of its Subsidiaries in the ordinary course of business of Company or such Subsidiary.

            "Commodities Agreement" means any forward commodities contract, commodities option contract, commodities futures contract, commodities futures option, or similar agreement or arrangement.

            "Common Stock" means the common stock of Company, par value $.01 per share.

            "Company" has the meaning assigned to that term in the introduction to this Agreement.

            "Compliance Certificate" means a certificate substantially in the form annexed hereto as Exhibit X delivered to Lenders by Company pursuant to subsection 5.1(iii).

            "Consent Solicitation" means the solicitation by Company, from the holders of outstanding Existing Senior Debentures, of consents to certain amendments to the Existing Senior Debenture Indenture in accordance with the terms of the Senior Debenture Tender Offer Materials.

            "Consolidated Adjusted EBITDA" means, for any period, Consolidated

Net Income adjusted to exclude (without duplication) the effects of (i) Consolidated Interest Expense, (ii) provisions for taxes based on income,
(iii) depreciation expense, (iv) amortization expense, and (v) material non-recurring gains and losses, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

            "Consolidated Interest Expense" means, for any period, interest expense with respect to all outstanding Indebtedness (including, without limitation, net costs under Interest Rate Agreements and any such expense attributable to Capital Leases in accordance with GAAP) of Company and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP.

            "Consolidated Leverage Ratio" means, as at any date of determination, the ratio of (i) Consolidated Total Debt as of the last day of the most recent Fiscal Quarter in respect of which Company has delivered (or is then required to have (but has not yet) delivered) to Administrative Agent the financial statements required to be delivered pursuant to subsection 5.1(i) or (in the case of the last Fiscal Quarter of any Fiscal Year) subsection 5.1(ii) to (ii) Consolidated Pro Forma EBITDA (as hereinafter defined) for the four-Fiscal Quarter period ending on the last day of the applicable Fiscal Quarter under clause (i) above. As used in this definition, the term "Consolidated Pro Forma EBITDA" means, for purposes of calculating the Consolidated Leverage Ratio in respect of any four Fiscal-Quarter period, Consolidated Adjusted EBITDA for such period calculated on a pro forma basis after giving effect to any acquisitions of new Subsidiaries by Company or any of its Subsidiaries during such period as if such acquisitions had been consummated on the first day of such period.

            "Consolidated Net Income" means, for any period, the net income (or loss), before extraordinary items, of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP.

            "Consolidated Subsidiaries" means all Subsidiaries of Company other than the Foreign Subsidiaries.

            "Consolidated Total Debt" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Company and its Subsidiaries, all as determined on a consolidated basis in conformity with GAAP.

            "Contractual Obligation", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

            "Covered Tax" means any Tax that is not an Excluded Tax.

            "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

            "Deposit Account" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

            "Dollars" or the sign "$" means the lawful money of the United States of America.

            "Effective Date" means the date on or before June 30, 1997, on which all of the conditions set forth in subsection 3.1A are satisfied.

            "Eligible Assignee" means (A)(i) a commercial bank organized under the laws of the United States or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit as one of its businesses including, but not limited to, insurance companies, mutual funds and lease financing companies, in each case (under clauses (i) through (iv) above) that is reasonably acceptable to Agents; and
(B) any Lender and any Affiliate of any Lender; provided that no Affiliate of Company shall be an Eligible Assignee; provided further that, in order to be an Eligible Assignee, a Person must have at the time of determination unimpaired capital and surplus of not less than $100,000,000.

            "Environmental Laws" means any and all present and future laws, statutes, ordinances, rules, regulations, requirements, restrictions, permits, orders, and determinations of any governmental authority that have the force and effect of law, and that pertain to pollution (including hazardous or toxic substances), natural resources or the environment, whether federal, state, or local, domestic or foreign, including environmental response laws such as the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 and as the same may be further amended (collectively, "CERCLA").

            "Equity Offering" means the receipt by Company, in clearinghouse funds or same day funds, of not less than $300,000,000 of net proceeds from the issuance, on or prior to the Effective Date, of Common Stock in a registered public offering under the Securities Act.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any regulations promulgated thereunder.

            "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with Company or any of its Subsidiaries within the meaning of Section 414(b) or (c) of the Internal Revenue Code or (for purposes of Section 412 of the Internal Revenue Code and provisions of the Internal Revenue Code relating to said Section 412) Section 414(m) or (o) of the Internal Revenue Code.

            "ERISA Event" means any of the following events or occurrences if such event or occurrence would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) the failure by Company, any of its Subsidiaries or any ERISA Affiliate to make a required contribution to a Pension Plan; (ii) a withdrawal by Company, any of its Subsidiaries or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA), or a cessation of operation which is treated as such a withdrawal under Section 4062(e) of ERISA; (iii) a complete or partial withdrawal by Company, any of its Subsidiaries or any ERISA Affiliate from a Multiemployer Plan or the receipt by Company, any of its Subsidiaries or any ERISA Affiliate of notification that a Multiemployer Plan is in reorganization or is insolvent pursuant to Section 4241 or 4245 of ERISA; (iv) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate, in each case with respect to a Pension Plan or receipt by the Company, any of its Subsidiaries or any ERISA Affiliate of notice of any such event with respect to a Multiemployer Plan; (v) an event or condition which might reasonably be expected to constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or, to the knowledge of Company, any Multiemployer Plan; (vi) the imposition of any liability upon Company, any of its Subsidiaries or any ERISA Affiliate under Title IV of ERISA (other than with respect to PBGC premiums due but not delinquent under Section 4007 of ERISA) upon Company, any of its Subsidiaries or any ERISA Affiliate; (vii) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan; (viii) receipt from the Internal Revenue Service of notice of the failure of any Plan intended to qualify under Section 401(a) of the Internal Revenue Code to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any such Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (ix) the violation of any applicable foreign law, or an event or occurrence that is comparable to any of the foregoing events or occurrences, in either case with respect to a Plan that is not subject to regulation under ERISA by reason of Section 4(b)(4) of ERISA.

            "Eurodollar Rate Loans" means Loans bearing interest at rates determined by reference to the Adjusted Eurodollar Rate as provided in subsection 2.2A.

            "Event of Default" means each of the events set forth in Section
7.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

            "Exchange Rate" means, on any date when an amount expressed in a currency other than Dollars is to be determined with respect to any Letter of Credit, the spot rate of exchange (as published in the Wall Street Journal) in the New York foreign exchange market for the purchase of such currency in exchange for Dollars two Business Days prior to such date, expressed as a number of units of such currency per one Dollar.

            "Excluded Tax" means any of the following taxes, levies, imposts, duties, deductions, withholdings or charges, and all liabilities (including without limitation all penalties, interest and other additions to tax) with respect thereto: (i) Taxes imposed on the net income of a Lender, Co-Agent, Agent or Tax Transferee (including without limitation branch profits taxes, minimum taxes and taxes computed under alternative methods, at least one of which is based on net income (collectively referred to as "net income taxes")) by (A) the jurisdiction under the laws of which such Lender, Co-Agent, Agent or Tax Transferee is organized or any political subdivision thereof or (B) the jurisdiction of such Lender's, Tax Transferee's, Co-Agent's or Agent's applicable lending office or any political subdivision thereof or (C) any jurisdiction in which the Lender, Co-Agent, Agent or Tax Transferee is doing business (other than solely by virtue of being a Lender under this Agreement),
(ii) any Taxes to the extent that they are in effect and would apply to a payment to such Lender, Co-Agent or Agent, as applicable, as of the Effective Date, or as of the date such Person becomes a Lender, in the case of any assignee pursuant to subsection 9.2, (iii) any Taxes that are in effect and would apply to a payment to a Tax Transferee as of the date of acquisition of any Loans by such Tax Transferee or the date of the change of lending office of such Tax Transferee, as the case may be (provided, however, that a Person shall not be considered a Tax Transferee for purposes of this clause (iii) as a result of a change of its lending office or the taking of any other steps pursuant to subsection 2.6J), (iv) with respect to any Taxes for which any credit or other Tax benefit, in the reasonable good faith judgment of such Lender, Tax Transferee, Co-Agent or Agent, as the case may be, is available to such Lender, Tax Transferee, Co-Agent or Agent, as applicable, as a result thereof and is allocable to the transactions contemplated by this Agreement, the amount of such credit or other Tax benefit or (v) any Taxes that would not have been imposed but for (A) the failure by such Agent, Co-Agent, Lender or Tax Transferee, as applicable, to provide and keep current any certification or other documentation required to qualify for an exemption from or reduced rate of any Tax (unless such failure results from a change in applicable law after the Effective Date or the date of the applicable Assignment and Acceptance, as the case may be, which precludes such Agent, Co-Agent, Lender or Tax Transferee, as applicable, from qualifying for such exemption or reduced rate) or (B) the gross negligence or willful misconduct of such Agent, Co-Agent, Lender or Tax Transferee.

            "Existing Credit Agreement" has the meaning assigned to that term in the Recitals to this Agreement.

            "Existing Lender Consent" means that certain Consent Regarding Release of Pledged Collateral and O-I Subsidiary Guaranty, Amendment of Indentures and Issuance of New Senior Notes dated May 9, 1997 and executed by Company, by "Administrative Agent" and "Collateral Agent" (as such terms are defined in the Existing Credit Agreement), and by Existing Lenders constituting "Requisite Lenders" under the Existing Credit Agreement.

            "Existing Lenders" has the meaning assigned to that term in the Recitals to this Agreement.

            "Existing Revolving Loans" means "Revolving Loans" (as defined in the Existing Credit Agreement) of Existing Lenders outstanding on the Effective Date.

            "Existing Senior Debentures" means the 11% Senior Debentures due 2003 of Company in an aggregate original principal amount of $1,000,000,000 issued pursuant to the Existing Senior Debenture Indenture, as such Senior Debentures may have been and may hereafter be amended, supplemented or otherwise modified from time to time.

            "Existing Senior Debenture Indenture" means the Indenture dated as of December 15, 1991 among Company, as issuer, Owens-Illinois Group, Inc., as guarantor, and The Bank of New York, as indenture trustee, as such Indenture may have been and may hereafter be amended, supplemented or otherwise modified from time to time.

            "Existing Subordinated Notes" means each of Company's (i) 10-1/4% Senior Subordinated Notes Due April 1, 1999 in the aggregate principal amount of $250,000,000, (ii) 10-1/2% Senior Subordinated Notes Due June 15, 2002 in the aggregate principal amount of $150,000,000, (iii) 10% Senior Subordinated Notes Due August 1, 2002 in the aggregate principal amount of $250,000,000,
(iv) 9-3/4% Senior Subordinated Notes Due August 15, 2004 in the aggregate principal amount of $200,000,000 and (v) 9.95% Senior Subordinated Notes Due October 15, 2004 in the aggregate principal amount of $100,000,000, in each case issued pursuant to the Existing Subordinated Note Indenture, as such Senior Subordinated Notes may be amended, supplemented or otherwise modified from time to time after the Effective Date.

            "Existing Subordinated Note Indenture" means the Indenture dated as of April 1, 1992 among Company, as issuer, and the Existing Subordinated Note Trustee, as supplemented to the date hereof and as such Indenture may be amended, supplemented or otherwise modified from time to time after the Effective Date.

            "Existing Subordinated Note Trustee" means Harris Trust and Savings Bank, as indenture trustee for the Existing Subordinated Notes, and its successors.

            "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent.
            "Fiscal Quarter" means a fiscal quarter of any Fiscal Year.

            "Fiscal Year" means the fiscal year of Company and its Consolidated Subsidiaries ending on December 31 of each calendar year.

            "Foreign Entity" means any Subsidiary or Joint Venture of Company more than 80% of the sales, earnings or assets (determined on a consolidated basis) of which are located or derived from operations outside of the United States of America.

            "Foreign Subsidiary" means any Subsidiary or Joint Venture of Company identified as such on Schedule A annexed to the Existing Credit Agreement and, in addition, any Subsidiary or Joint Venture acquired, incorporated or otherwise established by Company after the Closing Date (as defined in the Existing Credit Agreement) which is organized under the laws of a jurisdiction other than the United States of America or any State thereof and more than 80% of the sales, earnings or assets (determined on a consolidated basis) of which are located or derived from operations in territories of the United States of America and jurisdictions outside the United States of America.

            "Funding and Payment Office" means the office of Administrative Agent located at One Bankers Trust Plaza, New York, New York.

            "Funding Date" means the date of the funding of a Loan.

            "GAAP" means, subject to the provisions of subsection 1.2, generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

            "Governmental Authorization" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any foreign, federal, state or local governmental authority, agency or court.

            "Hazardous Materials" means any substance that is defined or listed as a hazardous or toxic substance under any present or future Environmental Law or that is otherwise regulated or prohibited or subject to investigation or remediation under any present or future Environmental
Law because of its hazardous or toxic properties, including (i) any substance that is a "hazardous substance" under CERCLA (as defined in the definition of "Environmental Laws") and (ii) petroleum wastes or products.

            "Indebtedness", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases which is properly classified as a liability on a balance sheet in conformity with GAAP (subject to subsection 1.2 hereof), (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) the amount of all honored but unreimbursed drawings under letters of credit, (v) any obligation owed for all or any part of the deferred purchase price of property or services, which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, and (vi) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; provided, however, that with respect to any indebtedness of the type described in the foregoing clause (vi) which has not been assumed by that Person or is otherwise nonrecourse to the credit of that Person, the amount of such indebtedness shall be deemed to be the lesser of the outstanding principal amount of such indebtedness and the fair market value of the property or assets of such Person securing such indebtedness.

            "Interest Payment Date" means, with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of each Interest Period of six months or longer, "Interest Payment Date" shall also include each three-month anniversary of the commencement of that Interest Period.

            "Interest Period" means any interest period applicable to a Eurodollar Rate Loan as determined pursuant to subsection 2.2B.

            "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement.

            "Interest Rate Determination Date" means each date for calculating the Adjusted Eurodollar Rate for purposes of determining the interest rate in respect of an Interest Period. The Interest Rate Determination Date shall be the second Business Day prior to the first day of the related Interest Period.

            "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

            "Investment", as applied to any Person, means any direct or indirect purchase or other acquisition by that Person of, or of a beneficial interest in, stock or other Securities of any other Person (other than a Person that prior to such purchase or acquisition was, or as a result of such purchase or acquisition becomes, a Subsidiary of Company), or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by that Person to any other Person other than a Subsidiary of Company, including all indebtedness and accounts receivable from that other Person which are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost (which shall not include
(i) the amount of any Indebtedness of the Person that is the subject of such Investment that is assumed by the Person making such Investment or (ii) the value of any Common Stock issued as all or a portion of the consideration payable in connection with such Investment) or, in the case of an Investment consisting of non-cash consideration received in connection with an Asset Sale or other sale of assets, the original value of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

            "Invitation for Bid Rate Loan Quotes" means an invitation to each Lender to submit a Bid Rate Loan Quote, substantially in the form of Exhibit V annexed hereto, delivered by Administrative Agent to such Lender pursuant to subsection 2.9C with respect to a Bid Rate Loan Quote Request.

            "Issuing Lender" means, with respect to any Letter of Credit, the Lender which agrees or is otherwise obligated to issue such Letter of Credit, determined as provided in subsection 2.8C.

            "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that, as to any such arrangement in corporate form, such corporation shall not, as to any Person of which such corporation is a Subsidiary, be considered to be a Joint Venture to which such Person is a party.

            "KKR" means Kohlberg Kravis Roberts & Co., L.P., a Delaware limited partnership.

            "Lender" and "Lenders" have the meanings assigned to those terms in the introduction to this Agreement and shall include each Agent and Co-Agent in their respective individual capacities; provided that "Lender" and "Lenders" shall also include the successors and permitted assigns of Lenders pursuant to subsection 9.2B.

            "Letter of Credit" or "Letters of Credit" means Commercial Letters of Credit an Standby Letters of Credit issued or to be issued by Issuing Lenders for the account of Company pursuant to subsection 2.8.

            "Letter of Credit Usage" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding plus (ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Lenders and not theretofore reimbursed by Company. For purposes of this definition, any amount described in clause (i) or (ii) of the preceding sentence which is denominated in a currency other than Dollars shall be valued based on the applicable Exchange Rate for such currency as of the applicable date of determination.

            "Lien" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any other agreement intended to create any of the foregoing.

            "Loan" or "Loans" means one or more of the Revolving Loans or the Bid Rate Loans or any combination thereof.

            "Loan Documents" means this Agreement, the Notes, the Overdraft Agreement and the Letters of Credit.

            "Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

            "Material Adverse Effect" means (i) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of Company and its Subsidiaries, taken as a whole, or (ii) a material adverse effect on the ability of Company and its Subsidiaries, taken as a whole, to perform, or of any Agent, Co-Agent or Lender to enforce, the Obligations.

            "Material Subsidiary" means each Subsidiary of Company now existing or hereafter acquired or formed by Company which (x) for the most recent Fiscal Year of Company, accounted for more than 5% of the consolidated revenues of Company or (y) as at the end of such Fiscal Year, was the owner of more than 5% of the consolidated assets of Company.

            "Moody's" means Moody's Investors Service, Inc.

            "Multiemployer Plan" means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, with respect to which Company, any of its Subsidiaries or any ERISA Affiliate may have liability.

            "New Senior Notes" means, collectively, the 7.85% Senior Notes due 2004 of Company in an aggregate original principal amount of $300,000,000 and the 8.10% Senior Notes due 2007 of Company in an aggregate original principal amount of $300,000,000, each issued pursuant to the New Senior Note Indenture, as such Senior Notes may be amended, supplemented or otherwise modified from time to time after the Effective Date.

            "New Senior Note Indenture" means the Indenture dated as of May 15, 1997, between Company, as issuer, and The Bank of New York, as trustee, as such Indenture may be amended, supplemented or otherwise modified from time to time after the Effective Date.

          "Notes" means one or more of the Revolving Notes or the Bid Rate Loan Notes or any combination thereof.

            "Notice of Bid Rate Loan Borrowing" has the meaning assigned to that term in subsection 2.9F.

            "Notice of Borrowing" means a notice substantially in the form of
Exhibit I annexed hereto with respect to a proposed borrowing.

            "Notice of Conversion/Continuation" means a notice substantially in the form of Exhibit III annexed hereto with respect to a proposed conversion or continuation.

            "Notice of Issuance of Letter of Credit" means a notice substantially in the form of Exhibit II annexed hereto with respect to the proposed issuance of a Letter of Credit.

            "Obligations" means all obligations of every nature of Company from time to time owed to Agents, Co-Agents or Lenders or any of them under or in respect of this Agreement, the Notes, the Letters of Credit or the Overdraft Agreement.

            "Officers' Certificate" means, as applied to any corporation, a certificate executed on behalf of such corporation by its Chairman of the Board (if an officer) or its President or one of its Vice Presidents, and by its Chief Financial Officer, its Treasurer or any of its Assistant Treasurers; provided, that any Officers' Certificate required to be delivered by Company on the Effective Date may be executed on behalf of Company by any one of the foregoing officers; provided, further, that every Officers' Certificate with respect to the compliance with a condition precedent to the making of any Loans hereunder shall include (i) a statement that the officer or officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto,
(ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

            "Overdraft Account" means the account established by Company with Administrative Agent and referenced in the Overdraft Agreement.
            "Overdraft Agreement" means the Overdraft Agreement executed and delivered by Company and Administrative Agent on the Effective Date, in substantially the form of Exhibit IX annexed hereto, and any successor Overdraft Agreement executed and delivered by Company and any successor Administrative Agent pursuant to subsection 8.6, as any such Overdraft Agreement may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time.

            "Overdraft Amount" means, as at any date of determination, the aggregate amount of outstanding overdrafts charged to the Overdraft Account.

            "PBGC" means the Pension Benefit Guaranty Corporation (or any successor thereto).

            "Pension Plan" means a "pension plan", as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), with respect to which Company, any of its Subsidiaries or any ERISA Affiliate may have any liability.

            "Permitted Encumbrances" means the following types of Liens:

            (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not at the time required by subsection 5.3;

            (ii) Statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP (subject to subsection 1.2) shall have been made therefor;

            (iii) Liens (other than any Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

            (iv) Any attachment or judgment Lien not constituting an Event of Default under subsection 7.8;

            (v) Leases, subleases or licenses of occupancy granted to others not interfering in any material respect with the business of Company and its Subsidiaries, taken as a whole;

            (vi) Easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Company and its Subsidiaries, taken as a whole;

            (vii) Any (a) interest or title of a lessor under any lease, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease;

            (viii) Liens arising from UCC financing statements regarding leases permitted by this Agreement;

            (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

            (x) Liens incurred in the ordinary course of business encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of Company and its Subsidiaries (excluding deposits securing the repayment of Indebtedness);

            (xi) Liens encumbering customary initial deposits and margin deposits securing obligations under Interest Rate Agreements, Currency Agreements and Commodities Agreements, and other Liens incurred in the ordinary course of business and which are within the general parameters customary in the industry securing obligations under Commodities Agreements; and

            (xii) Liens securing reimbursement obligations under Commercial Letters of Credit or bankers' acceptance facilities, which Liens encumber documents and other property to be acquired by drawings under such Commercial Letters of Credit or drafts accepted under such bankers' acceptance facilities.

            "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

            "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which Company or any of its Subsidiaries sponsors or maintains, or to which Company or any of its Subsidiaries makes, is making or is obligated to make contributions, or to which Company or any of its Subsidiaries may have any liability, and includes any Pension Plan.

            "Potential Event of Default" means a condition or event which, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

            "Prime Rate" means the rate which Bankers announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Bankers may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

            "Pro Rata Share" means, with respect to each Lender, the percentage designated as such Lender's Pro Rata Share set forth opposite the name of such Lender on Part II of Schedule A annexed hereto, as such percentages shall be adjusted from time to time to give effect to any assignments permitted pursuant to subsection 9.2. The sum of the Pro Rata Shares of all Lenders at any date of determination shall equal 100%.

            "Reference Lenders" means Bankers and BofA.

            "Refinancing" means (i) the consummation of the Equity Offering,
(ii) the issuance, if any, of the New Senior Notes, (iii) the increase in the Revolving Loan Commitments effected pursuant to this Agreement, (iv) the consummation, if any, of the Senior Debenture Tender Offer and the Consent Solicitation, and (v) the Subordinated Note Redemption, if any.

            "Register" has the meaning assigned to that term in subsection
2.1E.

            "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time.

            "Reporting Unit" means each of the units of the operations of Company, as set forth on Schedule D annexed hereto, as such Schedule D may hereafter be amended, supplemented or modified from time to time by Company.

            "Requisite Lenders" means Lenders having more than 50% of the aggregate Revolving Loan Commitments or, if the Revolving Loan Commitments have been terminated, Lenders holding more than 50% of the sum of (i) the aggregate outstanding principal amount of the Revolving Loans plus (ii) the aggregate outstanding principal amount of the Bid Rate Loans plus (iii) the aggregate Pro Rata Shares of the Letter of Credit Usage.

            "Responsible Officer" means any of the chief executive officer, the president, any vice president, the chief financial officer, the comptroller, the treasurer or any assistant treasurer of Company.

            "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company now or hereafter outstanding, and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company now or hereafter outstanding.

            "Revolving Loan Commitment" or "Revolving Loan Commitments" means the commitment or commitments of a Lender or Lenders to make Revolving Loans as set forth in subsection 2.1A.

            "Revolving Loan Commitment Termination Date" means December 31,
2001.

            "Revolving Loans" means the Loans made by Lenders to Company pursuant to subsection 2.1A.

            "Revolving Notes" means the promissory notes of Company substantially in the form of Exhibit VII annexed hereto, issued in favor of Lenders pursuant to subsection 2.1E(iv) to evidence the Revolving Loans, as they may be amended, supplemented or otherwise modified from time to time.

            "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

            "Securities" means any stock, shares, voting trust certificates, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

            "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

            "Senior Debenture Tender Offer" means the offer by Company to repurchase up to 100% of the outstanding Existing Senior Debentures pursuant to the Senior Debenture Tender Offer Materials.

            "Senior Debenture Tender Offer Materials" means the Offer to Purchase and Consent Solicitation Statement dated April 25, 1997, as amended or supplemented (if at all), relating to the Senior Debenture Tender Offer and the Consent Solicitation.

            "Standby Letter of Credit" means any standby letter of credit or similar instrument issued for the purpose of supporting (i) Indebtedness incurred by any Foreign Subsidiary or Foreign Entity or any Joint Venture to which Company or any of its Consolidated Subsidiaries is a party for working capital and general business purposes, (ii) obligations of Company or any of its Consolidated Subsidiaries with respect to capital calls or similar requirements in respect of Joint Ventures to which Company or such Consolidated Subsidiary is a party, (iii) workers compensation liabilities of Company or any of its Consolidated Subsidiaries, (iv) the obligations of third party insurers of Company or any of its Consolidated Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers, (v) Indebtedness of Company or any of its Consolidated Subsidiaries in respect of industrial revenue or development bonds or financings, (vi) obligations with respect to leases of Company or any of its Consolidated Subsidiaries, (vii) obligations of Company or any of its Consolidated Subsidiaries imposed by statute or by a court of competent jurisdiction to post appeal bonds or other security in connection with litigation appeals, and other performance, payment, deposit or surety obligations of Company or any of its Consolidated Subsidiaries, in any such other case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry,
(viii) obligations of Owens Insurance Limited with respect to certain self insurance and reinsurance programs, including obligations under insurance treaties, or (ix) other obligations of Company for which letter of credit support would be used in the ordinary course of Company's business consistent with its past practices or otherwise consistent with custom and practice in the industry.

            "Subordinated Note Redemption" means the redemption of up to 100% of each series of the Existing Subordinated Notes.

            "Subsidiary" means any corporation, association or other business entity of which more than 50% of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof.

            "Syndication Agent" has the meaning assigned to that term in the introduction to this Agreement.

            "Tax" or "Taxes" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided that "Tax on the overall net income" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located on all or part of the net income, profits or gains of that Person (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise).

            "Tax Transferee" means any Person who acquires any interest in the Loans (whether or not by operation of law) or the office to which a Lender, Co-Agent or Agent has transferred its Loans for purposes of determining where the Loans are made, accounted for or booked.
            "Total Utilization of Revolving Loan Commitments" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans plus (ii) the aggregate principal amount of all outstanding Bid Rate Loans plus (iii) the Letter of Credit Usage plus (iv) the Overdraft Amount.

            "Unfunded Pension Liability" means, with respect to any Pension Plan, the amount of unfunded benefit liabilities of such Pension Plan as defined in Section 4001(a)(18) of ERISA.

            1.2 Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement; Change in Accounting Principles

            Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP as in effect from time to time, and all calculations in connection with the financial covenants, standards or terms found in Sections 1, 5 and 6 hereof (collectively, "Calculations") shall utilize accounting principles and policies in conformity with GAAP as in effect from time to time; provided that, in the event there is a change in accounting principles and policies that would result in a change in the method of performing any Calculations as described in subsection 9.9, such change shall not be given effect for purposes of any Calculations until such time as Company and Lenders complete the negotiations provided for in subsection 9.9. Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (i), (ii) and (x) of subsection 5.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and, if necessary, delivered together with the written statements provided for in subsection 5.1(iv)).

            1.3  Other Definitional Provisions; Anniversaries

            References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. For purposes of this Agreement, a monthly anniversary of a specified date shall occur on the same day of the applicable month as the day of the month on which such date occurred; provided that if there is no numerically corresponding day in the applicable month to the day of the month on which such date occurred, the monthly anniversary of such date shall be the last day of the applicable month.


                             SECTION 2

     AMOUNT AND TERMS OF REVOLVING LOAN COMMITMENTS AND LOANS;
NOTES

            2.1  Revolving Loans; Overdraft Account

            A. Revolving Loan Commitments. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, (i) each Existing Lender hereby severally agrees to maintain its Existing Revolving Loans (which shall be treated as Revolving Loans for all purposes of this Agreement and the other Loan Documents) and (ii) each Lender hereby severally agrees, subject to the limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, to make additional Revolving Loans to Company from time to time during the period from the Effective Date to but excluding the Revolving Loan Commitment Termination Date, in an amount at any one time outstanding (including any Existing Revolving Loans of such Lender) not exceeding its Pro Rata Share of the aggregate Revolving Loan Commitments (as defined below) to be used for the purposes identified in subsection 2.5A. Each Lender's commitment to maintain and/or make Revolving Loans to Company pursuant to this subsection 2.1A is herein called its "Revolving Loan Commitment" and such commitments of all Lenders in the aggregate are herein called the "Revolving Loan Commitments". The initial amount of each Lender's Revolving Loan Commitment is set forth on Schedule A annexed hereto and the aggregate initial amount of the Revolving Loan Commitments is $3,000,000,000. Each Lender's Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans shall be paid in full no later than that date. The amount of the Revolving Loan Commitments shall be reduced by the amount of all reductions thereof made pursuant to subsection 2.4F through the date of determination. In no event shall the aggregate principal amount of the Revolving Loans from any Lender outstanding at any time (including any Existing Revolving Loans of such Lender) exceed its Revolving Loan Commitment then in effect.

            Notwithstanding the foregoing provisions of this subsection 2.1A and the provisions of subsection 2.1B, the amount otherwise available to be borrowed or maintained as Revolving Loans under the Revolving Loan Commitments as of any time of determination (other than (x) to repay Bid Rate Loans and accrued and unpaid interest thereon, (y) to reimburse any Issuing Lender for the amount of any drawings under any Letters of Credit honored by such Issuing Lender and not theretofore reimbursed by Company, and (z) to repay overdrafts charged to the Overdraft Account) shall be reduced by an amount equal to the sum of (a) the principal amount of all outstanding Bid Rate Loans plus (b) the Letter of Credit Usage plus (c) the Overdraft Amount as of such time of determination.

Subject to subsection 2.6D, all Revolving Loans made under this Agreement on or after the Effective Date shall be made by Lenders simultaneously and proportionately to their Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make Revolving Loans hereunder nor shall the Revol-ving Loan Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender's obligation to make Revolving Loans hereunder. Subject to the limitations set forth in this Agreement, amounts borrowed by Company under this subsection 2.1A may be repaid and, to but excluding the Revolving Loan Commitment Termination Date, reborrowed. Revolving Loans (other than Revolving Loans in respect of a Bid Rate Loan Shortfall Amount, which shall be in the amount of such Bid Rate Loan Shortfall Amount) made on any Funding Date shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount.
            B. Overdraft Account. Lenders agree that Company and Administrative Agent may establish and maintain the Overdraft Account to be established pursuant to the Overdraft Agreement; provided that (i) the aggregate amount of extensions of credit outstanding with respect to the Overdraft Account shall not exceed at any time $50,000,000 and (ii) the aggregate amount of extensions of credit outstanding with respect to the Overdraft Account at any time shall not exceed the Revolving Loan Commitments reduced by the sum of the aggregate principal amount of Revolving Loans and Bid Rate Loans and the Letter of Credit Usage at such time. Notwithstanding anything contained in this Agreement to the contrary (but subject, however, to the limitations set forth in subsection 2.1A with respect to the making of Revolving Loans), Lenders and Company further agree that Administrative Agent at any time in its sole and absolute discretion may, upon notice to Company and Lenders, require each Lender (including Administrative Agent) on one Business Day's notice to make a Revolving Loan in an amount equal to that Lender's Pro Rata Share of the Overdraft Amount and all accrued and unpaid interest thereon or, in the sole and absolute discretion of Administrative Agent, require each other Lender to purchase a participation in amounts due with respect to the Overdraft Account in an amount equal to that Lender's Pro Rata Share of the Overdraft Amount and all accrued and unpaid interest thereon; provided, however, that the obligation of each Lender to make each such Revolving Loan or to purchase each such participation with respect to any extension of credit included in the Overdraft Amount is subject to the condition that at the time such extension of credit under the Overdraft Agreement was made (A) the duly authorized officer of Administrative Agent responsible for the administration of Administrative Agent's credit relationship with Company believed in good faith that (i) no Event of Default had occurred and was continuing or (ii) any Event of Default that had occurred and was continuing had been waived by Requisite Lenders (or, if applicable under subsection 9.7, all Lenders) at the time such extension of credit under the Overdraft Agreement was made or (B) such Lender had actual knowledge, by receipt of the statements required pursuant to subsection 5.1 or otherwise, that an Event of Default had occurred and was continuing and remained unwaived by Requisite Lenders (or, if applicable under subsection 9.7, all Lenders) at the time such extension of credit under the Overdraft Agreement was made and failed to notify Administrative Agent in writing on or prior to the date of such extension of credit (which notice shall be effective as of the date of receipt by Administrative Agent). In the case of Revolving Loans made by Lenders other than Administrative Agent under the immediately preceding sentence, each such Lender shall make the amount of its Revolving Loan available to Administrative Agent, in same day funds, at the Funding and Payment Office not later than 1:00 P.M. (New York time) on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Loans shall be immediately delivered to Administrative Agent (and not to Company) and applied to repay the Overdraft Amount. On the day such Revolving Loans are made, Administrative Agent's Pro Rata Share of the Overdraft Amount being refunded shall be deemed to be paid with the proceeds of a Revolving Loan made by Administrative Agent and such portion of the Overdraft Amount deemed to be so paid shall no longer be outstanding. Company authorizes Administrative Agent to charge Company's accounts with Administrative
Agent (up to the amount available in each such account) in order to immediately pay Administrative Agent the amount of the Overdraft Amount to be refunded to the extent amounts received from Lenders, including amounts deemed to be received from Administrative Agent, are not sufficient to repay in full the Overdraft Amount to be refunded; provided that Administrative Agent shall give Company notice of such charges prior thereto or as soon as reasonably practicable thereafter. Each Revolving Loan made in accordance with the foregoing shall be made as a Base Rate Loan. If any portion of any such amount paid to Administrative Agent should be recovered by or on behalf of Company from Administrative Agent in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by subsection 9.6.

In the event that Administrative Agent requires the other Lenders to purchase participations in amounts due with respect to the Overdraft Account, payment for such participations shall be made directly to Administrative Agent at the Funding and Payment Office not later than 1:00 P.M. (New York time) on the Business Day next succeeding the date notice to purchase such participations is given. Except as provided above in this subsection 2.1B and except for the satisfaction of the conditions specified in subsection 3.1, each Lender's obligation to make Revolving Loans pursuant to this subsection 2.1B and to purchase participations in amounts due with respect to the Overdraft Account pursuant to this subsection 2.1B shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Administrative Agent, Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of an Event of Default or a Potential Event of Default; (iii) any adverse change in the condition (financial or otherwise) of Company; (iv) any breach of this Agreement by Company or any other Lender; or (v) any other circumstance, happening, or event whatsoever, whether or not similar to any of the foregoing; provided that in the event that the obligations of Lenders to make Revolving Loans are terminated in accordance with Section 7, Lenders shall thereafter only be obligated to purchase participations in amounts due with respect to the Overdraft Account as provided in this subsection 2.1B. In the event that any Lender fails to make available to Administrative Agent the amount of any of such Lender's Revolving Loans required to be made pursuant to this subsection 2.1B or the amount of any participations in amounts due with respect to the Overdraft Account which are required to be purchased from Administrative Agent by such Lender pursuant to this subsection 2.1B, Administrative Agent shall be entitled to recover such amount on demand from such Lender together with interest at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate.

Nothing in this subsection 2.1B shall be deemed to prejudice the right of any Lender to recover from Administrative Agent any amounts made available by such Lender to Administrative Agent pursuant to this subsection 2.1B in respect of any extension of credit by Administrative Agent under the Overdraft Agreement in the event that it is determined by a court of competent jurisdiction that such extension of credit by Administrative Agent constituted gross negligence or willful misconduct on the part of Administrative Agent.

            Any notice given by Administrative Agent to Lenders pursuant to the immediately preceding paragraph shall be concurrently given by Administrative Agent to Company or its designated representative.

            C. Notice of Borrowing. Whenever Company desires that Lenders make Revolving Loans under subsection 2.1A, it shall deliver to Administrative Agent a Notice of Borrowing no later than 12:00 Noon (New York time) on the proposed Funding Date in the case of Base Rate Loans to be made on a Bid Rate Loan Shortfall Date in an aggregate amount not to exceed the applicable Bid Rate Loan Shortfall Amount or at least one Business Day in advance of the proposed Funding Date in the case of any other Base Rate Loan or three Business Days in advance of the proposed Funding Date in the case of a Eurodollar Rate Loan. The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount of the proposed Loans; provided that in the case of a Notice of Borrowing delivered on a Bid Rate Loan Shortfall Date requesting Base Rate Loans to be made as Revolving Loans on such Bid Rate Loan Shortfall Date, the amount of such proposed Revolving Loans may not exceed the Bid Rate Loan Shortfall Amount in respect of such Bid Rate Loan Shortfall Date, (iii) whether such Revolving Loans are initially to consist of Base Rate Loans or Eurodollar Rate Loans or a combination thereof, and (iv) if such Revolving Loans, or any portion thereof, are initially to be Eurodollar Rate Loans, the amounts thereof and the initial Interest Periods therefor; and such Notice of Borrowing shall further certify that subsection 3.2B is satisfied on and as of that Funding Date; provided that the minimum amount of Eurodollar Rate Loans with a particular Interest Period included as a portion of any such combination, if any, shall be $10,000,000 and integral multiples of $1,000,000 in excess of that amount. Revolving Loans may be continued as or converted into Base Rate Loans and Eurodollar Rate Loans in the manner provided in subsection 2.2D. In lieu of delivering the above-described Notice of Borrowing, Company may give Administrative Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Administrative Agent on or prior to the Funding Date of the requested Revolving Loans.

            Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above which Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Company or for otherwise acting in good faith under this subsection 2.1C and upon funding of Revolving Loans by any Lender in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected Revolving Loans hereunder.

            Except as provided in subsection 2.6D, a Notice of Borrowing for a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing in accordance therewith, unless Company pays to Lenders such amounts as may be due under subsection 2.6E for failure of a borrowing of a Eurodollar Rate Loan to occur on the date specified therefor in a Notice of Borrowing (or telephonic notice in lieu thereof).

            D. Disbursement of Funds. Promptly after receipt of a Notice of Borrowing pursuant to subsection 2.1C (or telephonic notice in lieu thereof) or the deemed receipt of a Notice of Borrowing pursuant to subsection 2.8D, Administrative Agent shall notify each Lender of the proposed borrowing if the Loan to be made pursuant to such proposed borrowing will be a Revolving Loan. Each Lender shall make the amount of its Revolving Loan available to Administrative Agent, in same day funds, at the Funding and Payment Office not later than 12:00 noon (New York time) on the Funding Date. Except as provided in subsection 2.1B with respect to the repayment of the Overdraft Amount and accrued and unpaid interest thereon, and in subsection 2.8D with respect to the reimbursement of amounts drawn under Letters of Credit, upon satisfaction or waiver of the conditions precedent specified in subsections 3.1 and 3.2, Administrative Agent shall make the proceeds of such Loans available to Company on such Funding Date by causing an amount of same day funds equal to the proceeds of all such Loans received by Administrative Agent to be credited to the account of Company at such office of Administrative Agent.

            Unless Administrative Agent shall have been notified by any Lender prior to any Funding Date that such Lender does not intend to make available to Administrative Agent such Lender's Loan on such Funding Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Funding Date and Administrative Agent in its sole discretion may, but shall not be obligated to, make available to Company a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Company, and Company shall immediately pay such corresponding amount to Administrative Agent. Nothing in this subsection 2.1D shall be deemed to relieve any Lender from its obligation to fulfill its Revolving Loan Commitment hereunder or to prejudice any rights which Company may have against any Lender as a result of any default by such Lender hereunder.

            E.  The Register; Notes.

            (i) Administrative Agent shall maintain, at its address referred to in subsection 9.10, a register for the recordation of the names and addresses of Lenders and the Revolving Loan Commitments and Loans of each Lender from time to time (the "Register"). Company, Agents, Co-Agents and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Company, Syndication Agent, Co-Documentation Agents, Co-Agents or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (ii) Administrative Agent shall record in the Register the Revolving Loan Commitments and the Loans from time to time of each Lender and each repayment or prepayment in respect of the principal amount of the Loans of each Lender. Any such recordation shall be conclusive and binding on Company and each Lender, absent manifest or demonstrable error; provided that failure to make any such recordation, or any error in such recordation, shall not affect Company's Obligations in respect of the applicable Loans.
            (iii) Each Lender shall record on its internal records (including, without limitation, any promissory note described in subsection 2.1E(iv)) the amount of each Loan made by it and each payment in respect thereof; provided that in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern, absent manifest or demonstrable error.

            (iv) If so requested by any Lender by written notice to Company (with a copy to Administrative Agent) at least two Business Days' prior to the Effective Date or at any time thereafter, Company shall execute and deliver to such Lender (and/or, if so specified in such notice, any Person who is an assignee of such Lender pursuant to subsection 9.2 hereof) on the Effective

Date (or, if such notice is delivered after the Effective Date, promptly after Company's receipt of such notice) a promissory note or promissory notes to evidence such Lender's Revolving Loans or Bid Rate Loans, substantially in the form of Exhibit VII or Exhibit VIII hereto, respectively.

            2.2  Interest on the Revolving Loans

            A.   Rate of Interest.

            The Revolving Loans shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Adjusted Eurodollar Rate. The Bid Rate Loans shall bear interest as provided in subsection 2.9. Except to the extent that this Agreement specifically provides that certain Revolving Loans must be made at the Base Rate, the applicable basis for determining the rate of interest with respect to Revolving Loans shall be selected by Company at the time a Notice of Borrowing is given pursuant to subsection 2.1C (or is deemed to be given pursuant to subsection 2.8D) or at the time a Notice of Conversion/Continuation is given pursuant to subsection 2.2D. If on any day a Revolving Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the basis for determining the rate of interest, then for that day that Revolving Loan shall bear interest determined by reference to the Base Rate.

            Revolving Loans shall bear interest through maturity as follows:

            (i)  if a Base Rate Loan, then at the Base Rate per annum; or

            (ii) if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate plus the Applicable Eurodollar Margin per annum.

            B.  Interest Periods.

            In connection with each Eurodollar Rate Loan, Company shall elect an interest period (each an "Interest Period") to be applicable to such Loan, which Interest Period shall be either a one, two, three, six, nine or twelve month period; provided that:

            (i) the initial Interest Period for any Eurodollar Rate Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a Eurodollar Rate Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a Eurodollar Rate Loan;

          (ii) in the case of immediately successive Interest Periods applicable to a Eurodollar Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

            (iii) if an Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

            (iv) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

            (v) no Interest Period shall extend beyond the Revolving Loan Commitment Termination Date;

            (vi) there shall be no more than 20 Interest Periods outstanding at any time;

            (vii) in the event Company fails to specify an Interest Period in the applicable Notice of Borrowing or Notice of Conversion/Continuation, Company shall be deemed to have selected an Interest Period of one month; and

            (viii) there shall be no Interest Period of nine or twelve months unless Administrative Agent, after consultation with Lenders, has determined in good faith based on prevailing conditions in the Eurodollar market on any date of determination that U.S. dollar deposits are offered by each Lender to first class banks in the Eurodollar market for a comparable maturity.

            C. Interest Payments. Subject to subsection 2.2E, interest shall be payable on the Loans (other than Bid Rate Loans, interest on which shall be payable as provided in subsection 2.9J) as follows:

            (i) interest on each Base Rate Loan shall be payable in arrears on and to each March 15, June 15, September 15, and December 15 of each year, commencing June 15, 1997, and at maturity; and

            (ii) interest on each Eurodollar Rate Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity.
            D. Conversion or Continuation. Subject to the provisions of subsection 2.6, Company shall have the option (i) to convert at any time all or any part of its outstanding Revolving Loans equal to $10,000,000 and integral multiples of $1,000,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis or (ii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of its outstanding Revolving Loans equal to $10,000,000 and integral multiples of $1,000,000 in excess of that amount as a Eurodollar Rate Loan, and the succeeding Interest Period(s) of such continued Loan shall commence on the last day of the Interest Period of the Loan to be continued; provided, however, that a Eurodollar Rate Loan may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto; and provided, further, that, unless Requisite Lenders otherwise agree, no outstanding Loan may be continued as, or be converted into, a Eurodollar Rate Loan when any Event of Default has occurred and is continuing.

            Company shall deliver a Notice of Conversion/Continuation to Administrative Agent no later than 12:00 Noon (New York time) at least one Business Day in advance of the proposed conversion/continuation date (in the case of a conversion to a Base Rate Loan) or three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). A Notice of Conversion/ Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount of the Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation and (iv) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, the requested Interest Period. In lieu of delivering the above described Notice of Conversion/Continuation, Company may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Administrative Agent on or before the proposed conversion/continuation date.

            Administrative Agent shall incur no liability to Company in acting upon any telephonic notice referred to above which Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Company or for otherwise acting in good faith under this subsection 2.2D and upon conversion/continuation by Administrative Agent in accordance with this Agreement pursuant to any telephonic notice, Company shall have effected Loans hereunder.

            Except as provided in subsection 2.6D, a Notice of Conversion/ Continuation for conversion to, or continuation of, a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and upon delivering a Notice of Conversion/Continuation Company shall be bound to convert or continue in accordance therewith, unless Company pays to Lenders such amounts as may be due under subsection 2.6E for failure of a conversion to or continuation of any Eurodollar Rate Loan to occur on the date specified therefor in a Notice of Conversion/Continuation (or telephonic notice in lieu thereof).

            E. Post-Maturity Interest. Any principal payments on the Loans not paid when due and, to the extent permitted by applicable law, any interest payments on the Loans not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest payable upon demand at a rate equal to the sum of the Base Rate plus 2.00% per annum.

            F. Computation of Interest. Interest on the Loans shall be computed on the basis of a 360-day year and the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of the Loan or the first day of an Interest Period, as the case may be, shall be included and the date of payment or the expiration date of an Interest Period, as the case may be, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

            2.3  Fees

            A. Facility Fees. Company agrees to pay to Administrative Agent (for distribution to each Lender in accordance with such Lender's Pro Rata Share) facility fees with respect to the Revolving Loan Commitments, for the period from and including the Effective Date to and excluding the Revolving Loan Commitment Termination Date, equal to the daily average amount of the Revolving Loan Commitments (without regard to the Total Utilization of Revolving Loan Commitments at any time or from time to time) multiplied by the Applicable Facility Fee Percentage, such facility fees to be computed on the basis of a 360-day year and to be payable in arrears on but excluding March 15, June 15, September 15 and December 15 of each year for the quarter ending on such date, commencing on the first such date to occur after the Effective Date, and on the Revolving Loan Commitment Termination Date.

            B. Other Fees. Company agrees to pay an annual administrative fee to Administrative Agent and such other fees to Agents, in each case in the amounts and at the times agreed upon between Company and the applicable Agent.

            2.4  Prepayments and Payments; Reductions in Revolving Loan
Commitments

            A.  Prepayments.

            (i) Voluntary Prepayments. Company may not prepay any Bid Rate Loan without the prior consent of the applicable Lender, such consent not to be unreasonably withheld; provided that in the event the applicable Lender so consents to the prepayment of a Bid Rate Loan, Company shall deliver to Administrative Agent a notice of such prepayment on or prior to the date of such prepayment. Subject to the foregoing provisions of this subsection 2.4A(i), Company may, upon written or telephonic notice to Administrative Agent on or prior to 12:00 Noon (New York time) on the date of prepayment (in the case of Base Rate Loans) or three Business Days' prior written or telephonic notice (in the case of Eurodollar Rate Loans), which notice, if telephonic, shall be promptly confirmed in writing to Administrative Agent and which notice Administrative Agent will promptly transmit by telegram, telex or telephone to each Lender, at any time and from time to time prepay any Revolving Loan in whole or in part in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount; provided, however, that if a Eurodollar Rate Loan is prepaid on a date other than the last day of the Interest Period applicable thereto, Company shall be liable for any payments required by subsection 2.6E. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date.

            (ii) Mandatory Prepayments. Company shall make prepayments of Revolving Loans to the extent necessary so that the aggregate outstanding principal amount of Revolving Loans at any time does not exceed the Revolving Loan Commitments then in effect. Company shall also make prepayments of the Revolving Loans and Bid Rate Loans to the extent necessary so that the Total Utilization of Revolving Loan Commitments at no time exceeds the Revolving Loan Commitments.

            (iii) Application of Prepayments. Any mandatory prepayment of Revolving Loans shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans as determined by

Administrative Agent, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to subsection 2.6E. All prepayments of Eurodollar Rate Loans shall include payment of accrued interest on the principal amount so prepaid and shall be applied to payment of interest before application to principal.

            B. Manner and Time of Payment. Except as provided in subsection 2.8E, all payments of principal, interest and fees hereunder and under the Notes by Company shall be made without defense, setoff and counterclaim and in same day funds and delivered to Administrative Agent not later than 12:00 Noon (New York time) on the date due at the Funding and Payment Office for the account of Lenders; funds received by Administrative Agent after that time shall be deemed to have been paid by Company on the next succeeding Business Day. Company hereby authorizes Administrative Agent to charge its accounts with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest and fees due hereunder (subject to sufficient funds being available in its accounts for that purpose); provided that Administrative Agent shall give Company notice of such charges prior thereto or as soon as reasonably practicable thereafter.

            C.  Apportionment of Payments.

            (i) Generally. Subject to the provisions of subsection 2.4C(ii), aggregate principal and interest payments in respect of Revolving Loans and, to the extent payments are made by Company after payments have been made by Lenders pursuant to subsection 2.8E, payments in respect of Letters of Credit, shall be apportioned among the Revolving Loans and Letters of Credit to which such payments relate, and payments of the aggregate facility fees and Letter of Credit commissions shall be apportioned ratably among Lenders, in each case proportionally to their respective Pro Rata Shares. All principal and interest payments in respect of the Overdraft Account shall be transferred to and retained by Administrative Agent; provided that Administrative Agent shall distribute to each Lender that has purchased a participation in amounts due with respect to the Overdraft Account pursuant to subsection 2.1B such Lender's Pro Rata Share of any payments subsequently received by Administrative Agent in respect of such amounts due with respect to the Overdraft Account. All principal and interest payments in respect of any Bid Rate Loans shall be apportioned ratably among Lenders making such Bid Rate Loans in accordance with the respective outstanding amounts of such Bid Rate Loans. Subject to the last sentence of subsection 2.8E, Administrative Agent (or, in the case of payments received by any Issuing Lender from Company after payments have been made to such Issuing Lender by Lenders pursuant to subsection 2.8E, such Issuing Lender) shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as any Lender may request, its share of all such payments received by Administrative Agent (or such Issuing Lender) and the facility fees of such Lender when received by Administrative Agent pursuant to subsection 2.3A. Notwithstanding the foregoing provisions of this subsection 2.4C, (i) if, pursuant to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter and (ii) after the occurrence of an Event of Default and acceleration of the maturity of the Loans and amounts available for drawing under Letters of Credit as provided in Section 7, Administrative Agent shall apportion all payments received by it in the manner specified in Section 7.

            (ii) Non-Pro Rata Prepayment on the Effective Date. Anything contained herein or in any of the other Loan Documents to the contrary notwithstanding, the parties hereto agree that any prepayment of the Revolving Loans on the Effective Date shall be applied to the outstanding Revolving Loans of Lenders on a non-pro rata basis (rather than applying such prepayment to all Revolving Loans outstanding at the time of such prepayment in proportion to Lenders' respective Pro Rata Shares as would otherwise be required pursuant to subsection 2.4C(i)), such application to be made in a manner such that, after giving effect thereto, the outstanding Revolving Loans of each Lender shall be in an amount directly proportional to such Lender's Pro Rata Share of all Revolving Loans then outstanding.

            D. Payments on Non-Business Days. Whenever any payment to be made hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, the payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or under the Notes or of the facility fees and other fees hereunder, as the case may be.

            E. Notation of Payment. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans and principal payments previously made thereon and of the date to which interest thereon has been paid and will notify Company and Administrative Agent of the name and address of the transferee of that Note; provided that the failure to make (or any error in the making of) a notation of any Loan made under such Note or to notify Company or Administrative Agent of the name and address of such transferee shall not limit or otherwise affect the obligation of Company hereunder or under such Note with respect to any Loan and payments of principal or interest on any such Note.

            F. Voluntary Reductions of Revolving Loan Commitments. Company shall have the right, at any time and from time to time, to terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments at the time of such proposed termination or reduction.

            Company shall give not less than three Business Days' prior written notice to Administrative Agent designating the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction. Promptly after receipt of a notice of such termination or partial reduction, Administrative Agent shall notify each Lender of the proposed termination or partial reduction. Such termination or partial reduction of the Revolving Loan Commitments shall be effective on the date specified in the notice delivered by Company and shall reduce the Revolving Loan Commitment of each Lender proportionately to its Pro Rata Share. Any such partial reduction of the Revolving Loan Commitments shall be in an aggregate minimum amount of $5,000,000, and integral multiples of $1,000,000 in excess of that amount.

            2.5  Use of Proceeds

            A. Loans. The proceeds of any Loans made on or after the Effective Date shall be used to provide for the working capital requirements and general corporate purposes of Company and its Subsidiaries, which may include the financing, if any, of the Senior Debenture Tender Offer and the Subordinated Note Redemption, the payment of the Overdraft Amount pursuant to subsection 2.1B, the payment of the Bid Rate Loans, the reimbursement to any Issuing Lender of any amounts drawn under any Letters of Credit issued by such Issuing Lender as provided in subsection 2.8D, and the making of intercompany loans to Company's Subsidiaries for their own general corporate purposes.

            B. Letters of Credit. Letters of Credit shall be issued solely for the purposes specified in the definitions of Commercial Letter of Credit and Standby Letter of Credit.

            C. Margin Regulations. No portion of the proceeds of any borrowing under this Agreement shall be used by Company in any manner which would cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T, or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

            2.6  Special Provisions Governing Eurodollar Rate Loans

            Notwithstanding other provisions of this Agreement, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

            A. Determination of Interest Rate. As soon as practicable after 10:00 A.M. (New York time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest or demonstrable error, be final, conclusive and binding upon all parties) the interest rate which shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period (subject to any changes in the Applicable Eurodollar Margin pursuant to the terms of the definition thereof) and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and to each Lender.

            B. Substituted Rate of Borrowing. In the event that on any Interest Rate Determination Date any Lender (including Administrative Agent) shall have determined (which determination shall, absent manifest or demonstrable error, be final and conclusive and binding upon all parties but, with respect to the following clauses (i) and (ii)(b), shall be made only after consultation with Company and Administrative Agent) that:

            (i) by reason of any changes arising after the date of this Agreement affecting the Eurodollar market or affecting the position of that Lender in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted Eurodollar Rate with respect to the Eurodollar Rate Loans as to which an interest rate determination is then being made; or

            (ii) by reason of (a) any change after the date hereof in any applicable law or governmental rule, regulation or order (or any interpretation thereof and including the introduction of any new law or governmental rule, regulation or order) or (b) other circumstances affecting that Lender or the Eurodollar market or the position of that Lender in such market (such as for example, but not limited to, official reserve requirements required by Regulation D to the extent not given effect in the Adjusted Eurodollar Rate), the Adjusted Eurodollar Rate shall not represent the effective pricing to that Lender for Dollar deposits of comparable amounts for the relevant period;

then, and in any such event, that Lender shall be an Affected Lender and it shall promptly (and in any event as soon as possible after being notified of a borrowing, conversion or continuation) give notice (by telephone confirmed in writing) to Company and Administrative Agent (which notice Administrative Agent shall promptly transmit to each other Lender) of such determination. There-after, Company shall pay to the Affected Lender with respect to Company's Eurodollar Rate Loans, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as the Affected Lender in its sole discretion shall reasonably determine) as shall be required to cause the Affected Lender to receive interest with respect to such Affected Lender's Eurodollar Rate Loans for the Interest Period(s) following that Interest Rate Determination Date at a rate per annum equal to the sum of the effective pricing to the Affected Lender for Dollar deposits to make or maintain its Eurodollar Rate Loans plus the Applicable Eurodollar Margin. A certificate as to additional amounts owed the Affected Lender, showing in reasonable detail the basis for the calculation thereof, submitted in good faith to Company and Administrative Agent by the Affected Lender shall, absent manifest or demonstrable error, be final and conclusive and binding upon all of the parties hereto.

            C. Required Termination and Prepayment. In the event that on any date any Lender shall have reasonably determined (which determination shall, absent manifest or demonstrable error, be final and conclusive and binding upon all parties) that the making or continuation of its Eurodollar Rate Loans has become unlawful by compliance by that Lender in good faith with any law, governmental rule, regulation or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, and in any such event, that Lender shall be an Affected Lender and it shall promptly give notice (by telephone confirmed in writing) to Company and Administrative Agent (which notice Administrative Agent shall promptly transmit to each Lender) of that determination. Subject to the following subsection 2.6D, the obligation of the Affected Lender to make or maintain its Eurodollar Rate Loans during any such period shall be terminated at the earlier of the termination of the Interest Period then in effect or when required by law and Company shall, no later than the termination of the Interest Period in effect at the time any such determination pursuant to this subsection 2.6C is made, or earlier when required by law, repay the Eurodollar Rate Loans of the Affected Lender, together with all interest accrued thereon.

            D. Options of Company. In lieu of paying an Affected Lender such additional moneys as are required by subsection 2.6B or the prepayment of an Affected Lender required by subsection 2.6C, Company may exercise any one of the following options:

            (i) If the determination by an Affected Lender relates only to Eurodollar Rate Loans then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Company may by giving notice (by telephone confirmed in writing) to Administrative Agent (who shall promptly give similar notice to each Lender) no later than the date immediately prior to the date on which such Eurodollar Rate Loans are to be made, converted or continued, withdraw as to the Affected Lender that Notice of Borrowing or such Notice of Conversion/ Continuation and such Affected Lender shall thereupon make or maintain its Pro Rata Share of the Eurodollar Rate Loan then being requested, converted or continued as a Base Rate Loan; or

            (ii) Upon written notice to Administrative Agent and each Lender, Company may terminate the obligations of Lenders to make or maintain Loans as, and to convert Loans into, Eurodollar Rate Loans and in such event, Company shall, prior to the time any payment pursuant to subsection 2.6C is required to be made or, if the provisions of subsection 2.6B are applicable, at the end of the then current Interest Period, convert all of the Eurodollar Rate Loans into Base Rate Loans in the manner contemplated by subsection 2.2D but without satisfying the advance notice requirements therein; or

            (iii) Company may give notice (by telephone confirmed in writing) to the Affected Lender and Administrative Agent (who shall promptly give similar notice to each Lender) and require the Affected Lender to make the Eurodollar Rate Loan then being requested as a Base Rate Loan or to continue to maintain its outstanding Base Rate Loan then the subject of a Notice of Conversion/ Continuation as a Base Rate Loan or to convert its Eurodollar Rate Loans then outstanding that are so affected into Base Rate Loans at the end of the then current Interest Period (or at such earlier time as prepayment is otherwise required to be made pursuant to subsection 2.6C) in the manner contemplated by subsection 2.2D but without satisfying the advance notice requirements therein, that notice to pertain only to the Loans of the Affected Lender and to have no effect on the obligations of the other Lenders to make or maintain Eurodollar Rate Loans or to convert Base Rate Loans into Eurodollar Rate Loans.

            E. Compensation. Company shall compensate each Lender, upon written request by that Lender (which request shall set forth in reasonable detail the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss sustained by that Lender in connection with the re-employment of such funds), which that Lender may sustain with respect to Company's Eurodollar Rate Loans: (i) if for any reason (other than a default by that Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Borrowing, a Notice of Conversion/ Continuation or a telephonic request for borrowing or conversion/continuation or a successive Interest Period does not commence after notice therefor is given pursuant to subsection 2.2D, (ii) if any prepayment or other principal payment of any of its Eurodollar Rate Loans occurs on a date prior to the last day of the Interest Period applicable to that Loan, (iii) if any prepayment of any of such Lender's Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Company, or (iv) as a consequence of any other default by Company to repay such Lender's Eurodollar Rate Loans when required by the terms of this Agreement.

            F. Quotation of Adjusted Eurodollar Rate. Anything herein to the contrary notwithstanding, if on any Interest Rate Determination Date no Adjusted Eurodollar Rate is available by reason of the failure of all Reference Lenders to provide offered quotations to Administrative Agent in accordance with the definition of "Adjusted Eurodollar Rate," Administrative Agent shall give Company and each Lender prompt notice thereof and the Loans requested shall be made as Base Rate Loans.

            G. Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of, any of its branch offices or the office of an Affiliate of that Lender.

            H. Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under this subsection 2.6 shall be made as though that Lender had actually funded its relevant Eurodollar Rate Loan through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of that Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection 2.6.

            I. Eurodollar Rate Loans After Default. Unless Requisite Lenders shall otherwise agree, after the occurrence of and during the continuance of an Event of Default, Company may not elect to have a Loan be made or maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for that Loan.

            J. Affected Lenders' Obligation to Mitigate. Each Lender agrees that, as promptly as practicable after it becomes aware of the occurrence of an event or the existence of a condition that would cause it to be an Affected Lender under subsection 2.6B or 2.6C, it will, to the extent not inconsistent with such Lender's internal policies, use its best efforts to make, fund or maintain the affected Eurodollar Rate Loans of such Lender through another lending office of such Lender if as a result thereof the additional moneys which would otherwise be required to be paid in respect of such Loans pursuant to subsection 2.6B would be materially reduced or the illegality or other adverse circumstances which would otherwise require prepayment of such Loans pursuant to subsection 2.6C would cease to exist and if, as determined by such Lender, in its sole discretion, the making, funding or maintaining of such Loans through such other lending office would not otherwise materially adversely affect such Loans or such Lender. Company hereby agrees to pay all reasonable expenses incurred by any Lender in utilizing another lending office of such Lender pursuant to this subsection 2.6J.

            K. Replacement of Lender. If Company receives a notice pursuant to subsection 2.6B or 2.6C, so long as no Event of Default shall have occurred and be continuing and Company has obtained a commitment from another Lender or an Eligible Assignee to become a Lender for all purposes under this Agreement and to assume all obligations of the Lender to be replaced, Company may require the Lender giving such notice to assign all of its Loans, its Revolving Loan Commitment and its other Obligations to such other Lender or Eligible Assignee, at par, pursuant to the provisions of subsection 9.2B; provided that, prior to or concurrently with such replacement (i) Company has paid or caused to be paid to the Lender giving such notice all principal, interest, fees and other amounts due and owing to such Lender hereunder through such date of replacement (including any amounts payable under subsection 2.6E), (ii) Company has paid to Administrative Agent the processing and recordation fee required to be paid by subsection 9.2B(i), and (iii) all of the requirements for such assignment contained in subsection 9.2B, including, without limitation, the receipt by Administrative Agent of an executed Assignment and Acceptance and other supporting documents, have been fulfilled.

            2.7  Capital Adequacy Adjustment; Increased Costs; Taxes

            A. Capital Adequacy. If any Lender shall have determined in good faith that the adoption, effectiveness, phase-in or applicability (excluding any adoption, effectiveness, phase-in or applicability published as of the Effective Date and currently scheduled to take effect) after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof after the date hereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Revolving Loan Commitment or Letters of Credit or participations therein or other obligations hereunder to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within fifteen Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction; provided that a Lender shall not be entitled to avail itself of the benefit of this subsection 2.7A to the extent that any such reduction in return was incurred more than six months prior to the time it first makes a demand therefor, unless the circumstance giving rise to such reduced return arose or became applicable retrospectively, in which case no time limit shall apply (provided that such Lender has notified Company within six months from the date such circumstances arose or became applicable). Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this subsection 2.7A, will give prompt written notice thereof to Company (with a copy to Administrative Agent), which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts.

            B. Compensation for Increased Costs and Taxes. In the event that any Lender shall determine in good faith (which determination shall, absent manifest or demonstrable error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that is adopted after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

            (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of the Loans or any of its obligations hereunder, or changes the basis of taxation of payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder (except for changes in the rate of Tax on the overall net income of such Lender or its applicable lending office);

            (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or

            (iii) imposes any other condition on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the interbank Eurodollar market, other than with respect to Taxes;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Company shall promptly pay to such Lender, upon written demand and receipt of the written notice referred to below, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender on an after-tax basis for any such increased cost or reduction in amounts received or receivable hereunder; provided that any increased cost arising as a result of any of the foregoing other than in respect of Taxes shall apply only to Eurodollar Rate Loans; provided further that a Lender shall not be entitled to avail itself of the benefit of this subsection 2.7B to the extent that any such increased cost or reduction was incurred more than six months prior to the time it gives notice to Company (as provided in the next sentence) of the relevant circumstance, unless such circumstance arose or became applicable retrospectively, in which case no time limit shall apply (provided that such Lender has notified Company within six months from the date such circumstances arose or became applicable). Such Lender shall deliver to Company a written notice, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7B, which statement shall be conclusive and binding upon all parties hereto absent manifest or demonstrable error.

          C.   Withholding of Taxes.
            (i) Payments to Be Free and Clear. All sums payable by Company under this Agreement and the other Loan Documents shall be paid free and clear of and (except to the extent required by law) without any deduction or withholding on account of any Covered Tax imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Company or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

            (ii) Withholding in respect of Payments. If Company or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Company to Administrative Agent or any Lender under any of the Loan Documents:

                  (a) Company shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it;

                  (b) Company shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Company) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender;

                  (c) in the event such Tax is a Covered Tax, the sum payable by Company in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date and retains (free from any liability in respect of any such deduction, withholding or payment) a net sum equal to what it would have received and so retained had no such deduction, withholding or payment in respect of Covered Taxes been required or made; and

                  (d) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Company shall deliver to

            Administrative Agent evidence reasonably satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

      provided that no such additional amount shall be required to be paid to any Lender under clause (c) above except to the extent that any change after the date hereof in any such requirement for a deduction, withholding or payment as is mentioned in clause (c) above shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement in respect of payments to such Lender.

            (iii) Tax Refund. If Company determines in good faith that a reasonable basis exists for contesting a Covered Tax, the relevant Lender or Tax Transferee or Administrative Agent, as applicable, shall cooperate with Company (but shall have no obligation to disclose any confidential information, unless arrangements satisfactory to the relevant Lender have been made to preserve the confidential nature of such information) in challenging such Tax at Company's expense if requested by Company (it being understood and agreed that none of Administrative Agent or any Lender shall have any obligation to contest, or any responsibility for contesting, any Tax). If any Lender, Tax Transferee or Administrative Agent, as applicable, receives a refund (whether by way of a direct payment or by offset) of any Covered Tax for which a payment has been made pursuant to this subsection 2.7C which, in the reasonable good faith judgment of such Lender, Tax Transferee or Administrative Agent, as the case may be, is allocable to such payment made under this subsection 2.7C, the amount of such refund (together with any interest received thereon) shall be paid to Company to the extent payment has been made in full as and when required pursuant to this subsection 2.7C.

            (iv) U.S. Tax Certificates. Each Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof shall deliver to Administrative Agent for transmission to Company, on or prior to the Effective Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment and Acceptance pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), such certificates, documents or other evidence, properly and accurately completed and duly executed by such Lender (including, without limitation, Internal Revenue Service Form 1001 or Form 4224 or any other certificate or statement of exemption required by Treasury Regulations Section 1.1441-4(a) or
      Section 1.1441-6(c) or any successor thereto) to establish that such Lender is not subject to deduction or withholding of United States federal income tax under Section 1441 or 1442 of the Internal Revenue Code or otherwise (or under any comparable provisions of any successor statute) with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents.

      Company shall not be required to pay any additional amount to any such Lender under subsection 2.7C(ii) if such Lender shall have failed to satisfy the requirements of the immediately preceding sentence; provided that if such Lender shall have satisfied such requirements on the Effective Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment and Acceptance pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection 2.7C(iv) shall relieve Company of its obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7C(ii) in the event that, as a result of any change in applicable law after the Effective Date or the date of the applicable Assignment and Acceptance, as the case may be, such Lender is no longer properly entitled to deliver certificates, documents or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in the immediately preceding sentence.

            D. Replacement of Lender. If Company receives a notice pursuant to subsections 2.7A, 2.7B or 2.7C, so long as no Event of Default shall have occurred and be continuing and Company has obtained a commitment from another Lender or an Eligible Assignee to become a Lender for all purposes under this Agreement and to assume all obligations of the Lender to be replaced, Company may require the Lender giving such notice to assign all of its Loans, its Revolving Loan Commitment and its other Obligations to such other Lender or Eligible Assignee, at par, pursuant to the provisions of subsection 9.2B; provided that, prior to or concurrently with such replacement (i) Company has paid or caused to be paid to the Lender giving such notice all principal, interest, fees and other amounts due and owing to such Lender hereunder through such date of replacement (including any amounts payable under subsection 2.6E), (ii) Company has paid to Administrative Agent the processing and recordation fee required to be paid by subsection 9.2B(i), and (iii) all of the requirements for such assignment contained in subsection 9.2B, including, without limitation, the receipt by Administrative Agent of an executed Assignment and Acceptance and other supporting documents, have been fulfilled.

            2.8  Letters of Credit

            A. Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company set forth herein, Company may request, in accordance with the provisions of this subsection 2.8A, in addition to requesting that Lenders make Loans pursuant to subsections 2.1 and 2.9, that on and after the Effective Date one or more Issuing Lenders issue, and one or more Issuing Lenders will issue, subject to the terms and conditions hereof, Standby Letters of Credit and Commercial Letters of Credit for the account of Company.

Issuances of Letters of Credit shall be subject to the following limitations:

            (i) Company shall not request that any Lender issue any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitments then in effect;

            (ii) In no event shall any Issuing Lender issue (w) any Letter of Credit having an expiration date later than the Revolving Loan Commitment Termination Date; (x) subject to the foregoing clause (w), any Standby Letter of Credit having an expiration date more than one year after its date of issuance; provided that, subject to the foregoing clause (w) and to subsection 2.8A(iii), this clause (x) shall not prevent any Issuing Lender from issuing a Standby Letter of Credit having an expiration date up to two years after its date of issuance if such Standby Letter of Credit will be used by Company in connection with, or in lieu of, posting an appeal bond; provided, further that, subject to the foregoing clause (w), this clause (x) shall not prevent any Issuing Lender from agreeing that a Standby Letter of Credit will automatically be extended annually for a period not to exceed one year unless such Issuing Lender gives notice that it will not extend; provided, further that such Issuing Lender shall deliver a written notice to Administrative Agent setting forth the last day on which such Issuing Lender may give notice that it will not extend (the Notification Date" with respect to such Standby Letter of Credit) at least ten Business Days prior to such Notification Date; and provided, further that, unless Requisite Lenders otherwise consent, such Issuing Lender shall give notice that it will not extend if it has knowledge that an Event of Default has occurred and is continuing on such Notification Date; or (y) any Commercial Letter of Credit (1) having a tenor other than sight or (2) having an expiration date which is more than 180 days after its date of issuance or which is less than 30 days prior to the Revolving Loan Commitment Termination Date or which is otherwise unacceptable to such Issuing Lender in its reasonable discretion;

            (iii) Company shall not request that any Issuing Lender issue any Standby Letter of Credit having an expiration date more than one year after its date of issuance which will be used by Company in connection with, or in lieu of, posting an appeal bond if, after giving effect to such issuance, the Letter of Credit Usage in respect of all such Standby

      Letters of Credit would exceed $25,000,000; and

            (iv) Company shall not request that any Issuing Lender issue any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage in respect of Letters of Credit would exceed $300,000,000.

            The issuance of any Letter of Credit in accordance with the provisions of this subsection 2.8 shall be given effect in the calculation of the Total Utilization of Revolving Loan Commitments and shall require the satisfaction of each condition set forth in subsections 3.1 and 3.3.

            Company and Lenders agree that any Standby Letter of Credit issued by any Lender as a "Letter of Credit" (as defined in the Existing Credit Agreement) pursuant to the Existing Credit Agreement and outstanding as of the Effective Date shall for all purposes of this Agreement be deemed to have been issued as a Standby Letter of Credit as of the Effective Date under and pursuant to the terms of this Agreement, and all fees payable under subsection 2.8F with respect to such Standby Letters of Credit shall accrue from and after the Effective Date. All Standby Letters of Credit originally issued pursuant to the Existing Credit Agreement are described in Schedule E annexed hereto.
            Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and drawings thereunder in an amount equal to such Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder.

            B. Notice of Issuance. Whenever Company desires the issuance of a Letter of Credit, it shall deliver to Administrative Agent and to the Lender which Company has requested to issue such Letter of Credit a Notice of Issuance of Letter of Credit no later than 1:00 P.M. (New York time) at least five Business Days, or such shorter period as may be agreed to by an Issuing Lender in any particular instance, in advance of the proposed date of issuance. The Notice of Issuance of Letter of Credit shall specify (i) the proposed date of issuance (which shall be a business day under the laws of the jurisdiction of the Issuing Lender), (ii) the face amount of the Letter of Credit, (iii) in the case of a Letter of Credit which Company requests to be denominated in a currency other than Dollars, the currency in which Company requests such Letter of Credit to be issued, (iv) the expiration date of the Letter of Credit, (v) the name and address of the beneficiary, and (vi) the Lender which Company has requested to issue such Letter of Credit; and such Notice of Issuance of Letter of Credit shall further certify that subsection 3.2B is satisfied on and as of the date of issuance of such Letter of Credit. As soon as practicable after delivery of such notice with respect to any Letter of Credit, the Issuing Lender for such Letter of Credit shall be determined as provided in subsection 2.8C(ii). Prior to the date of issuance, Company shall specify a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Lender to make payment under the Letter of Credit; provided that the Issuing Lender, in its sole reasonable judgment, may require changes in any such documents and certificates; and provided further that no Letter of Credit shall require payment against a conforming draft to be made thereunder on the same business day (under the laws of the jurisdiction of the Issuing Lender) that such draft is presented if such presentation is made after 11:00 a.m. in the time zone of the Issuing Lender on such business day. In determining whether to pay under any Letter of Credit, the Issuing Lender shall be responsible only to determine that the documents and certificates required to be delivered under that Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit.

            C.  Determination of Issuing Lender.

            (i) Company may request any Lender to issue a Letter of Credit and, upon receipt by a Lender of a notice from Company pursuant to subsection 2.8B requesting the issuance of a Letter of Credit, such Lender shall promptly notify Company and Administrative Agent whether or not, in its sole discretion, it has elected to issue such Letter of Credit. If such Lender elects to issue such Letter of Credit, such Lender shall be the Issuing Lender with respect thereto. If such Lender declines to issue such Letter of Credit, the Company may request any other Lender to issue such Letter of Credit, by delivering the notice described in subsection 2.8B to such Lender. In the event that all Lenders shall have declined to issue such Letter of Credit, Administrative Agent shall be obligated to issue the Letter of Credit requested by Company and shall be the Issuing Lender with respect to such Letter of Credit; provided that Administrative Agent shall not be obligated to issue any Letter of Credit denominated in a foreign currency which in the reasonable judgment of Administrative Agent is not readily and freely available.

            (ii) Each Issuing Lender which elects to issue a Letter of Credit shall promptly give written notice to Administrative Agent and each other Lender of the information required under clauses (i)-(iv) of subsection 2.8B relating to such Letter of Credit and shall provide a copy of such Letter of Credit to Administrative Agent and each other Lender. Promptly after receipt of such notice, Administrative Agent shall notify each Lender (other than the Issuing Lender) of the amount of its respective participation therein, determined in accordance with subsection 2.8A.

            (iii) On March 10, June 10, September 10 and December 10 of each year, each Issuing Lender in respect of any Letter of Credit that was outstanding during all or any portion of the period since the immediately preceding December 10, March 10, June 10 or September 10, as the case may be, shall deliver to each other Lender a report setting forth for such period the daily aggregate amount available to be drawn under each such Letter of Credit issued by such Issuing Lender.

            D. Payment of Amounts Drawn Under Letters of Credit. In the event of any request for drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall notify Company and Administrative Agent on or before the date which is two Business Days prior to the date on which such Issuing Lender intends to honor such drawing (unless such Letter of Credit by its terms requires the Issuing Lender to honor a drawing on or prior to the second Business Day following such drawing, in which case the Issuing Lender shall notify Company and Administrative Agent as soon as reasonably practicable but in any event on or before the date on which such Issuing Lender intends to honor such drawing), and Company shall reimburse such Issuing Lender on the date on which such drawing is honored, in each case in an amount in Dollars and in same day funds equal to the amount of such drawing (which amount, in the case of a drawing under a Letter of Credit which is denominated in a currency other than Dollars, shall be calculated by reference to the applicable Exchange Rate); provided that, anything contained in this Agreement to the contrary notwithstanding, (i) unless Company shall have notified Administrative Agent and such Issuing Lender prior to 11:00 a.m. (New York time) on the Business Day immediately prior to the date of such drawing that Company intends to reimburse such Issuing Lender for the amount of such drawing with funds other than the proceeds of Revolving Loans, Company shall be deemed to have given a Notice of Borrowing to Administrative Agent requesting Lenders to make Revolving Loans which are Base Rate Loans, on the date on which such drawing is honored, in an amount in Dollars equal to the amount of such honored drawing (which amount, in the case of a drawing under a Letter of Credit which is denominated in a currency other than Dollars, shall be calculated by reference to the applicable Exchange Rate), and (ii) subject to satisfaction or waiver of the conditions specified in subsection 3.2B, Lenders shall, on the date of such requested borrowing, make Revolving Loans which are Base Rate Loans in the amount of such drawing as aforesaid, the proceeds of which shall be applied directly by Administrative Agent to reimburse such Issuing Lender for the amount of such drawing; and further provided that, if for any reason proceeds of Revolving Loans are not received by such Issuing Lender on such date in an amount equal to the amount of such drawing, Company shall reimburse such Issuing Lender, on the business day

(under the laws of the jurisdiction of such Issuing Lender) immediately following the date on which reimbursement of such drawing is required as provided above, in an amount in same day funds equal to the excess of the amount of such drawing over the amount of such Revolving Loans, if any, which are so received, plus accrued interest on such amount at the rate set forth in subsection 2.8F(4).

            E. Payment by Lenders with Respect to Letters of Credit. In the event that Company shall fail to reimburse an Issuing Lender as provided in subsection 2.8D in an amount in Dollars (calculated, in the case of a drawing under a Letter of Credit denominated in a currency other than Dollars, by reference to the applicable Exchange Rate) equal to the amount of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall promptly notify Administrative Agent of the unreimbursed amount of such drawing and Administrative Agent shall promptly notify each Lender of such unreimbursed amount and of such Lender's respective participation therein. Each Lender shall make available to such Issuing Lender an amount equal to its respective participation, in Dollars and in same day funds, at the office of such Issuing Lender specified in such notice, not later than 1:00 P.M. (New York time) on the business day (under the laws of the jurisdiction of such Issuing Lender) after the date notified by such Issuing Lender. In the event that any Lender fails to make available to such Issuing Lender the amount of such Lender's participation in such Letter of Credit as provided in this subsection 2.8E, such Issuing Lender shall be entitled to recover such amount on demand from such Lender together with interest at the customary rate set by such Issuing Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate.

Nothing in this subsection 2.8 shall be deemed to prejudice the right of any Lender to recover from such Issuing Lender any amounts made available by such Lender to such Issuing Lender pursuant to this subsection 2.8E in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuing Lender in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of such Issuing Lender. Each Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under this subsection 2.8E with respect to any Letter of Credit issued by such Issuing Lender such other Lender's Pro Rata Share of all payments received by such Issuing Lender from Company in reimbursement of drawings honored by such Issuing Lender under such Letter of Credit when such payments are received.

            F. Compensation. Company agrees to pay the following amounts to each Issuing Lender for its own account with respect to Letters of Credit issued by it (with respect to paragraphs (1), (3) and (5) below) and to Administrative Agent for the account of each Lender (with respect to paragraphs (2) and (4) below) with respect to all Letters of Credit:
            (1) with respect to each Standby Letter of Credit, an administrative fee equal to 0.125% per annum of the maximum amount available from time to time to be drawn under such Letter of Credit, payable in arrears on and through the last day of each Fiscal Quarter and calculated on the basis of a 360-day year and the actual number of days elapsed;

            (2) with respect to each Standby Letter of Credit, a commission equal to, on a per annum basis, (a) the Applicable Eurodollar Margin as in effect from time to time multiplied by (b) the maximum amount available from time to time to be drawn under such Standby Letter of Credit, payable in arrears on and through the last day of each Fiscal Quarter and calculated on the basis of a 360-day year and the actual number of days elapsed;

            (3) with respect to each Commercial Letter of Credit, the administrative fee and commission mutually agreed to by Company and the Issuing Lender issuing such Commercial Letter of Credit, payable at the times and calculated in the manner required by such Issuing Lender; provided that the aggregate amount of such administrative fee and commission with respect to any Commercial Letter of Credit shall not be greater than, on a per annum basis, (a) the Applicable Eurodollar Margin plus 0.125% multiplied by (b) the maximum amount available from time to time to be drawn under such Commercial Letter of Credit; and provided, further that to the extent such Issuing Lender receives any per annum fees in respect of such Commercial Letter of Credit at a rate in excess of 0.125% per annum, such Issuing Lender shall deliver such excess fees to Administrative Agent, promptly upon receipt thereof, for distribution to Lenders in accordance with their respective Pro Rata Shares;

            (4) with respect to drawings made under any Letter of Credit, interest, payable on demand, on the amount paid by such Issuing Lender in respect of each such drawing from the date of payment of the drawing through the date such amount is reimbursed by Company (including any such reimbursement out of the proceeds of Loans pursuant to subsection 2.8D) at a rate equal to the sum of the Base Rate plus 2.00% per annum; and

            (5) with respect to the issuance, amendment or transfer of, or payment of a drawing under, each Letter of Credit, documentary and processing charges in accordance with such Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

            For purposes of calculating any fees payable under clauses (1),
(2) and (3) of this subsection 2.8F, (a) the maximum amount available to be drawn under any Letter of Credit as of any date of determination shall be determined as of the close of business on such date and (b) any amount described in such clauses which is denominated in a currency other than Dollars shall be valued based on the applicable Exchange Rate for such currency as of the applicable date of determination. Promptly upon receipt by Administrative Agent of any amount described in clause (2) or (4) of this subsection 2.8F, Administrative Agent shall distribute to each Lender its Pro Rata Share of such amount.

            G. Obligations Absolute. The obligation of Company to reimburse each Issuing Lender for drawings made under the Letters of Credit issued by it and the obligations of Lenders under subsection 2.8E shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, any of the following circumstances:

            (1) any lack of validity or enforceability of any Letter of Credit;

            (2) the existence of any claim, set-off, defense or other right which Company may have at any time against a beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such transferee may be acting), such Issuing Lender, any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Company or one of its Subsidiaries and the beneficiary for which the Letter of Credit was procured);

            (3) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (4) payment by such Issuing Lender under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit, provided that such payment does not constitute gross negligence or willful misconduct of such Issuing Lender;

            (5) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or

            (6) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing.

            H. Additional Payments. If by reason of (a) any change after the date hereof in applicable law, regulation, rule, decree or regulatory requirement or any change after the date hereof in the interpretation or application by any judicial or regulatory authority of any law, regulation, rule, decree or regulatory requirement (in each case other than any law, regulation, rule, decree or regulatory requirement regarding capital adequacy) or (b) compliance by any Issuing Lender or any Lender with any direction, request or requirement (whether or not having the force of law) of any governmental or monetary authority imposed after the date hereof including, without limitation, Regulation D (but excluding, however, any direction, request or requirement regarding capital adequacy):
            (i) such Issuing Lender or any Lender shall be subject to any tax, levy, charge or withholding of any nature or to any variation thereof or to any penalty with respect to the maintenance or fulfillment of its obligations under this subsection 2.8, whether directly or by such being imposed on or suffered by such Issuing Lender or any Lender;

            (ii) any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of any Letters of Credit issued by such Issuing Lender or participations therein purchased by any Lender; or

            (iii) there shall be imposed on such Issuing Lender or any Lender any other condition regarding this subsection 2.8, any Letter of Credit or any participation therein;

and the result of the foregoing is to directly or indirectly increase the cost to such Issuing Lender or any Lender of issuing, making or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or to reduce the amount receivable in respect thereof by such Issuing Lender or any Lender, then and in any such case such Issuing Lender or such Lender may, at any time within six months after the additional cost is incurred or the amount received is reduced, notify Company, and Company shall pay within ten days of receipt of such notice such amounts as such Issuing Lender or such Lender may specify to be necessary to compensate such Issuing Lender or such Lender for such additional cost or reduced receipt,together with interest on such amount from 10 days after the date of such demand until payment in full thereof at a rate equal at all times to the Base Rate per annum. The determination by such Issuing Lender or any Lender, as the case may be, of any amount due pursuant to this subsection 2.8H as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

            I. Indemnification; Nature of Issuing Lender's Duties. In addition to amounts payable as elsewhere provided in this subsection 2.8, Company hereby agrees to protect, indemnify, pay and save each Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) which such Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of the Letters of Credit, other than as a result of the gross negligence or willful misconduct of such Issuing Lender as determined by a court of competent jurisdiction or (ii) the failure of such Issuing Lender to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Government Acts").

            As between Company and each Issuing Lender, Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of such Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of such Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of any of such Issuing Lender's rights or powers hereunder; provided, however, that such Issuing Lender shall be responsible for any payment it makes under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit in the event such payment constitutes gross negligence or willful misconduct of such Issuing Lender as determined by a court of competent jurisdiction.

            In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit issued by it or the related certificates, if taken or omitted in good faith and in the absence of gross negligence or willful misconduct, shall not put such Issuing Lender under any resulting liability to Company.

            Notwithstanding anything to the contrary contained in this subsection 2.8I, Company shall not have any obligation to indemnify any Issuing Lender in respect of any liability incurred by such Issuing Lender arising solely out of the gross negligence or willful misconduct of such Issuing Lender, as determined by a court of competent jurisdiction, or out of the wrongful dishonor by such Issuing Lender of proper demand for payment made under the Letters of Credit issued by it.

            J. Computation of Interest. Interest payable pursuant to this subsection 2.8 shall be computed on the basis of a 360-day year and the actual number of days elapsed in the period during which it accrues.
            2.9  Bid Rate Loans

            A. The Bid Rate Option. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company set forth herein, in addition to Company requesting that Lenders make Revolving Loans pursuant to subsection 2.1, Company may, as set forth in this subsection 2.9, request Lenders during the period from and including the Effective Date to but excluding the Revolving Loan Commitment Termination Date to make offers to make Bid Rate Loans to Company; provided that (i) the aggregate principal amount of Bid Rate Loans outstanding at any time shall not exceed $750,000,000, (ii) the aggregate principal amount of Bid Rate Loans outstanding at any time shall not, when added to the aggregate principal amount of all outstanding Revolving Loans plus the Letter of Credit Usage plus the Overdraft Amount, exceed the Revolving Loan Commitments then in effect and
(iii) the aggregate principal amount of Bid Rate Loans of any Lender outstanding at any time shall not exceed $200,000,000. Lenders may, but shall have no obligation to, make such offers and Company may, but shall have no obligation to, accept any such offers in the manner set forth in this subsection 2.9.

            B. Bid Rate Loan Quote Request. Whenever Company desires to request offers to make Bid Rate Loans, it shall transmit to Bid Rate Loan Agent by telecopy a Bid Rate Loan Quote Request substantially in the form of

Exhibit IV annexed hereto no later than 12:00 Noon (New York time) two Business Days in advance of the proposed Funding Date set forth therein. The Bid Rate Loan Quote Request shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount of Bid Rate Loans for which offers are requested, which shall be in a minimum principal amount of $5,000,000 and in integral multiples of $1,000,000 in excess of that amount and (iii) the duration of the Bid Rate Loan Interest Period applicable thereto, subject to the provisions set forth in the definition of Bid Rate Loan Interest Period; and such Bid Rate Loan Quote Request shall further certify that subsection 3.2B is satisfied on and as of the date of such Bid Rate Loan Quote Request and on and as of the date of the making of such Bid Rate Loans.
No Bid Rate Loan Quote Request shall be given within five Business Days of any other Bid Rate Loan Quote Request.

            C. Invitation for Bid Rate Loan Quotes. Promptly upon any request by Company for Bid Rate Loan Quotes pursuant to the delivery of a Bid Rate Loan Quote Request in accordance with the provisions of subsection 2.9B, but in no event later than the close of business on the date of receipt thereof, Bid Rate Loan Agent shall send to Lenders by telecopy an Invitation for Bid Rate Loan Quotes substantially in the form of Exhibit V annexed hereto, which shall constitute an invitation by Company to each Lender to submit Bid Rate Loan Quotes offering to make Bid Rate Loans to which such Bid Rate Loan Quote Request relates in accordance with this subsection 2.9.

            D.  Submission and Contents of Bid Rate Loan Quotes.

            (i) Each Lender may, in its sole discretion, submit a Bid Rate Loan Quote containing an offer or offers to make Bid Rate Loans in response to any Invitation for Bid Rate Loan Quotes. Each Bid Rate Loan Quote must comply with the requirements of this subsection 2.9D and must be received by Bid Rate Loan Agent by telecopy no later than 10:00 A.M. (New York time) on the proposed Funding Date of such Bid Rate Loans; provided that Bid Rate Loan Quotes submitted by Administrative Agent (or any Affiliate of Administrative Agent) in the capacity of a Lender may be submitted, and may only be submitted, if Administrative Agent or such Affiliate notifies Company of the terms of the offer or offers contained therein no later than 9:45 A.M. (New York time) on the proposed Funding Date of such Bid Rate Loans. Any Bid Rate Loan Quote so made shall be, subject to subsection 2.9G, irrevocable except with the written consent of Bid Rate Loan Agent given on the instructions of Company.

            (ii) Each Bid Rate Loan Quote shall be in substantially the form of Exhibit VI annexed hereto and shall refer to this Agreement and specify (a) the proposed Funding Date, (b) the principal amount of the Bid Rate Loan offered for each Bid Rate Loan Interest Period in respect of which an offer is being made, which principal amount (x) may be greater than or less than the Revolving Loan Commitment of the quoting Lender, (y) must be in a minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount and (z) may not exceed the principal amount of Bid Rate Loans for such Bid Rate Loan Interest Period for which offers were requested, (c) in the event the sum of the Bid Rate Loans being offered for all Bid Rate Loan Interest Periods exceeds the maximum aggregate amount of Bid Rate Loans that the quoting Lender is willing to make pursuant to such Bid Rate Loan Quote, such maximum aggregate amount, (d) the rate of interest per annum (expressed as an absolute number and not in terms of a specified margin over the quoting Lender's cost of funds and rounded to the nearest 1/100 of 1%) at which such Lender is willing to make each such Bid Rate Loan and (e) the identity of the quoting Lender.

            (iii) Any Bid Rate Loan Quote shall be disregarded that (a) is not substantially in the form of Exhibit VI annexed hereto or does not specify all of the information required in subsection 2.9D(ii), (b) contains qualifying, conditional or similar language, (c) proposes terms other than or in addition to those set forth in the applicable Invitation for Bid Rate Loan Quotes or (d) arrives after the time set forth in subsection 2.9D(i).

            (iv) If any Lender shall elect not to make such an offer, such Lender shall so notify Bid Rate Loan Agent via telecopy no later than 10:00 a.m. (New York time) on the proposed Funding Date; provided, however, that failure by any Lender to give such notice shall not constitute a breach or default by such Lender nor cause such Lender to be liable to Company or any other party or be obligated to make any Bid Rate Loan as part of such requested Bid Rate Loans.

            E. Notice to Company. Bid Rate Loan Agent shall (by telephone confirmed by telecopy) promptly notify Company of the terms (x) of any Bid Rate Loan Quote submitted by a Lender that is in accordance with subsection 2.9D and (y) of any Bid Rate Loan Quote that amends, modifies or is otherwise inconsistent with a previous Bid Rate Loan Quote submitted by such Lender with respect to the same Bid Rate Loan Quote Request; provided that any such subsequent Bid Rate Loan Quote shall be disregarded by Bid Rate Loan Agent unless such subsequent Bid Rate Loan Quote is submitted solely to correct a manifest error in such former Bid Rate Loan Quote. Bid Rate Loan Agent's notice to Company shall specify (i) the aggregate principal amount of Bid Rate Loans for which offers have been received for each Bid Rate Loan Interest Period specified in the related Bid Rate Loan Quote Request, (ii) the respective principal amounts and interest rates so offered and (iii) the identity of each quoting Lender.

            F. Acceptance and Notice by Company. Not later than 11:00 a.m. (New York time) on the proposed Funding Date, Company shall (by telephone confirmed by telecopy) notify Bid Rate Loan Agent (who shall promptly so notify Administrative Agent and Lenders as set forth in subsection 2.9H) of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection 2.9E. For the purposes of this subsection 2.9F, silence on the part of Company shall be deemed to be a non-acceptance of all offers so notified to it pursuant to subsection 2.9E. In the case of acceptance, such notice (a "Notice of Bid Rate Loan Borrowing") shall specify the aggre-gate principal amount of offers for each Bid Rate Loan Interest Period that are accepted. Company may accept any Bid Rate Loan Quote in whole or in part; provided that (i) acceptance of offers may only be made on the basis of ascending interest rates, (ii) the aggregate principal amount of each borrowing of Bid Rate Loans may not exceed the applicable amount set forth in the related Bid Rate Loan Quote Request, (iii) the principal amount of each Bid Rate Loan must be $5,000,000 or integral multiples of $1,000,000 in excess of that amount and (iv) Company may not accept any offer that is described in subsection 2.9D(iii) or that otherwise fails to comply with the requirements of this Agreement.

            A Notice of Bid Rate Loan Borrowing given by Company pursuant to this subsection 2.9F shall be irrevocable without the prior consent of all Lenders whose Bid Rate Loan offers have been accepted.

            G. Allocation by Company. If offers are made by two or more Lenders at the same rate of interest for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Bid Rate Loan Interest Period, the principal amount of Bid Rate Loans in respect of which such offers are accepted shall be allocated pro rata by Company among such Lenders; provided that no Lender whose Bid Rate Loan Quote is accepted shall be allocated a Bid Rate Loan in a principal amount less than $5,000,000 without its consent, and if such Lender does not so consent it shall be deemed to have withdrawn its Bid Rate Loan Quote. Determinations by Company of the amounts of Bid Rate Loans shall be conclusive in the absence of manifest error.

            H. Notice to Administrative Agent and Lenders. Bid Rate Loan Agent shall (by telephone confirmed by telecopy) promptly notify Administrative Agent and each Lender that has submitted a Bid Rate Loan Quote as described in subsection 2.9D(i) whether or not any offer made by such Lender pursuant to such Bid Rate Loan Quote has been accepted by Company pursuant to the delivery of a Notice of Bid Rate Loan Borrowing (whereupon such Lender will become bound, subject to the other applicable conditions hereof, to make the Bid Rate Loan in respect of which its offer has been accepted) and (ii) of the aggregate principal amount of Bid Rate Loan Quotes accepted by Company and the range of interest rates applicable to such Bid Rate Loan Quotes.

            I. Funding of Bid Rate Loans. Not later than 12:00 Noon (New York time) on the proposed Funding Date specified for each Bid Rate Loan hereunder, each Lender participating therein shall make the amount of its Bid Rate Loan available to Administrative Agent, in same day funds, at the Funding and Payment Office. Upon satisfaction or waiver of the conditions precedent specified in subsection 3.2, Administrative Agent shall make the proceeds of all such Bid Rate Loans available to Company on such Funding Date by causing an amount of same day funds equal to the proceeds of all such Bid Rate Loans received by Administrative Agent to be credited to the account of Company at such office of Administrative Agent.

            Unless Administrative Agent shall have received notice from a Lender participating in a Bid Rate Loan prior to the Funding Date of such Bid Rate Loan that such Lender will not make available to Administrative Agent such Lender's Bid Rate Loan, Administrative Agent may (but shall not be obligated to) assume that such Lender has made such Bid Rate Loan available to Administrative Agent on the Funding Date of such Bid Rate Loan in accordance with this subsection 2.9I and Administrative Agent may, in reliance upon such assumption, make available to Company a corresponding amount on such Funding Date. If and to the extent such Lender shall not have so made such Bid Rate Loan available to Administrative Agent, then Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Company of the amount of such Bid Rate Loan not funded by such Lender and Company shall immediately pay such corresponding amount to Administrative Agent. Nothing in this subsection 2.9I shall be deemed to relieve any Lender from its obligation to fulfill its commitment hereunder or to prejudice any rights which Company may have against any Lender as a result of any default by such Lender hereunder.

            J. Payment of Principal and Interest. The principal of each Bid Rate Loan shall be payable on and the last day of the Bid Rate Loan Interest Payment Date applicable to such Bid Rate Loan. Interest with respect to each outstanding Bid Rate Loan shall be payable in arrears on and to each Bid Rate Loan Interest Payment Date applicable to that Bid Rate Loan, upon any prepayment of such Bid Rate Loan (to the extent accrued on the amount being prepaid) and at maturity.

            K. Bid Rate Loan Notes. Upon the request of any Lender in accordance with subsection 2.1E(iv), Company shall execute and deliver to each Lender (or to Administrative Agent for that Lender) a Bid Rate Loan Note, substantially in the form of Exhibit VIII annexed hereto with appropriate insertions, to evidence that Lender's Bid Rate Loans.

            L. Compensation. Unless otherwise agreed by Company and the applicable Lender, Company shall compensate each Lender, upon written request by that Lender (which request shall set forth in reasonable detail the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Bid Rate Loans and any loss sustained by that Lender in connection with re-employment of such funds), which that Lender may sustain with respect to Bid Rate Loans: (i) if for any reason (other than a default or error by that Lender) a borrowing of any Bid Rate Loan does not occur on the date specified therefor in a Notice of Bid Rate Loan Borrowing, (ii) if any prepayment or other principal payment of any of such Lender's Bid Rate Loans occurs on a date prior to the last day of the Bid Rate Loan Interest Period applicable to that Bid Rate Loan, (iii) if any prepayment of any of such Lender's Bid Rate Loans is not made on any date specified in a notice of prepayment given by Company and consented to by such Lender, or (iv) as a consequence of any other default by Company to repay such Lender's Bid Rate Loans when required by the terms of this Agreement.

SECTION 3

CONDITIONS TO EFFECTIVENESS;
CONDITIONS TO LOANS AND LETTERS OF CREDIT

            3.1  Conditions to Effectiveness

            This Agreement shall become effective only upon the satisfaction of all of the following conditions:

            A. Company Documents. On or before the Effective Date, Company shall deliver to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) each, unless otherwise noted, dated the Effective Date:

            1. Certified copies of its Certificate of Incorporation, together with evidence of good standing from the Secretary of State of the State of Delaware, each to be dated a recent date prior to the Effective Date;

            2. Copies of its Bylaws, certified as of the Effective Date by its corporate secretary or an assistant secretary;

            3. Resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of this Agreement and the Overdraft Agreement and approving and authorizing the execution, delivery and payment of the Revolving Notes and Bid Rate Loan Notes, each certified as of the Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

            4. Signature and incumbency certificates of its officers executing this Agreement and the other Loan Documents to which it is a party;

            5. Executed copies of this Agreement and the other Loan Documents to which it is a party; and

            6. Such other documents as Administrative Agent may reasonably request.

            B. No Material Adverse Change Regarding Company and its Subsidiaries. Since December 31, 1996, there shall not have occurred any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of Company and its Subsidiaries, taken as a whole.

            C. No Material Adverse Change Regarding Syndication Markets, Etc. As of the Effective Date, there shall have been no material adverse change since April 25, 1997 to the syndication markets for credit facilities similar in nature to the credit facilities provided herein, and there shall not have occurred and be continuing a material disruption of or material adverse change in financial, banking or capital markets that would have an adverse effect on such syndication market, in each case as determined by Administrative Agent and Syndication Agent in their sole discretion.

            D.  Proceeds of Equity Offering; Terms of New Senior Notes.

            (i) Equity Offering. On or before the Effective Date, Company shall have consummated the Equity Offering.

            (ii) New Senior Notes. Any New Senior Notes issued on or before the Effective Date shall be unsecured and unguaranteed, and the interest rate, covenants, defaults, remedies and all other material terms thereof shall be reasonably satisfactory to Administrative Agent.

            E. Satisfaction of Conditions to Effectiveness of Existing Lender Consent. All conditions precedent to the effectiveness of the Existing Lender Consent shall have been satisfied.

            F.   Opinions of Counsel to Company.  Lenders shall have received
(i) originally executed copies of one or more favorable written opinions of Latham & Watkins, counsel for Company, in substantially the form of Exhibit XII annexed hereto, and (ii) originally executed copies of one or more favorable written opinions of James W. Baehren, Associate General Counsel for Company, in substantially the form of Exhibit XIII annexed hereto, in each case dated as of the Effective Date and covering such other matters and including such changes as shall be reasonably requested or approved by Administrative Agent on behalf of Lenders and their counsel.

            G. Opinions of Counsel to Administrative Agent. Lenders shall have received an originally executed copy of one or more favorable written opinions of O'Melveny & Myers LLP, counsel to Agents, dated as of the Effective Date, substantially in the form of Exhibit XIV annexed hereto and as to such other matters as Administrative Agent on behalf of Lenders may reasonably request.

            H. Conversion of Existing Revolving Loans; Payment of Accrued Interest and Fees Under Existing Credit Agreement. Anything contained in the Existing Credit Agreement to the contrary notwithstanding, (i) on or before the Effective Date, Company shall have converted all Existing Revolving Loans that are outstanding as Eurodollar Rate Loans into Base Rate Loans (and, in connection therewith, Company hereby agrees to pay to Existing Lenders such amounts as would have been payable pursuant to subsection 2.6E of the Existing Credit Agreement if such Eurodollar Rate Loans had been prepaid on the Effective Date), (ii) Company shall have paid to Administrative Agent, for distribution (as appropriate) to Existing Lenders, all accrued and unpaid interest with respect to all Existing Revolving Loans as of the Effective Date, and (iii) Company shall have paid to Administrative Agent, for distribution (as appropriate) to Existing Lenders, all commitment fees and letter of credit fees which are accrued and unpaid as of the Effective Date under subsections 2.3A and 2.8F of the Existing Credit Agreement.

            I. No Event of Default under Existing Credit Agreement. Administrative Agent shall have received an Officers' Certificate from Company, dated the Effective Date, to the effect that, as of the Effective Date, there exists no "Event of Default" or "Potential Event of Default" under and as defined in the Existing Credit Agreement.

            J. Payment of Agents' Fees and "Additional Bank Financing Fees". On or before the Effective Date, (i) Company shall have paid to Agents any fees referred to in subsection 2.3B that are payable on the Effective Date and
(ii) Company shall have paid to Administrative Agent, for distribution (as appropriate) to Lenders, the "Additional Bank Financing Fees" described in that certain letter agreement dated April 24, 1997, among Company, Bankers, BofA, NationsBank and ScotiaBank.

            K. Corporate Proceedings, Etc. On or before the Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Agents, acting on behalf of Lenders, and their counsel shall be reasonably satisfactory in form and substance to Agents and such counsel, and Agents and such counsel shall have received all such counterpart originals or certified copies of such documents as Agents may reasonably request.

            L. Performance of Agreements. On or before the Effective Date, Company shall have performed in all material respects all agreements which this Agreement provides shall be performed by it on or before the Effective Date except as otherwise disclosed to and agreed to in writing by Lenders.

            3.2  Conditions to All Loans
            Subject to the provisions of subsections 2.1B and 2.8D, the obligations of Lenders to make all Loans are subject to the following further conditions precedent:

            A. Administrative Agent shall have received, in accordance with the provisions of subsection 2.1C or 2.9B, as the case may be, on or before any Funding Date, an originally executed Notice of Borrowing or Bid Rate Loan Quote Request, as the case may be, signed by the chief executive officer, the chief financial officer, the treasurer or an assistant treasurer of Company or by any executive officer of Company designated by any of the above-described officers on behalf of Company in writing delivered to Administrative Agent.

            B.  As of that Funding Date:

            1. The representations and warranties contained herein shall be true, correct and complete in all material respects on and as of that Funding Date to the aame extent as though made on and as of that date, except that the representations and warranties need not be true and correct (a) to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date and (b) to the extent that changes in the facts and conditions on which such representations and warranties are based are required or permitted under this Agreement;

            2. No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing or Bid Rate Loan Quote Request which would constitute (a) an Event of Default or (b) a Potential Event of Default;

            3. Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed by it on or before such Funding Date;

            4. No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making that Loan;

            5. The making of the Loans requested on such Funding Date shall not violate Regulation U of the Board of Governors of the Federal

      Reserve System; and

            6. There shall not be pending or, to the knowledge of Company threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries, which has not been disclosed by Company in writing pursuant to subsection 4.5 or 5.1(vii) prior to the making of the last preceding Loans (or, in the case of the initial Loans made hereunder, prior to the execution of this Agreement) and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, which, in either event, in the opinion of Requisite Lenders (as communicated by Requisite Lenders to Administrative Agent and evidenced by a written notice from Administrative Agent to Company), would reasonably be expected to have a Material Adverse Effect.

            C. Each borrowing by Company hereunder shall constitute a representation and warranty by Company hereunder as of the applicable Funding Date that subsection 3.2B is satisfied on and as of such Funding Date.

            3.3  Conditions to All Letters of Credit

            The issuance of any Letter of Credit by any Lender hereunder is subject to prior or concurrent satisfaction of all of the following conditions:

            A. On or before the date of issuance of such Letter of Credit, Administrative Agent (and the Issuing Lender, if Administrative Agent is not the Issuing Lender) shall have received, in accordance with the provisions of subsection 2.8B, an originally executed Notice of Issuance of Letter of Credit requesting the issuance of such Letter of Credit, all other information specified in subsection 2.8B, and such other documents as the Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

            B. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 3.2B shall be satisfied to the same extent as though the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.


SECTION 4

COMPANY'S REPRESENTATIONS AND WARRANTIES
            In order to induce Lenders to enter into this Agreement and to make the Loans, to induce Administrative Agent to make overdrafts in respect of the Overdraft Account, to induce Issuing Lenders to issue Letters of Credit and to induce Lenders to purchase participations in Letters of Credit, Company represents and warrants to each Lender that the following statements are true, correct and complete:

          4.1  Organization, Powers, Good Standing, Business and Subsidiaries

            A. Organization and Powers. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Company has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into each Loan Document to which it is a party and to carry out the transactions contemplated hereby and thereby, and to issue the Notes

            B. Good Standing. Company is in good standing wherever necessary to carry on its present business and operations, except in jurisdictions in which the failure to be in good standing has not had and will not have a material adverse effect on the conduct of the business of Company and its Subsidiaries taken as a whole.

            C. Conduct of Business. Company and its Subsidiaries are engaged only in the businesses permitted to be engaged in under subsection 6.8.

            D. Subsidiaries. Each of Company's corporate Subsidiaries is validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has full corporate power and authority to own its assets and properties and to operate its business as presently owned and conducted except where failure to be in good standing or a lack of corporate power and authority has not had and will not have a material adverse effect on Company and its Subsidiaries taken as a whole.

            4.2  Authorization of Borrowing, Etc.

            A. Authorization of Borrowing. The execution, delivery and performance of the Loan Documents and the issuance, delivery and payment of the Notes have been duly authorized by all necessary corporate action by Company.

            B. No Conflict. The execution, delivery and performance by Company of each Loan Document, the issuance, delivery and performance of the Notes and the New Senior Notes, and the consummation of the Refinancing did not, do not and will not (i) violate any provision of law applicable to Company or any of its Subsidiaries, the Certificate of Incorporation or Bylaws of Company, or any order, judgment or decree of any court or other agency of government binding on Company, (ii) conflict with, result in a material breach of or constitute (with due notice or lapse of time or both) a material default under any Contractual Obligation of Company or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries, or (iv) require any approval of stockholders or any approval or consent (other than consents obtained pursuant to the Existing Lender Consent and the Consent Solicitation) of any Person under any Contractual Obligation of Company or any of its Subsidiaries.

            C. Governmental Consents. The execution, delivery and performance by Company of the Loan Documents, the issuance, delivery and performance of the Notes and the New Senior Notes, and the consummation of the Refinancing did not, do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body except for filings, consents or notices required by federal or state securities laws, which filings, consents or notices have been or will be made during the period in which they are required to be made.

            D. Binding Obligations. This Agreement and the other Loan Documents executed prior to the date of this Agreement are, and the other Loan Documents and the Notes to be executed subsequent to the date of this Agreement, when executed and delivered will be, the legally valid and binding obligations of Company, enforceable against Company in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

            E. Obligations Constitute "Senior Indebtedness". All monetary Obligations, including without limitation Company's obligations to repay the Loans and the Overdraft Amount and to reimburse any drawings under Letters of Credit, do and will constitute "Senior Indebtedness" under the Existing Subordinated Note Indenture.

            4.3  Financial Condition

      Company has heretofore delivered to Lenders, at Lenders' request, the audited consolidated balance sheet of Company and its Subsidiaries as at December 31, 1996 and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for the Fiscal Year then ended. All such statements were prepared in conformity with GAAP. All such consolidated financial statements fairly present the consolidated financial position of Company and its Subsidiaries as at the date thereof and the consolidated results of operations and changes in financial position of Company and its Subsidiaries for the period covered thereby. Neither Company nor any of its Subsidiaries has any material contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment, which is not reflected in the foregoing financial statements or in the most recent consolidated financial statements delivered pursuant to subsection 5.1 of this Agreement, except for those incurred since the date of such financial statements that are not prohibited hereunder.

            4.4  No Adverse Material Change; No Stock Payments

            Since December 31, 1996 there has been no change in the business, operations, properties, assets or condition (financial or otherwise) of Company and its Subsidiaries, which has been, either in any case or in the aggregate, materially adverse to Company and its Subsidiaries, taken as a whole. Since the Effective Date, neither Company nor any of its Subsidiaries have directly or indirectly declared, ordered, paid or made or set apart any sum or property for any Restricted Junior Payment or agreed so to do except as permitted by subsection 6.4.

            4.5  Litigation; Adverse Facts

            Except as disclosed in Company's annual report on Form 10-K for the Fiscal Year ended December 31, 1996, there is no action, suit, proceeding, governmental investigation or arbitration of which Company has knowledge

(whether or not purportedly on behalf of Company or any of its Subsidiaries) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of Company, threatened against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries which would reasonably be expected to result in a Material Adverse Effect.

            4.6  Payment of Taxes
            Except to the extent permitted by subsection 5.3, all material tax returns and reports of Company and each of its Subsidiaries required to be filed by any of them have been timely filed, and all material taxes, assessments, fees and other governmental charges upon such Persons and upon their respective properties, assets, income and franchises which are due and payable have been paid when due and payable.

            4.7  Governmental Regulation

            Neither Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935 or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur Indebtedness for money borrowed.

            4.8  Securities Activities

            Neither Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

            4.9  Employee Benefit Plans

            A. Each of Company and each of its Subsidiaries is in compliance with all applicable provisions of ERISA, the Internal Revenue Code and other applicable federal, state or foreign law with respect to each Plan, and has performed all of its obligations under each Plan, except to the extent that failure to comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Company, each of its Subsidiaries and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Internal Revenue Code, except to the extent that a failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Internal Revenue Code has been made with respect to any Plan.

            B. (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan which is reasonably likely to be terminated has any Unfunded Pension Liability in an amount which, individually or in the aggregate for all such Pension Plans (excluding for purposes of such computation any such Pension Plans with respect to which assets exceed benefit liabilities), would reasonably be expected to have a Material Adverse Effect if such Pension Plan or Pension Plans were then terminated; and (iii) neither Company, any of its Subsidiaries or any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.


            4.10  Disclosure

            No representation or warranty of Company contained in this Agreement or any other document, certificate or written statement furnished to Lenders by or on behalf of Company for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to Company in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. The projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There is no fact known to Company (other than matters of a general economic nature) which materially and adversely affects the business, operations, property, assets or condition (financial or otherwise) of Company and its Subsidiaries, taken as a whole, which has not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

            4.11 Environmental Protection

            Company and each of its Subsidiaries is in compliance with all applicable Environmental Laws in respect of the conduct of its business and the ownership of its property, except such noncompliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Without limiting the effect of the preceding sentence:

            A. to the best of Company's knowledge, neither Company nor any of its Subsidiaries has received a complaint, order, citation, notice or other written communication with respect to the existence or alleged existence of a violation of, or liability arising under, any Environmental Law, the outcome of which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and

            B. to the best of Company's knowledge there are no environmental, health or safety conditions existing at any real property owned, operated or leased by Company or any of its existing or former Subsidiaries or any of their respective predecessors, including off-site treatment or disposal facilities used by Company or any of its existing or former Subsidiaries for waste treatment or disposal, which would reasonably be expected to require any construction or other capital costs or clean-up obligations to be incurred prior to the final scheduled maturity of the Obligations in order to assure compliance with any Environmental Law, including provisions regarding clean-up, to the extent that any of such conditions, construction or other capital costs or clean-up obligations, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

SECTION 5

COMPANY'S AFFIRMATIVE COVENANTS


            Company covenants and agrees that, so long as any of the Revolving Loan Commitments hereunder shall be in effect and until payment in full of all of the Loans, the Notes and the Overdraft Amount, the cancellation or expiration of all Letters of Credit and the reimbursement of all amounts drawn thereunder, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform all covenants in this Section 5.

            5.1  Financial Statements and Other Reports

            Company will maintain, and cause each of its Consolidated Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated financial statements in conformity with GAAP. Company will deliver to Lenders:

            (i) Quarterly Financials. as soon as practicable and in any event within 45 days after the end of each Fiscal Quarter, other than quarters which are the last quarter in a Fiscal Year, (a) the consolidated balance sheet of Company as at the end of such period and the related consolidated statements of income and cash flows of Company for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter and (b) a statement setting forth sales and operating income data by Reporting Unit for the last month of such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in the case of the statements described in clauses (a) and (b) above in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and, with respect to the consolidated statements of income and the statement of sales and operating income data by Reporting Unit, the corresponding figures from the consolidated plan and financial forecast for the current Fiscal Year delivered pursuant to subsection 5.1(x), all in reasonable detail and certified by the chief accounting officer, the chief financial officer or treasurer of Company that they fairly present the consolidated financial condition of Company and its Subsidiaries as at the dates indicated and the consolidated results of operations and cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustment and insofar as relates to Reporting Units based on Company's normal accounting procedures applied on a consistent basis;

            (ii) Year-End Financials. as soon as practicable and in any event within 90 days after the end of each Fiscal Year of Company (a) the consolidated balance sheet of Company as at the end of such year and the related consolidated statements of income, stockholders' equity and cash flows of Company for such Fiscal Year and (b) a statement setting forth sales and operating income data by Reporting Unit for such Fiscal Year, setting forth in the case of the statements described in clauses
      (a) and (b) above, in comparative form the corresponding figures for the previous year and, with respect to the consolidated statements of income and the statement of sales and operating income data by Reporting Unit, the corresponding figures from the consolidated plan and financial forecast for the current Fiscal Year delivered pursuant to subsection 5.1(x), all in reasonable detail, (c) in the case of such consolidated financial statements, accompanied by a report thereon of independent certified public accountants of recognized national standing selected by

      Company which report shall be unqualified as to going concern and scope of audit and shall state that such consolidated financial statements present fairly the financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated in conformity with GAAP consistently applied and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards and (d) in the case of such financial statements with respect to Reporting Units, certified by the chief accounting officer, the chief financial officer or treasurer of Company based on Company's normal accounting procedures applied on a consistent basis;

            (iii) Officers' Certificates and Compliance Certificates. together with each delivery of financial statements of Company and its Subsidiaries pursuant to subdivisions (i) and (ii) above, (a) an Officers' Certificate of Company stating that the signers have reviewed the terms of this Agreement and the Notes and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of the Officers' Certificate, of any condition or event which constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Company has taken, is taking and proposes to take with respect thereto; and (b) a Compliance Certificate demonstrating compliance (as determined in accordance with GAAP) during and at the end of such accounting periods with the restrictions contained in subsections 6.1, 6.2, 6.3, 6.4, 6.5 and 6.6 and, in addition, a written statement of the chief accounting officer or chief financial officer of Company describing in reasonable detail the differences between the financial information contained in such financial statements and the information contained in the Compliance Certificate relating to Company's compliance with subsection 6.5;

            (iv) Accountants' Certification. to the extent required pursuant to clause (a) or (b) below, together with each delivery of financial statements pursuant to subdivisions (i) or (ii) of this subsection 5.1, a written statement from the chief accounting officer or chief financial officer or treasurer of Company setting forth (a) if necessary to explain any material changes in the consolidated financial statements caused by the adoption of new accounting principles, a comparison and reconciliation of the consolidated financial statements with pro forma consolidated financial statements prepared as if the new accounting principles had not been adopted (it being understood that, subject to the following clause (b), only one such statement shall be required with respect to any particular adoption of any new accounting principles) and
      (b) during the pendency of any negotiations provided for in subsection
      9.9 resulting from any change in accounting principles and policies, the differences which would have resulted if such financial statements had been prepared without giving effect to such change;

            (v) SEC Filings and Press Releases. promptly upon their becoming available, copies of (a) all annual reports and proxy statements sent or made available generally by Company to its security holders or by any Subsidiary of Company to its security holders other than Company or another Subsidiary, (b) all reports and all registration statements of Company or any of its Subsidiaries filed with the Securities and Exchange Commission on Forms S-2, S-3, S-4 and 8-K, (c) all press releases and other statements made available generally by Company or any of its Consolidated Subsidiaries or any of its material Foreign Subsidiaries to the public concerning material developments in the business of Company or any of such Subsidiaries, and (d) such other filings with the Securities and Exchange Commission or any other regulatory agency having jurisdiction over the affairs of Company and its Subsidiaries as Administrative Agent may reasonably request;

            (vi) Events of Default, Etc. promptly upon any Responsible Officer of Company obtaining knowledge (a) of any condition or event which constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender or Administrative Agent has given any notice or taken any other action with respect to a claimed Event of Default or Potential Event of Default under this Agreement, (b) that any Person has given any notice to Company or any Subsidiary of Company or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 7.2, or (c) of the occurrence of any event or change (including any event or change relating to environmental or ERISA matters) that has caused or evidences, or would reasonably be expected to give rise to, either in any case or in the aggregate, a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed default, Event of Default, Potential Event of Default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

            (vii) Litigation or Other Proceedings. promptly upon any Responsible Officer of Company obtaining knowledge of (a) the institution of, or non-frivolous threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries not previously disclosed by Company to Lenders, or (b) any material development in any such action, suit, proceeding, governmental investigation or arbitration, which, in either case, if adversely determined, would reasonably be expected to cause a Material Adverse Effect, written notice thereof to Lenders and provide such other information as may be reasonably available to it to enable Lenders and their counsel to evaluate such matters;

            (viii) Financial Plans. as soon as practicable and in any event within 90 days after the end of each Fiscal Year of Company, a consolidated plan and financial forecast, prepared in accordance with Company's normal accounting procedures applied on a consistent basis, for such Fiscal Year of Company and its Subsidiaries, including, without limitation, (a) a forecasted consolidated balance sheet, consolidated statement of income and consolidated statement of cash flow of Company for such Fiscal Year, (b) forecasted consolidated balance sheets and statements of income of Company and a statement setting forth forecasted sales and operating income data for each Reporting Unit for each Fiscal Quarter of such Fiscal Year, and (c) the amount of forecasted capital expenditures and unallocated overhead for such Fiscal Year; and

            (ix) Other Information. with reasonable promptness, such other information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by any Lender through Administrative Agent.

            5.2  Corporate Existence, Etc.

            Company will at all times preserve and keep in full force and effect its corporate existence and rights and franchises material to its business and the businesses of each of its Subsidiaries; provided, however, that the corporate existence of any such Subsidiary may be terminated if its parent corporation determines that such termination is in the best interest of such parent corporation.

            5.3  Payment of Taxes and Claims; Tax Consolidation

            A. Company will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or property before any material penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a material Lien upon any of its properties or assets, prior to the time when any material penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

          B. Company will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Company or any of its Subsidiaries or such other Person as may be reasonably acceptable to Requisite Lenders).

            5.4  Maintenance of Properties; Insurance

            Company will maintain or cause to be maintained in good repair, working order and condition all material properties used or useful in the business of Company and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof. Company will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Subsidiaries against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations ("Industry Standards") and may self insure to the extent, and only to the extent, consistent with Industry Standards.

            5.5  Inspection

            Company shall permit any authorized representatives designated by any Lender, at the expense of that Lender, to visit and inspect any of the properties of Company or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested.

            5.6  Compliance with Laws, Etc.

          Company and its Subsidiaries shall exercise all due diligence in order to comply with the requirements of all applicable laws, rules, regulations and orders (including all Environmental Laws) of any governmental authority, noncompliance with which in any case or in the aggregate would reasonably be expected to cause a Material Adverse Effect.

            5.7  Securities Activities.

            Following the application of the proceeds of any Loans, not more than 25% of the value of the assets (either of Company only or of Company and its Subsidiaries on a consolidated basis) subject to the provisions of subsection 6.1 or 6.6, or subject to any restriction contained in any agreement or instrument between Company and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of subsection 7.2, will be Margin Stock.

SECTION 6

COMPANY'S NEGATIVE COVENANTS

            Company covenants and agrees that, so long as any of the Revolving Loan Commitments shall be in effect and until payment in full of all of the Loans, the Notes and the Overdraft Amount, the cancellation or expiration of all Letters of Credit and the reimbursement of all amounts drawn thereunder, unless Requisite Lenders shall otherwise give prior written consent, Company will perform all covenants in this Section 6.

            6.1  Liens and Related Matters

            A. Company will not, and will not permit any of its Consolidated Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset (including any document or instrument in respect of goods or accounts receivable) of Company or any of its Consolidated Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, except:

            (i)  Permitted Encumbrances;

            (ii) Liens described in Schedule B annexed hereto ("Existing Liens") and Liens securing Indebtedness incurred to refinance any Indebtedness secured by Existing Liens so long as (a) the principal amount of such refinancing Indebtedness does not exceed the greater of
      (1) the fair market value of the assets subject to such Lien and (2) the principal amount (or, if greater, the committed amount) of the Indebtedness refinanced thereby and (b) such refinancing Indebtedness is not secured by any collateral which did not secure the Indebtedness refinanced thereby;

            (iii) Liens arising from the giving, simultaneously with or within 180 days after the acquisition or construction of real property or tangible personal property, of any purchase money Lien (including vendors' rights under purchase contracts under an agreement whereby title is retained for the purpose of securing the purchase price thereof) on real property or tangible personal property hereafter acquired or constructed and not heretofore owned by Company or any of its Subsidiaries, or from the acquiring hereafter of real property or tangible personal property not heretofore owned by Company or any of its Subsidiaries subject to any then-existing Lien (whether or not assumed), or from the extension, renewal or replacement of any Indebtedness secured by any of the foregoing Liens so long as the aggregate principal amount thereof and the security therefor is not thereby increased; provided, however, that in each case (a) such Lien is limited to such acquired or constructed real or tangible personal property and fixed improvements, if any, then existing or thereafter erected thereon, and (b) the principal amount of the Indebtedness secured by such Lien, together (without duplication) with the principal amount of all other Indebtedness secured by liens on such property, shall not exceed the cost (which shall be deemed to include, without duplication, the amount of Indebtedness secured by Liens, including existing Liens, on such property) of such property to Company or any of its Subsidiaries;

            (iv) Liens encumbering accounts receivable sold and cash reserves established in connection therewith pursuant to any transaction permitted under subsection 6.6(v); and
            (v) Additional Liens securing Indebtedness of Company and its Consolidated Subsidiaries in an aggregate principal amount not to exceed $350,000,000 at any time outstanding.

            B. Except as provided herein, Company will not, and will not permit any of its Consolidated Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary's capital stock owned by Company or any other Subsidiary of Company, (ii) repay or prepay any

Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (iii) make loans or advances to Company or any other Subsidiary of Company, or (iv) transfer any of its property or assets to Company or any other Subsidiary of Company, except for such restrictions or encumbrances existing by reason of (a) any restrictions existing under any of the Loan Documents or any other agreements or contracts in effect on the Effective Date, (b) any restrictions with respect to any Person that becomes a Subsidiary of Company after the Effective Date under any agreement in existence at the time such Person becomes such a Subsidiary, (c) any restrictions with respect to any Subsidiary of Company imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the capital stock or assets of such Subsidiary, (d) any restrictions with respect to any Subsidiary of Company all or substantially all of whose assets consist of property encumbered by Liens permitted under subsection 6.1A, (e) restrictions imposed by applicable laws, (f) restrictions under leases of, or mortgages and other agreements relating to Liens on, specified property or assets limiting or prohibiting transfers of such property or assets (including, without limitation, non-assignment clauses, due-on-sale clauses and clauses prohibiting junior Liens), and (g) any restrictions existing under any agreement that amends, refinances or replaces any agreement containing restrictions permitted under the preceding clauses
(a) through (f); provided that the terms and conditions of any such agreement are no less favorable to Company than those under the agreement so amended, refinanced or replaced.

            6.2  Investments; Joint Ventures

            Company will not, and will not permit any of its Consolidated Subsidiaries to, directly or indirectly make or own any Investment in any Person or enter into any Joint Venture, except:

            (i) Company and its Consolidated Subsidiaries may make and own Investments in Cash Equivalents;
            (ii) Company and its Consolidated Subsidiaries may continue to own Investments described in Schedule C annexed hereto;

            (iii) Company and its Consolidated Subsidiaries may continue to own and may make intercompany loans;

            (iv) Company and its Consolidated Subsidiaries may make and own Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

            (v) Company and its Consolidated Subsidiaries may continue to own Investments in, and may make and own Investments resulting from capital calls, buyout obligations or similar requirements in respect of, Joint Ventures operating outside of the United States which are in existence on the date hereof;

            (vi) Company and its Consolidated Subsidiaries may make and own Investments in Joint Ventures operating outside of the United States if such arrangement is required pursuant to the law of the jurisdiction in which such Joint Venture is operating;

            (vii) Company and its Consolidated Subsidiaries may make and own Investments arising in connection with Commodities Agreements entered into in accordance with current industry practice (at the time of making any such Investment) or the past practices of Company and its Subsidiaries; and

            (viii) In addition to Investments permitted by clauses (i)-(vii) above, Company and its Consolidated Subsidiaries may make and own Investments with an aggregate fair market value of not more than $500,000,000.

            6.3  Letters of Credit

            Company will not, and will not permit any of its Consolidated Subsidiaries to, directly or indirectly become liable with respect to reimbursement obligations in respect of Standby Letters of Credit or Commercial Letters of Credit having a maximum aggregate amount available for drawing at any time in excess of $500,000,000.

            6.4  Restricted Junior Payments

            Company will not, and will not permit any of its Consolidated Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment (any such action constituting the "making" of a Restricted Junior Payment for purposes of this subsection 6.4) except that, so long as no Event of Default, and no Potential Event of Default under subsection 7.6, shall have occurred and be continuing or shall be caused thereby, Company may (i) make Restricted Junior Payments consisting of purchases of Common Stock in connection with the administration of Company's employee benefits program and (ii) make additional Restricted Junior Payments so long as, after giving effect to each such Restricted Junior Payment, the aggregate amount of all such Restricted Junior Payments made from and after the Effective Date does not exceed the sum of (a) $200,000,000 plus
(b) 50% of Consolidated Net Income for the period from December 31, 1996 to the applicable date of determination.

            6.5  Financial Covenant

            A.  Interest Coverage Ratio.

            Company will not permit the ratio of (i) Consolidated Adjusted EBITDA to (ii) Consolidated Interest Expense on the last day of each Fiscal Quarter (the "Reference Date") during each period indicated below to be less than the correlative ratio indicated for the four Fiscal-Quarter period ending on the Reference Date:
                                       MINIMUM INTEREST
     PERIOD                            COVERAGE RATIO

     Effective Date - 03/31/00            2.25:1.00
     Thereafter                           2.50:1.00

            B.  Maximum Consolidated Leverage Ratio.

            Company will not permit the Consolidated Leverage Ratio as of the last day of any Fiscal Quarter ending during any period indicated below to be more than the correlative ratio indicated for such period:

                                       MAXIMUM CONSOLIDATED
     PERIOD                            LEVERAGE RATIO

     Effective Date - 12/31/97            4.50:1.00
     01/01/98 - 12/31/98                  4.25:1.00
     01/01/99 - 12/31/99                  4.00:1.00
     01/01/00 - 12/31/00                  3.75:1.00
     01/01/01 - 12/31/01                  3.50:1.00


            6.6  Restriction on Fundamental Changes

            Subject to subsection 5.2, each of Company and its Subsidiaries will not enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or fixed assets, whether now owned or hereafter acquired, except:

            (i) any Subsidiary of Company may be merged or consolidated with or into Company or any Subsidiary of Company, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any Subsidiary of Company; provided that, in the case of such a merger or consolidation involving Company, Company shall be the continuing or surviving corporation;

            (ii) Company and its Subsidiaries may convey, sell, lease or otherwise dispose of in the ordinary course of business any property or asset which is obsolete or no longer useful in any of its businesses or is of de minimis value, as determined in good faith by the Board of Directors of Company or such Subsidiary, as the case may be;

            (iii) so long as no Event of Default has occurred and is continuing or shall be caused thereby, Company and its Subsidiaries may convey, sell, lease or otherwise dispose of any of their assets outside the ordinary course of business; provided that (a) any such sale or other disposition is made for at least the fair market value of such assets; and (b) Company and its Subsidiaries may not sell or otherwise dispose of, in any one or more Asset Sales consummated after the date hereof, an amount equal to or greater than an aggregate of (i) $300,000,000 in fair market value of stock or other assets pursuant to this subsection 6.6(iii) during any consecutive 12-month period or (ii) $600,000,000 in fair market value of stock or other assets pursuant to this subsection 6.6(iii) during the term of this Agreement;

            (iv) Company and its Subsidiaries may sell, resell or otherwise dispose of real or personal property held for sale or resale in the ordinary course of business; and

            (v) Company and its Subsidiaries may sell accounts receivable pursuant to accounts receivable securitization facilities on customary terms for such facilities (including customary terms as to the non-recourse nature of such facilities to Company and its Subsidiaries with respect to defaults by account debtors in payment of any accounts receivable sold pursuant thereto).

            6.7  Transactions with Shareholders and Affiliates

            Company will not, and will not permit any of its Consolidated Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity securities of Company or with any Affiliate of Company or of any such holder, on terms that are less favorable to Company or that Subsidiary, as the case may be, than those which might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction shall not apply to (i) any transaction between Company and any of its wholly-owned Subsidiaries or between any of its wholly-owned Subsidiaries, (ii) customary fees paid to members of the Board of Directors of Company and its Subsidiaries, (iii) transactions approved by a majority of the disinterested members of the Board of Directors of Company or the applicable Subsidiary, (iv) purchases and sales of goods from retailers and suppliers affiliated with KKR in the ordinary course of business on terms not materially less favorable than generally available from such retailers or suppliers, or (v) the payment of an annual fee to KKR for rendering management and consulting services to Company and the reimbursement of expenses in connection therewith.

            6.8  Conduct of Business

            From and after the Effective Date, Company will not, and will not permit any of its Subsidiaries to, fundamentally or substantively alter the character of its business from that conducted by Company and its Subsidiaries, taken as a whole, as of the Effective Date.

            6.9  Amendments or Waivers of Certain Documents

            Neither Company nor any of its Consolidated Subsidiaries will amend or otherwise change the subordination provisions of the Existing Subordinated Notes or the Existing Subordinated Note Indenture, or make any payment consistent with such an amendment or change.


SECTION 7
EVENTS OF DEFAULT

            If any of the following conditions or events ("Events of Default") shall occur and be continuing:

            7.1  Failure to Make Payments When Due

            Failure to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of prepayment or otherwise; or failure to pay any interest on any Loan or any other amount due under this Agreement within five days after the date due; or

            7.2  Default in Other Agreements

            A. Failure of Company or any of its Subsidiaries to pay when due any principal or interest on any Indebtedness (other than Indebtedness referred to in subsection 7.1) or guaranties of Indebtedness in an individual principal amount of $50,000,000 or more or with an aggregate principal amount of $100,000,000 or more, in each case beyond the end of any period prior to which the obligee thereunder is prohibited from accelerating payment thereunder; or

            B. Breach or default of Company or any of its Subsidiaries with respect to any other term of any evidence of any Indebtedness or guaranties of Indebtedness in an individual principal amount of $50,000,000 or more or with an aggregate principal amount of $100,000,000 or more (or any loan agreement, mortgage, indenture or other agreement relating thereto) if the effect of such failure, default or breach is to cause, or (in the case of a breach or default with respect to a material term of the applicable Indebtedness or guaranty) to permit the holder or holders of that Indebtedness or guaranty (or a trustee on behalf of such holder or holders) then to cause, that Indebtedness or guaranty to become or be declared due prior to its stated maturity (or the stated maturity of any underlying obligation, as the case may be); provided that such failure, default or breach has not been waived by such holder or holders or trustee on behalf of such holder or holders; or

            7.3  Breach of Certain Covenants

            Failure of Company to perform or comply with any term or condition contained in subsections 2.5 or 5.2 or Section 6 of this Agreement; or

            7.4  Breach of Warranty

            Any representation or warranty made Company in any Loan Document or in any statement or certificate at any time given by Company in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

            7.5  Other Defaults under Agreement or Loan Documents

            Company shall default in the performance of or compliance with any term contained in this Agreement or the other Loan Documents other than those referred to above in subsections 7.1, 7.3 or 7.4 and such default shall not have been remedied or waived within 30 days after receipt of notice from Administrative Agent or any Lender of such default; or

            7.6  Involuntary Bankruptcy; Appointment of Receiver, Etc.

            (A) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Company or any of its Material Subsidiaries in an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (B) an involuntary case is commenced against Company or any of its Material Subsidiaries under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or any of its Material Subsidiaries, or over all or a substantial part of its property, shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of Company or any of its Material Subsidiaries for all or a substantial part of its property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of Company or any of its Material Subsidiaries, and the continuance of any such events in subpart (B) for 60 days unless dismissed, bonded or discharged; or

            7.7  Voluntary Bankruptcy; Appointment of Receiver, Etc.

            Company or any of its Material Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; the making by Company or any of its Material Subsidiaries of any general assignment for the benefit of creditors; or the inability or failure of Company or any of its Material Subsidiaries, or the admission by Company or any of its Material Subsidiaries in writing of its inability to pay its debts as such debts become due; or the Board of Directors of Company or any of its Material Subsidiaries (or any committee thereof) adopts any resolution or otherwise authorizes action to approve any of the foregoing; or

            7.8  Judgments and Attachments

            Any money judgment, writ or warrant of attachment, or similar process involving (i) in any individual case an amount in excess of $25,000,000 or (ii) in the aggregate at any time an amount in excess of $50,000,000 (in either case not adequately covered by insurance as to which the insurance company has acknowledged coverage) shall be entered or filed against Company or any of its Material Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days or in any event later than five days prior to the date of any proposed sale thereunder; or

            7.9  Dissolution

            Any order, judgment or decree shall be entered against Company or any of its Material Subsidiaries decreeing the dissolution or split up of Company or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

            7.10 Change of Control

            A Change of Control shall have occurred; or

            7.11 Employee Benefit Plans

            An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan.

            THEN (i) upon the occurrence of any Event of Default described in the foregoing subsection 7.6 or 7.7, each of (x) the unpaid principal amount of and accrued interest on the Loans, (y) the Overdraft Amount and all accrued and unpaid interest thereon, and (z) an amount equal to the maximum amount which may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letter of Credit) shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company, and the obligation of Administrative Agent to honor any overdraft in respect of the Overdraft Account, the obligation of each Lender to make any Loan, the obligation of Administrative Agent to issue any Letter of Credit and the right of any other Lender to issue any Letter of Credit hereunder shall thereupon terminate, and (ii) upon the occurrence of any other Event of Default, Requisite Lenders (or Administrative Agent, at the direction or with the consent of Requisite Lenders) may, by written notice to Company, declare an amount equal to the amounts described in clauses (x), (y) and (z) above to be, and the same shall forthwith become, due and payable, together with accrued interest thereon, and the obligation of Administrative Agent to honor any overdraft in respect of the Overdraft Account, the obligation of each Lender to make any Loan, the obligation of Administrative Agent to issue any Letter of Credit and the right of any other Lender to issue any Letter of Credit hereunder shall thereupon terminate; provided that the foregoing shall not affect in any way (A) the right of Administrative Agent to cause Lenders to make Revolving Loans in order to repay the then outstanding Overdraft Amount as provided in (and subject to the conditions set forth in) subsection 2.1B, (B) the obligations of Lenders to purchase from Administrative Agent participations in the Overdraft Amount as provided in subsection 2.1B, and (C) the obligations of Lenders to purchase from Issuing Lenders participations in the unreimbursed amount of any drawings under any Letters of Credit as provided in subsection 2.8E.

            Any amounts described in clause (z) above, when received by Administrative Agent, shall be held by Administrative Agent, for the benefit of Lenders, as collateral security for the Obligations of Company in respect of all outstanding Letters of Credit, and Company hereby (X) grants to Administrative Agent a security interest in all such amounts, together with any interest accrued thereon and any Investments of such amounts, as security for such Obligations, (Y) agrees to execute and deliver to Administrative Agent all such documents and instruments as may be necessary or, in the opinion of Administrative Agent, desirable in order to more fully evidence, perfect or protect such security interest, and (Z) agrees that, upon the honoring by any Issuing Bank of any drawing under a Letter of Credit issued by it, Administrative Agent is authorized and directed to apply any amounts held as collateral security in accordance with the terms of this paragraph to reimburse such Issuing Lender for the amount of such drawing.

         Notwithstanding the foregoing, if at any time within 60 days after acceleration of the maturity of any Loan, Company shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement or the Notes) and all Events of Default and Potential Events of Default (other than non-payment of principal of and accrued interest on the Loans and the Notes, and payments of amounts referred to in clause (z) above, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 9.7, then Requisite Lenders by written notice to Company may rescind and annul the acceleration and its consequences (and upon such written notice all obligations of each Lender hereunder shall be reinstated, in each case as in effect immediately prior to such acceleration), and Administrative Agent shall return to Company any amounts held by Administrative Agent pursuant to the immediately preceding paragraph as cash collateral in respect of amounts described in clause (z) above; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon.

         Anything contained in this Agreement to the contrary notwithstanding, after the occurrence of an Event of Default and the acceleration of the maturity of the Loans and the amounts referred to in clauses (y) and (z) above, all payments relating to the Loans and such amounts shall be made to Administrative Agent for the account of Lenders and all amounts received by Administrative Agent which are to be applied to the payment of the Obligations shall be distributed to Lenders in such a manner that each Lender receives the same proportionate share of such amounts based on the ratio of the Aggregate Amounts Due to such Lender to the Aggregate Amounts Due to all Lenders.


SECTION 8

AGENTS

            8.1  Appointment

            Bankers is hereby appointed Administrative Agent hereunder by each Lender and in such capacity as Administrative Agent to serve as Bid Rate Loan Agent, and each Lender hereby authorizes Administrative Agent to act hereunder and under the other instruments and agreements referred to herein as its agent hereunder and thereunder, and Bankers agrees to act as such upon the express conditions contained in this Section 8. BofA is hereby appointed Syndication Agent hereunder by each Lender, and BofA agrees to act as such upon the express conditions contained in this Section 8. Each of NationsBank and ScotiaBank is hereby appointed Co-Documentation Agent hereunder by each Lender, and each of NationsBank and ScotiaBank agrees to act as such upon the express conditions contained in this Section 8. The provisions of this
Section 8 are solely for the benefit of Agents and Lenders, and Company shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing their functions and duties under this Agreement, Agents shall act solely as agents of Lenders and do not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company. Neither Syndication Agent nor Co-Documentation Agents nor any Lenders named as Lead Managers or Co-Agents hereunder shall have any liability under this Agreement to any Person, other than as Lenders hereunder.

            8.2  Powers; General Immunity

            A. Duties Specified. Each Lender irrevocably authorizes Administrative Agent to take such action on such Lender's behalf and to exercise such powers hereunder and under the other instruments and agreements referred to herein as are specifically delegated to Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Administrative Agent shall have only those duties and responsibilities which are expressly specified in this Agreement and it may perform such duties by or through its agents or employees. Each of the Co-Documentation Agents and Syndication Agent shall have no powers or duties hereunder except as expressly specified in this Agreement. The duties of Agents shall be mechanical and administrative in nature; Agents shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agents any obligations in respect of this Agreement or the other instruments and agreements referred to herein except as expressly set forth herein or therein.

            B. No Responsibility for Certain Matters. Agents shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or the Notes issued hereunder, or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by Administrative Agent to Lenders or by or on behalf of Company to Administrative Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or the use of Letters of Credit or of the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, Administrative Agent shall have no liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

            C. Exculpatory Provisions. No Agent nor any of its respective officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted hereunder or in connection herewith unless caused by its or their gross negligence or willful misconduct. If Administrative Agent shall request instructions from Lenders with respect to any act or action (including the failure to take an action) in connection with this Agreement, or the other instruments and agreements referred to herein, Administrative Agent shall be entitled to refrain from such act or taking such action unless and until Administrative Agent shall have received instructions from Requisite

Lenders. Without prejudice to the generality of the foregoing, (i) Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or (where so instructed) refraining from acting under this Agreement or the other instruments and agreements referred to herein in accordance with the instructions of Requisite Lenders. Administrative Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement or the other instruments and agreements referred to herein unless and until it has obtained the instructions of Requisite Lenders.

            D. Agents Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and Letters of Credit, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Each Agent and each of its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Company or any Affiliate of Company as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

            8.3 Representations and Warranties; No Responsibility for Appraisal of Creditworthiness

            Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company in connection with the making of the Loans and the issuance of Letters of Credit hereunder and such Lender's purchasing of participations in such Letters of Credit and has made and shall continue to make its own appraisal of the creditworthiness of Company. No Agent shall have any duty or responsibility either initially or on a continuing basis to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto whether coming into its possession before the making of the Loans or the issuance of the Letters of Credit or any time or times thereafter and no Agent shall further have any responsibility with respect to the accuracy of or the completeness of the information provided to Lenders.

            8.4  Right to Indemnity

            Each Lender severally agrees to indemnify each Agent, proportionately to its Pro Rata Share, to the extent such Agent shall not have been reimbursed by Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in performing its duties hereunder or in any way relating to or arising out of this Agreement or the other instruments and agreements referred to herein; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. If any indemnity furnished to an Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

            8.5  Registered Persons Treated as Owners

            Administrative Agent may deem and treat the Persons listed as Lenders in the Register as the owners of the corresponding Loans listed therein for all purposes hereof unless and until an Assignment and Acceptance effecting the assignment or transfer thereof shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection
9.2 (ii). Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, transferee or assignee of the corresponding Loan.

            8.6  Successor Administrative Agent and Overdraft Account Provider

            Administrative Agent may resign at any time by giving 30 days prior written notice thereof to Lenders and Company, and Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Company and Administrative Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five days notice to Company, to appoint a successor Administrative Agent; provided that such appointment shall be subject to the consent of Company, which consent shall not be unreasonably withheld. Upon the acceptance of any appointment as an Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from its duties and obligations as Administrative Agent under this Agreement. After any retiring or removed Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

            Any resignation or removal of Administrative Agent pursuant to this subsection 8.6 shall also constitute the resignation or removal of Administrative Agent as the provider of the Overdraft Account, and any successor Administrative Agent appointed pursuant to this subsection 8.6 shall, upon its acceptance of, and as a condition to, such appointment, become the successor provider of the Overdraft Account for all purposes hereunder.
In such event (i) Company shall repay in full the Overdraft Amount and all other amounts owing to the retiring or removed Administrative Agent under the Overdraft Agreement, and (ii) Company and the retiring or removed Administrative Agent shall terminate the Overdraft Agreement to which they are a party and Company and the successor Administrative Agent shall enter into a successor Overdraft Agreement.


SECTION 9

MISCELLANEOUS

            9.1  Representation of Lenders

            Each Lender hereby represents that it is a commercial lender or financial institution which makes loans in the ordinary course of its business and that it will make each Loan hereunder for its own account in the ordinary course of such business; provided, however, that, subject to subsection 9.2, the disposition of the Notes or other evidences of Indebtedness held by that Lender shall at all times be within its exclusive control.

            9.2 Assignments and Participations in Loans, Notes and Letters of Credit

            A. General. Each Lender shall, subject to the provisions of this subsection 9.2, have the right at any time to (i) sell, assign, transfer or negotiate to any Eligible Assignee, or (ii) sell participations to any Person in, all or any part of any Loan or Loans made by it or its Revolving Loan Commitment or its Letters of Credit or participations therein or any other interest herein or in any other Obligations owed to it; provided that no such assignment or participation shall, without the consent of Company, require Company to file a registration statement with the Securities and Exchange Commission or apply to qualify such assignment or participation of the Loans, Letters of Credit or participations therein or the other Obligations under the securities laws of any state. Except as otherwise provided in this subsection 9.2, no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or any granting of participations in, all or any part of the Loans, Revolving Loan Commitment, Letters of Credit or participations therein or the other Obligations owed to such Lender.

            B.  Assignments.

            (i) Amounts and Terms of Assignments. Each Loan, Revolving Loan Commitment, Letter of Credit or participation therein or other Obligation may (a) be assigned in any amount (of a constant and not a varying percentage) to another Lender, or to an Affiliate of the assigning Lender or another Lender, with the giving of notice to Company and Administrative Agent or (b) be assigned in an amount (of a constant and not a varying percentage) of not less than $10,000,000 (or such lesser amount (X) as shall constitute the aggregate amount of all Loans, Revolving Loan Commitment, Letters of Credit or participations therein and other Obligations of the assigning Lender or (Y) so long as, after giving effect to such assignment and any other assignments concurrently being made to the assignee, such assignee receives not less than $10,000,000 of the Loans, Revolving Loan Commitment or other Obligations assigned to it) to any other Eligible Assignee with the giving of notice to Company and Administrative Agent and with the consent of Company and Administrative Agent, in the case of an assignment made by a Lender other than Administrative Agent, or with the consent of Company, in the case of an assignment made by Administrative Agent (which consent of Company and Administrative Agent shall not be unreasonably withheld; provided that the inability of an Eligible Assignee to satisfy the requirements set forth in subsection 2.7C(iv) of this Agreement, if applicable, shall constitute reasonable grounds for withholding such consent). To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Loans, Revolving Loan Commitment, Letters of Credit or participations therein or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to Administrative
      Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with, with respect to assignments which occur following the Effective Date, a processing and recordation fee of $3,500, and such certificates, documents or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment and Acceptance may be required to deliver to Administrative Agent pursuant to subsection 2.7C(iv). Upon such execution, delivery and acceptance, from and after the effective date specified in such Assignment and Acceptance, (y) the assignee thereunder shall be a party hereto and a "Lender" hereunder and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender hereunder, including, without limitation, the obligation in subsection 9.20 to maintain the confidentiality of all non-public information received by it pursuant to this Agreement and
      (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto); provided that, if the assignee of the assigning Lender is an Affiliate of such Lender, such assignee shall not be entitled to receive any greater amount pursuant to subsections 2.6E or 2.7 than the assigning Lender would have been entitled to receive in respect of the amount of the assignment effected by such assigning Lender to such Affiliate had no such assignment occurred. The Revolving Loan Commitments hereunder shall be modified to reflect the Revolving Loan Commitment of such assignee and any remaining Revolving Loan Commitment of such assigning Lender and, if any such assignment occurs after the issuance of a Note to the assigning Lender hereunder, if requested pursuant to subsection 2.1E(iv), new Notes shall, upon surrender of the assigning Lender's Note, be issued upon request to the assignee and to the assigning Lender, substantially in the form of Exhibit VII or Exhibit VIII annexed hereto, as the case may be, with appropriate insertions, to reflect the new Revolving Loan Commitments and/or outstanding Loans, as the case may be, of the assignee and the assigning Lender. In the event that a Lender assigns the full amount of its Revolving Loans, Revolving Loan Commitments and other Obligations and such Lender has any outstanding Bid Rate Loans at the time of such assignment, such Lender must also assign the full amount of such Bid Rate Loans to an Eligible Assignee. Notwithstanding the foregoing provisions of this subsection 9.2B(i), any Lender may pledge or assign all or any portion of its rights under this Agreement to a Federal Reserve Bank as security for borrowings therefrom; provided that no such pledge or assignment shall release any such Lender from its obligations hereunder.

            (ii) Acceptance by Administrative Agent; Recordation in Register. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee referred to in subsection 9.2B(i) and any certificates, documents or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Administrative Agent pursuant to subsection 2.7C(iv), Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit XI hereto and if Administrative Agent and Company have consented to the assignment evidenced thereby (in each case to the extent such consent is required pursuant to subsection 9.2B(i)), (a) accept such Assignment and Acceptance by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Administrative Agent to such assignment), (b) record the information contained therein in the Register, and (c) give prompt notice thereof to Company. Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to and accepted by it as provided in this subsection 9.2B(ii).

      C. Participations. The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the regularly scheduled maturity of any portion of the principal amount of or interest on any Loan allocated to such participation or (ii) a reduction of the principal amount of or the rate of interest payable on any Loan or payments due in repayment of draws under Letters of Credit allocated to such participation, and all amounts payable by Company hereunder shall be determined as if such Lender had not sold such participation. A Lender which has sold a participation in its Loans or Revolving Loan Commitment shall require the holder of such participation to agree in writing to comply with the provisions of subsection 9.20 and if a Lender desires to give any prospective participant a copy of any non-public information obtained by Lenders pursuant to the requirements of this Agreement which has been identified as such by Company, such Lender shall require such prospective participant to agree in writing to hold such information in accordance with such prospective participant's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices prior to its delivery of such material to such prospective participant. Company hereby acknowledges and agrees that, only for purposes of subsections 2.6E, 2.7, 9.5 and 9.6, any participation will give rise to a direct obligation of Company to the participant and the participant shall be considered to be a "Lender"; provided that no participant shall be entitled to receive any greater amount pursuant to subsections 2.6E or 2.7 than the transferor Lender would have been entitled to receive in respect of the amount of the participation effected by such transferor Lender to such participant had no such participation occurred.

            D. Assignments to Federal Reserve Banks. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 9.2, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided that (i) no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

            E. Information. Each Lender may furnish any information concerning Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 9.20.

            9.3  Expenses

            Whether or not the transactions contemplated hereby shall be consummated, Company agrees to promptly pay (i) all the actual and reasonable costs and expenses of preparation of this Agreement and the other Loan Documents and all the costs of furnishing all opinions by counsel for Company (including without limitation any opinions requested by Lenders as to any legal matters arising hereunder), and of Company's performance of and compliance with all agreements and conditions contained herein on their part to be performed or complied with; (ii) the reasonable fees, expenses and disbursements of counsel to Agents (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of this Agreement, the other Loan Documents, the Letters of Credit and the Loans hereunder, and any amendments and waivers hereto or thereto; and (iii) after the occurrence of an Event of Default, all costs and expenses (including reasonable attorneys' fees, including allocated costs of internal counsel, and costs of settlement) incurred by Lenders in enforcing any Obligations of or in collecting any payments due from Company hereunder or under the Notes or any of the other Loan Documents by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings.

            9.4  Indemnity

            In addition to the payment of expenses pursuant to subsection 9.3, whether or not the transactions contemplated hereby shall be consummated, directors, employees, agents, and affiliates of Agents and Lenders (collectively called the "Indemnitees") harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto), which may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents, Lenders' agreement to make the Loans or the use or intended use of the proceeds of the Loans or the issuance of Letters of Credit hereunder and Lenders' agreement to purchase participations therein as provided for herein or the use or intended use of the Letters of Credit or the honoring of overdrafts under the Overdraft Agreement or the purchase of participations by Lenders in the Overdraft Amount (the "indemnified liabilities"); provided that Company shall have no obligation to an Indemnitee hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of that Indemnitee. Company also agrees to indemnify and hold harmless the Indemnitees from any claim, demand or liability for broker's or finder's fees alleged to have been incurred in connection with any transactions contemplated by this Agreement and any expenses, including reasonable legal fees, arising in connection with any such claim, demand or liability. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Company shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them.

            9.5  Set Off

            In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, each Lender is hereby authorized by Company at any time or from time to time, without notice to Company, or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of Company against and on account of the obligations and liabilities of Company to that Lender under this Agreement, the Notes, the Overdraft Agreement and the Letters of Credit, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Letters of Credit or the Notes or the other Loan Documents, irrespective of whether or not (a) that Lender shall have made any demand hereunder or (b) that Lender shall have declared the principal of and the interest on the Loans and Notes, any obligations of Company in respect of the Letters of Credit and other amounts due hereunder to be due and payable as permitted by Section 7 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

            9.6  Ratable Sharing
            Lenders hereby agree among themselves that if any of them shall, through the exercise of any right of counterclaim, setoff, banker's lien or otherwise or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal and interest then due with respect to the Loans owed to that Lender, the amount then due to that Lender with respect to the Overdraft Amount or any Letter of Credit or any participation therein, or any fees or commissions payable hereunder or under the other Loan Documents (collectively, the "Aggregate Amounts Due" to such Lender) which is greater than the proportion received by any other Lender in respect to the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (y) notify each other Lender and Administrative Agent of such receipt and (z) purchase participations (which it shall be deemed to have done simultaneously upon the receipt of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by the Lenders in proportion to the Aggregate Amounts Due them; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to that Lender to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased and any other subsequent holder of a participation in any Loan or Letter of Credit or the Overdraft Amount otherwise acquired may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all monies owing by Company to that holder as fully as if that holder were a holder of such a Loan or Letter of Credit or the Overdraft Amount in the amount of the participation held by that holder.

            9.7  Amendments and Waivers

      A. No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, and no consent to any departure by Company therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that no such amendment, modification, termination, waiver or consent shall, without the consent of each Lender (with Obligations directly affected in the case of the following clause (i)): (i) extend the scheduled final maturity of any Loan or Note, or extend the stated expiration date of any Letter of Credit or the date for reimbursement of any amount drawn thereunder, beyond the Revolving Loan Commitment Termination Date, or reduce the rate of interest (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2E) or fees in respect of the Revolving Loan Commitments, the Loans or the Letters of Credit, or extend the time of payment of interest or fees in respect thereof, or reduce the principal amount of any of the Obligations (including any Obligation to reimburse the amount of any drawing honored under any Letter of Credit), (ii) amend, modify, terminate or waive any provision of this subsection 9.7 or any other provision of this Agreement expressly requiring the approval or concurrence of all Lenders, (iii) reduce the percentage specified in the definition of Requisite Lenders or change the definition of "Pro Rata Share" (it being understood that, with the consent of Requisite Lenders, additional extensions of credit pursuant to this Agreement may be included in determining what constitutes Requisite Lenders and in determining the Pro Rata Shares of Lenders, in each case on substantially the same basis as the Revolving Loan Commitments and the Revolving Loans are included in such determinations on the Effective Date), or (iv) consent to the assignment or transfer by Company of any of its rights and obligations under this Agreement and the other Loan Documents; provided, further that no such amendment, modification, termination or waiver shall (1) increase the Revolving Loan Commitment of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that (A) amendments, modifications or waivers of conditions precedent, covenants, Potential Events of Default or Events of Default or of mandatory reductions in the Revolving Loan Commitments shall not constitute an increase of the Revolving Loan Commitment of any Lender and (B) an increase in the available portion of the Revolving Loan Commitment of any Lender shall not constitute an increase in the Revolving Loan Commitment of such Lender); (2) amend, modify, terminate or waive any provision of subsection 2.1B or any other provision of this Agreement relating to the Overdraft Account or the Overdraft Amount (including any provision relating to the repayment of the Overdraft Amount with the proceeds of Revolving Loans or relating to the obligations of Lenders to purchase participations in the Overdraft Amount) without the consent of Administrative Agent; (3) amend, modify, terminate or waive any provision of this Agreement relating to the obligations of Lenders to purchase participations in Letters of Credit without the written concurrence of BofA, Administrative Agent and each other Issuing Lender which has a Letter of Credit then outstanding or which has not been reimbursed for a drawing under a Letter of Credit issued by it; or (4) amend, modify, terminate or waive any provision of Section 8 applicable to any Agent without the consent of such Agent.

      B. If, in connection with any proposed amendment, modification, termination, waiver or consent relating to any of the provisions of this Agreement or the Notes as described in any of clauses (i) through (v) of the first proviso to subsection 9.7A, the consent of Requisite Lenders is obtained but the consent of one or more of the other Lenders whose consent is also required is not obtained, then Company shall have the right, so long as all such non-consenting Lenders whose individual consent is required are treated as described in either clause (i) or (ii) below, to (i) replace each such non-consenting Lender with one or more Replacement Lenders (as defined in subsection 9.7C) pursuant to subsection 9.7C so long as at the time of such replacement each such Replacement Lender consents to the proposed amendment, modification, termination, waiver or consent and/or (ii) terminate each such non-consenting Lender's Revolving Loan Commitment and repay in full its outstanding Loans in accordance with subsection 2.4A(i); provided that unless the Revolving Loan Commitments that are terminated and the Loans that are repaid pursuant to the preceding clause (ii) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Revolving Loan Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to the preceding clause (ii), Requisite Lenders (determined before giving effect to the proposed action) shall specifically consent thereto; provided further that Company shall not have the right to terminate any such non-consenting Lender's Revolving Loan Commitment and repay in full its outstanding Loans pursuant to clause (ii) of this subsection 9.7B if, immediately after the termination of such Lender's Revolving Loan Commitment, the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitments; provided still further that Company shall not have the right to replace a Lender solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to subsection 9.7A.

      C. (i) In the event of certain refusals by any Lender, as provided in subsection 9.7B, to consent to certain proposed amendments, modifications, terminations, waivers or consents with respect to this Agreement which have been approved by Requisite Lenders, Company may, upon five Business Days' written notice to Administrative Agent (which notice Administrative Agent shall promptly transmit to each Lender) repay all Loans, together with accrued and unpaid interest, fees and other amounts owing to such Lender (a "Replaced Lender") in accordance with, and subject to the requirements of, subsection 9.7B so long as (i) in the case of the repayment of Loans of any Lender pursuant to this subsection 9.7C the Revolving Loan Commitment of such Lender is terminated concurrently with such repayment (at which time Schedule A shall be deemed modified to reflect the changed Revolving Loan Commitments) and (ii) in the case of the repayment of Loans of any Lender the consents required by Section 9.7B in connection with the repayment pursuant to this subsection 9.7C have been obtained.

            (ii) At the time of any replacement pursuant to this subsection 9.7C, the lender replacing such Replaced Lender (the "Replacement Lender") shall enter into one or more assignment agreements, in form and substance satisfactory to Administrative Agent, pursuant to which the Replacement Lender shall acquire the Revolving Loan Commitment and outstanding Loans of, and participations in the Overdraft Amount and Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (B) an amount equal to all unpaid drawings with respect to Letters of Credit that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time, and (C) an amount equal to all accrued, but theretofore unpaid, fees owing to the Replaced Lender and (y) the appropriate Issuing Lender an amount equal to such Replaced Lender's Pro Rata Share of any unpaid drawing with respect to Letters of Credit (which at such time remains an unpaid drawing), to the extent such amount was not theretofore funded by such Replaced Lender;

            (iii) All obligations of Company owing to the Replaced Lender (excluding those specifically described in clause (ii) above in respect of which the assignment purchase price has been, or is concurrently being, paid, but including, however, any amounts that would have been payable by Company pursuant to subsection 2.6E if Company had directly prepaid the Loans of such Replaced Lender) shall be paid in full by Company to such Replaced Lender concurrently with such replacement; and

            (iv) Upon the execution of the respective assignment documentation, the payment of amounts referred to in clauses (ii) and
      (iii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by Company, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to Company's obligations regarding indemnification provisions under this Agreement, which shall survive for the benefit of such Replaced Lender. Notwithstanding anything to the contrary contained above, no Issuing Lender may be replaced hereunder at any time while it has Letters of Credit outstanding hereunder unless arrangements satisfactory to such Issuing Lender (including the furnishing of a standby letter of credit in form and substance, and issued by an issuer, satisfactory to such Issuing Lender or the furnishing of cash collateral in amounts and pursuant to arrangements satisfactory to such Issuing Lender) have been made with respect to such outstanding Letters of Credit.

     D. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Company in any case shall entitle Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 9.7 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Company, on Company.

            9.8  Independence of Covenants

            All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

            9.9  Change in Accounting Principles, Fiscal Year or Tax Laws

            If (i) any changes in accounting principles and policies from those used in the preparation of the financial statements referred to in subsection 4.3 hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) would result in a change in the method of calculation of financial covenants, standards or terms found in Sections 1, 5 and 6 hereof, (ii) there is any change in Company's Fiscal Quarter or Fiscal Year, or (iii) there is a material change in federal tax laws which materially affects Company's ability to comply with the financial covenants, standards or terms found in Sections 1, 5 or 6 hereof, the parties hereto agree to enter into negotiations in order to amend such provisions (in accordance with subsection 9.7) so as to equitably reflect such changes with the desired result that the criteria for evaluating Company's financial condition shall be the same after such changes as if such changes had not been made.
            9.10 Notices

            Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by United States mail or by courier service and shall be deemed to have been given when delivered in person or by courier service, by receipt of telecopy or telex or four Business

Days after depositing it in the United States mail, registered or certified, with postage prepaid and properly addressed; provided that notices to Administrative Agent or Company shall not be effective until received. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this subsection 9.10) shall be as set forth under each party's name on the signature pages hereof or in the applicable Assignment and Acceptance.

            9.11  Survival of Warranties and Certain Agreements

            A. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loans hereunder, the execution and delivery of the Notes and the issuance of the Letters of Credit.

            B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Company set forth in subsections 2.6E, 2.7,
9.3 and 9.4 and the agreements of Lenders set forth in subsections 8.2C, 8.4,
9.5 and 9.6 shall survive the payment of the Loans, the Notes and the Overdraft Amount, the cancellation or expiration of the Letters of Credit and the termination of this Agreement.

            9.12  Failure or Indulgence Not Waiver; Remedies Cumulative

            No failure or delay on the part of Administrative Agent or any Lender in the exercise of any power, right or privilege hereunder or under the other Loan Documents shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement or the other Loan Documents are cumulative to and not exclusive of, any rights or remedies otherwise available.

            9.13  Severability

            In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

            9.14  Obligations Several; Independent Nature of Lenders' Rights

            The obligation of each Lender hereunder is several, and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder. Nothing contained in this Agreement and no action taken by Lenders pursuant hereto shall be deemed to constitute Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall, subject to Section 7, be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

            9.15  Headings

            Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

            9.16 Applicable Law

            THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICES FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 OR ANY SUCCESSOR PUBLICATIONS (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

            9.17 Successors and Assigns

            This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. Neither Company's rights or obligations under the Loan Documents or any interest therein may be assigned without the written consent of all Lenders. Lenders' rights of assignment are subject to subsection 9.2.

            9.18 Consent to Jurisdiction and Service of Process

            ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST COMPANY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, COMPANY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

            (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

            (II)  WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

            (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO COMPANY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 9.10;

            (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER COMPANY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

            (V)  AGREES THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY

      OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST COMPANY IN THE COURTS OF ANY OTHER JURISDICTION; AND

            (VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 9.18 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW
      SECTION 5-1402 OR OTHERWISE.

            9.19 Waiver of Jury Trial

            EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

            9.20 Confidentiality

            Lenders shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as such by Company in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event (i) subject to subsection 9.2, may make disclosure reasonably required by any bona fide transferee or participant in connection with the contemplated transfer of any Revolving Loan Commitment, any Loan, any Letter of Credit or any participation therein and (ii) may make disclosure as required or requested by any governmental agency or representative thereof or pursuant to legal process; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and further provided that in no event shall any Lender be obligated or required to return any materials furnished by Company.

            9.21 Counterparts; Effectiveness

            This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts, together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by Company, by Existing Lenders constituting "Requisite Lenders" under the Existing Credit Agreement, and by all Lenders that are not Existing Lenders and upon receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

       WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.


                             COMPANY:

                             OWENS-ILLINOIS, INC.,

                             By:  David G. Van Hooser

                             Name: David G. Van Hooser
                             Title:  Senior Vice President

                             Notice Address:

                                  Owens-Illinois, Inc.
                                  One Seagate
                                  Toledo, Ohio 43666
                                  Attention:  Treasurer

                             with a copy to:

                                  c/o Kohlberg Kravis
                                  Roberts & Co.
                                  2800 Sand Hill Road
                                  Suite 200
                                  Menlo Park, California 94025
                                  Attention: Edward A. Gilhuly

                             LENDERS:

                             BANKERS TRUST COMPANY,
                                  individually and as Administrative Agent


                             By:  Mary Jo Jolly
                             Name:  Mary Jo Jolly
                             Title:  Assistant Vice President


                             Notice Address:

                                  Bankers Trust Company
                                  130 Liberty Street, 14th Floor
                                  New York, New York 10006
                                  Attention:  Mary Jo Jolly
                                  Telex:  126642

                             with a copy to:

                                  Bankers Trust Company
                                  300 South Grand Avenue, 41st Floor
                                  Los Angeles, California 90071
                                  Attention:  Robert G. Kolb
                                  Telex:  4720048

                             BANK OF AMERICA NATIONAL TRUST AND
                             SAVINGS ASSOCIATION,
                                  individually and as Syndication Agent



                             By:  Paul B. Higdon


                             Name:  Paul B. Higdon
                             Title:  Managing Director

                             Notice Address:

                                  Bank of America National Trust
                                    and Savings Association
                                  231 South LaSalle Street
                                  Chicago, IL  60697
                                  Attention:  Kenneth Humpf
                                  Telephone:  (312) 828-7902
                                  Fax:  (312) 974-9626

                             with a copy to:

                                  Bank of America National Trust
                                    and Savings Association
                                  231 South LaSalle Street
                                  Chicago, IL  60697
                                  Attention:    Paul Higdon
                                  Telephone:  (312) 828-7952
                                  Fax:  (312) 987-0303

                             THE BANK OF NOVA SCOTIA,
                                  individually and as Co-Documentation
                                  Agent


                             By:  F.C.H. Ashby

                             Name:  F.C.H. Ashby
                             Title:  Senior Manager Loan Operations

                             Notice Address:

                                  The Bank of Nova Scotia
                                  Atlanta Agency
                                  600 Peachtree Street, N.E.
                                  Suite 2700
                                  Atlanta, Georgia 30308
                                  Attention:  Claude Ashby

                             with a copy to:

                                  The Bank of Nova Scotia
                                  Chicago Representative Office
                                  181 W. Madison Street
                                  Suite 3700
                                  Chicago, IL  60602
                                  Attn:  David Vishny

                             NATIONSBANK, N.A.,
                                  individually and as Co-Documentation
                                  Agent



                             By:  Alissa Woodworth

                             Name:  Alissa Woodworth
                             Title:  Vice President

                             Notice Address:

                                  NationsBank
                                  101 N. Tryon
                                  NC-001-15-03
                                  Charlotte, North Carolina 28255
                                  Attention:  Ms. Renita Hines
                                  Fax:  (704) 386-8694

                             With a copy to:

                                  NationsBank
                                  233 S. Wacker Drive
                                  Suite 2800
                                  Chicago, Illinois 60606
                                  Attention:  Ms. Valerie C. Mills
                                  Telephone:  (312) 234-5649
                                  Fax:  (312) 234-5619

                        ABN AMRO BANK N.V.,
                             individually and as Co-Agent



                        By:  J.M. Janovsky
                        Name:  J.M. Janovsky
                        Title:  Group V.P.



                        By:  Kathryn C. Toth
                        Name:  Kathryn C. Toth
                        Title:  Group V.P. and Operational Manager

                        Notice Address:

                             ABN Amro Bank N.V.
                             One PPG Place
                             Suite 2950
                             Pittsburgh, PA  15222-5401
                             Attention:  Mr. James Janovsky
                             Fax: (412) 566-2266
                             Telex: 6734601
                             Answerback:  BANCOLANDO

                        with a copy to:

                             ABN Amro Bank N.V.
                             One PPG Place
                             Suite 2950
                             Pittsburgh, PA  15222
                             Attention:  Monica Meis
                             Fax: (412) 471-2326

                        Letter of Credit Contact:

                             ABN Amro Bank N.V.
                             One PPG Place
                             Suite 2950
                             Pittsburgh, PA  15222
                             Attention:  Monica Meis
                             Fax: (412) 471-2326

                             THE BANK OF NEW YORK,
                                  individually and as Co-Agent



                             By:  Edward J. Dougherty

                             Name:  Edward J. Dougherty
                             Title:  Vice President

                             Notice Address:

                                  The Bank of New York
                                  One Wall Street 22nd Floor
                                  New York, New York 10286
                                  Attention:  Edward J. Dougherty

                             with a copy to:

                                  The Bank of New York
                                  One Wall Street 22nd Floor
                                  New York, New York 10286
                                  Attention:  Susan Baratta


                             Letter of Credit Contact:

                                  The Bank of New York
                                  One Wall Street 22nd Floor
                                  New York, New York 10286
                                  Attention:  Susan Baratta

                             CIBC, INC.,
                                  individually and as Co-Agent



                             By:  Justin S. Sndak

                             Name:  Justin S. Sndak
                             Title:  Director

                             Notice Address:

                                  Base Rate and Eurodollar Rate Loans

                                  Canadian Imperial Bank of Commerce
                                  2727 Paces Ferry Road, Suite 1200
                                  Atlanta, Georgia 30339
                                  Attention:  Ava Cool
                                  Telephone:  (770) 319-4816
                                  Fax:  (770) 319-4950
                                  Telex:  54-2413
                                  Answerback:  CANBANK ATL

                                  Bid Rate Loans

                                  Canadian Imperial Bank of Commerce
                                  425 Lexington Avenue
                                  New York, New York 10017
                                  Attention:  Carol Kizzia
                                  Tel:  (212) 856-3693
                                  Fax:  (212) 856-3533
                                  Telex:  426-504
                                  Answerback:  CIMM

                             CREDIT LYONNAIS CHICAGO BRANCH,
                                  individually and as Co-Agent



                             By:  Mary Ann Klemm

                             Name:  Mary Ann Klemm
                             Title:  Vice President and Group Head


                             Notice Address:

                             Credit Lyonnais
                             227 West Monroe
                             Suite  3800
                             Chicago, Illinois
                             Attention:  Eric Tobin
                             Telephone:  (312) 220-7314
                             Fax:  (312) 641-0527

                             with a copy to:

                             Credit Lyonnais
                             227 West Monroe
                             Suite  3800
                             Chicago, Illinois
                             Attention:  Cory Billups
                             Telephone:  (312) 220-7309
                             Fax:  (312) 641-0527

                             THE FIRST NATIONAL BANK OF CHICAGO,
                                  individually and as Co-Agent


                             By:  Gary C. Wilson

                             Name:  Gary C. Wilson
                             Title:  First Vice President


                             Notice Address:

                             The First National Bank of Chicago
                             611 Woodward Avenue
                             2nd Floor
                             Detroit, Michigan  48226
                             Attention:  Robert L. Jackson
                             Telephone:  (313) 225-1241
                             Fax:  (313) 225-1212


                             with a copy to:

                             The First National Bank of Chicago
                             611 Woodward Avenue
                             2nd Floor
                             Detroit, Michigan  48226
                             Attention:  Philip Medsger
                             Telephone:  (313) 225-1671
                             Fax:  (313) 225-2406

                             THE FUJI BANK, LIMITED,
                                  individually and as Co-Agent



                             By:  Peter L. Chinnici

                             Name:  Peter L Chinnici
                             Title:  Joint General Manager


                             Notice Address:

                                  The Fuji Bank, Limited
                                  225 West Wacker Drive, Suite 2000
                                  Chicago, Illinois 60606
                                  Attention:  James R. Fayen
                                  Telex:  253114
                                  Answerback:  FUJI CGO

                             Letter of Credit Contact:
                                  The Fuji Bank, Limited
                                  225 West Wacker Drive, Suite 2000
                                  Chicago, Illinois 60606
                                  Attention:  Cely Navarro
                                  Telex:  253114
                                  Answerback:  FUJI CGO

                             THE INDUSTRIAL BANK OF JAPAN, LIMITED,
                                  individually and as Co-Agent



                             By:  Hiroaki Nakamura

                             Name:  Hiroaki Nakamura
                             Title:  Joint General Manager


                             Notice Address:

                                  The Industrial Bank of Japan, Limited
                                  227 West Monroe Street
                                  Chicago, IL  60606
                                  Attention: Steve Ryan
                                  Fax:  (312) 855-8200
                                  Telephone:  (312) 855-6251

                             Letter of Credit Contact:

                                  The Industrial Bank of Japan, Limited
                                  Ms. Stephanie Ciaramitaro
                                  Credit Administration
                                  Tel:  (312) 855-8447
                                  Fax:  (312) 855-8200

                             KEYBANK NATIONAL ASSOCIATION,
                                  individually and as Co-Agent



                             By:  Tom Purcell

                             Name:  Tom Purcell
                             Title:  Vice President


                             Notice Address:

                                  KeyBank National Association
                                  127 Public Square
                                  Mail Stop OH-01-27-0606
                                  Cleveland, OH  44114-1306
                                  Attention: Tom Purcell
                                  Telephone: (216) 689-4439
                                  Fax:  (216) 689-4981

                        THE LONG-TERM CREDIT BANK OF JAPAN, LTD.,
                        CHICAGO BRANCH,
                             individually and as Co-Agent



                        By:  Brady S. Sadek


                        Name:  Brady S. Sadek
                        Title:  Vice President and Deputy General Manager


                        Notice Address:

                             The Long-Term Credit Bank of Japan, Ltd.
                             Chicago Branch
                             190 South LaSalle Street, Suite 800
                             Chicago, Illinois  60603
                             Attention:  Brady S. Sadek
                             Tel:  (312) 704-5455
                             Fax:  (312) 704-8505

                        with a copy to:

                             The Long-Term Credit Bank of Japan, Ltd.
                             Chicago Branch
                             190 South LaSalle Street, Suite 800
                             Chicago, Illinois  60603
                             Attention:  Loan Administration
                             Tel:  (312) 704-5494
                             Fax:  (312) 704-8717

                        Letter of Credit Contact:

                             The Long-Term Credit Bank of Japan, Ltd.
                             Chicago Branch
                             190 South LaSalle Street, Suite 800
                             Chicago, Illinois  60603
                             Attention:  Loan Administration
                             Tel:  (312) 704-5494
                             Fax:  (312) 704-8717

                             ROYAL BANK OF CANADA,
                                  individually and as Co-Agent


                             By:  Molly Drennan

                             Name:  Molly Drennan
                             Title:  Senior Manager Corporate Banking

                             Notice Address:

                                  Royal Bank of Canada
                                  One North Franklin Street
                                  Chicago, Illinois 60606
                                  Attention:  Molly Drennan
                                  Fax:     (312) 551-0805

                             with a copy to:

                                  Royal Bank of Canada
                                  Financial Square
                                  New York, New York 10005
                                  Attention:  Susan Muir

                             THE SAKURA BANK, LIMITED
                                  individually and as Co-Agent



                             By:  Shunji Sakurai

                             Name:  Shunji Sakurai
                             Title:  Joint General Manager


                             Notice Address:

                                  The Sakura Bank, Limited
                                  227 West Monroe Street
                                  Suite 4700
                                  Chicago, Illinois  60606
                                  Attention:  David J. Wuertz
                                  Telephone:  (312) 580-3268
                                  Fax:  (312) 332-5345

                             SOCIETE GENERALE,
                                  individually and as Co-Agent



                             By:  Eric Bellaiche

                             Name:  Eric Bellaiche
                             Title:  Vice President

                             Notice Address:

                                  Societe Generale
                                  181 W. Madison St., Suite 3400
                                  Chicago, Illinois 60602
                                  Attention:  Mr. Eric Bellaiche
                                  Telephone:  (312) 578-5015
                                  Telex: 190130
                                  Answerback: SGCHI UT

                             THE SUMITOMO BANK, LIMITED,
                                  individually and as Co-Agent



                             By:  Hiroyuki Iwami

                             Name:  Hiroyuki Iwami
                             Title:  Joint General Manager

                             Notice Address:

                                  The Sumitomo Bank, Ltd.
                                  Chicago Branch
                                  Sears Tower, Suite 4800
                                  233 South Wacker Drive
                                  Chicago, Illinois 60606-6448
                                  Attention:  John Dilegge
                                  Telex:  25-3734
                                  Answerback:  SUMIT CGO


                             With a copy to:

                                  The Sumitomo Bank, Ltd.
                                  Chicago Branch
                                  Sears Tower, Suite 4800
                                  233 South Wacker Drive
                                  Chicago, Illinois 60606-6448
                                  Attention:  Tom Hanzel
                                  Telex:  25-3734
                                  Answerback:  SUMIT CGO

                             Letter of Credit contact:

                                  The Sumitomo Bank, Ltd.
                                  Chicago Branch
                                  Sears Tower, Suite 4800
                                  233 South Wacker Drive
                                  Chicago, Illinois 60606-6448
                                  Attention:  John Byrd
                                  Tel:  (312) 879-7695
                                  Fax:  (312) 876-1490

                             TORONTO DOMINION (TEXAS), INC.,
                                  individually and as Co-Agent



                             By:  Neva Nesbitt

                             Name:  Neva Nesbitt
                             Title:  Vice President


                             Notice Address:

                                  The Toronto-Dominion Bank,
                                  Houston Branch
                                  909 Fannin
                                  Houston, TX 77010
                                  Attention: Neva Nesbitt
                                  Tel:  (713) 653-8261
                                  Fax:  (713) 951-9921

                             with a copy to:

                                  The Toronto-Dominion Bank,
                                  31 West 52nd Street, 18th Floor
                                  New York, New York  10019
                                  Attention: Cecile Martin
                                            Senior Associate
                                            Corporate Finance
                                  Fax: (212) 262-1926

                             BANQUE NATIONALE DE PARIS,
                                  individually and as Lead Manager



                             By:  Arnaud Collin du Bocage

                             Name:  Arnaud Collin du Bocage
                             Title: Executive Vice President & General Manager

                             Notice Address:

                                  Banque Nationale de Paris
                                  209 South LaSalle Street
                                  5th Floor
                                  Chicago, IL  60604
                                  Attention:  Rosalie C. Hawley
                                  Telephone:  (312) 977-2203
                                  Fax:  (312) 977-1380

                             BANQUE PARIBAS,
                                  individually and as Lead Manager



                             By:  Karen E. Coons             Nicholas C. Mast

                             Name:  Karen E. Coons           Nicholas C. Mast
                             Title:  Vice President          Vice President


                             Notice Address:

                                  Banque Paribas
                                  227 West Monroe
                                  Suite 3300
                                  Chicago, Illinois  60606
                                  Attention: Karen Coons
                                  Fax: (312) 853-6020

                             CAISSE NATIONALE DE CREDIT AGRICOLE,
                                  individually and as Lead Manager



                             By:  David Bouhl, F.V.P.

                             Name:  David Bouhl, F.V.P.
                             Title:  Head of Corporate Banking Chicago

                             Notice Address:

                                  Caisse Nationale de Credit Agricole
                                  55 East Monroe Street, Suite 4700
                                  Chicago, Illinois 60603-5702
                                  Attention: William Jeffers
                                            Vice President
                                  Telex:  283594
                                  Fax:  (312) 372-3724

                             COMPAGNIE FINANCIERE DE CIC
                             ET DE L'UNION EUROPEENNE,
                                  individually and as Lead Manager



                             By:  Brian O'Leary

                             Name: Brian O'Leary
                             Title:  Vice President



                             By:  Sean Mounier

                             Name:  Sean Mounier
                             Title:  First Vice President


                             Notice Address:

                                  CIC
                                  520 Madison Avenue
                                  37th Floor
                                  New York, New York 10022
                                  Attention: Brian O'Leary
                                  Fax: (212) 715-4535
                                  Telephone: (212) 715-4422

                             DAI-ICHI KANGYO BANK, LIMITED,
                                  individually and as Lead Manager



                             By:  Seiichiro Ino

                             Name:  Seiichiro Ino
                             Title:  Vice President


                             Notice Address:

                                  Dai-Ichi Kangyo Bank, Limited
                                  10 South Wacker Drive
                                  26th Floor
                                  Chicago, Illinois  60606
                                  Attention: Norman Fedder
                                           Manager
                                  Fax:  (312) 876-2011

                             FLEET NATIONAL BANK,
                                  individually and as Lead Manager



                             By:  Steve Kalin

                             Name:  Steve Kalin
                             Title:  AVP


                             Notice Address:

                                  Fleet National Bank
                                  One Landmark Square
                                  Stamford, Connecticut 06904
                                  Attention:  Steve Kalin
                                  Fax:  (203) 358-6111

                             MELLON BANK, N.A.,
                                  individually and as Lead Manager



                             By:  Mark F. Johnston

                             Name:  Mark F. Johnston
                             Title:  AVP

                             Notice Address:

                                  Mellon Bank, N.A.
                                  One Mellon Bank Center
                                  45th Floor
                                  Pittsburgh, PA  15258
                                  Attention:  Mark Johnston

                             Letter of Credit Contact:

                                  Mellon Bank, N.A.
                                  Three Mellon Bank Center
                                  Room 2329
                                  Pittsburgh, PA  15259
                                  Attention:  Sue Stahl

                             NATIONAL CITY BANK,
                                  individually and as Lead Manager


                             By:  Robert C. Rowe

                             Name:  Robert C. Rowe
                             Title:  Vice President

                             Notice Address:

                                  National City Bank
                                  Locator #2102
                                  1900 East Ninth Street
                                  Cleveland, OH  44114-3484
                                  Attention:  Jeff Douglas
                                  Telex: 212637 NCBUR
                                  Answerback: NCBUR

                             THE SANWA BANK, LIMITED,
                             CHICAGO BRANCH,
                                  individually and as Lead Manager



                             By:  James P. Byrnes

                             Name:  James P. Byrnes
                             Title:  First Vice President


                             Notice Address:

                                  The Sanwa Bank, Limited
                                  10 South Wacker Drive
                                  31st Floor
                                  Chicago, IL  60606
                                  Attention:  Lisa Dean Jeszke
                                  Fax:  (312) 346-6677
                                  Tel:  (312) 993-4339

                             with a copy to:

                                  The Sanwa Bank, Limited
                                  200 Public Square
                                  BP America Building, 29th Floor
                                  Suite 3400
                                  Cleveland, OH  44114
                                  Attention:  James Byrnes
                                  Fax:  (216) 736-3381
                                  Tel:  (216) 736-3377

                             Letter of Credit Contact:

                                  The Sanwa Bank, Limited
                                  10 South Wacker Drive
                                  31st Floor
                                  Chicago, IL  60606
                                  Attention:  Lisa Dean Jeszke
                                  Fax:  (312) 346-6677
                                  Tel:  (312) 993-4339

                             ARAB BANKING CORPORATION,



                             By:  Sheldon Tilney

                             Name:  Sheldon Tilney
                             Title:  Deputy General Manager


                             Notice Address:

                                  Arab Banking Corporation
                                  277 Park Avenue, 32nd Floor
                                  New York, New York 10172-3299
                                  Attention:  Grant E. McDonald
                                  Fax:  (212) 583-0921/0922


                             Letter of Credit Contact:

                                  Arab Banking Corporation
                                  277 Park Avenue, 32nd Floor
                                  New York, New York 10172-3299
                                  Attention: Supervisor
                                                Loan Administration
                                  Fax:  (212) 583-0921/0922

                             BANCA COMMERCIALE ITALIANA,
                             CHICAGO BRANCH,



                             By:  Julian M. Teodori

                             Name:  Julian M. Teodori
                             Title:  Senior Vice President and Branch Manager


                             By:  Mark D. Mooney

                             Name:  Mark D. Mooney
                             Title:  Vice President

                             Notice Address:

                                  Banca Commerciale Italiana
                                  150 North Michigan Avenue
                                  Suite 1500
                                  Chicago, Illinois 60601
                                  Attention:  Mark Mooney
                                  Telephone:  (312) 346-1112
                                  Fax:  (312) 346-5758

                             BANCA DI ROMA,



                             By:  Joyce Montgomery             Romeo Collina

                             Name:  Joyce Montgomery           Romeo Collina
                             Title:  Assistant Vice President  Senior Vice
                                                                President and
                                                                Branch Manager

                             Notice Address:

                                  Banca di Roma
                                  225 West Washington Street
                                  Suite 1200
                                  Chicago, Illinois 60606
                                  Attention:  Steven Paley
                                  Telephone:  (312) 704-2629


                                  Fax:  (312) 726-3058

                             BANCA POPOLARE DI MILANO,



                             By:  Anthony Franco

                             Name:  Anthony Franco
                             Title: Executive Vice President & General Manager


                             By:  Esperanza Quintero

                             Name:  Esperanza Quintero
                             Title:  Vice President

                             Notice Address:

                                  Banca Popolare di Milano
                                  375 Park Avenue
                                  New York, New York 10152
                                  Attention:  Esperanza Quintero
                                  Telephone:  (312) 758-5040

                             BANK OF HAWAII,



                             By:  Donna R. Parker

                             Name:  Donna R. Parker
                             Title:  Vice President

                             Notice Address:

                                  Bank of Hawaii
                                  1850 North Central Avenue
                                  Suite 400
                                  Phoenix, Arizona  85004
                                  Attention:  Donna Parker
                                  Telephone:  (602) 257-2436
                                  Fax:  (602) 257-2235

                             Letter of Credit Contact:

                                  Bank of Hawaii
                                  1850 North Central Avenue
                                  Suite 400
                                  Phoenix, Arizona  85004
                                  Attention:  Donna Parker
                                  Telephone:  (602) 257-2436
                                  Fax:  (602) 257-2235

                             BANK OF MONTREAL,



                             By:  Leon H. Sinclair

                             Name:  Leon H. Sinclair
                             Title:  Director

                             Notice Address:

                                  Bank of Montreal
                                  115 South LaSalle Street
                                  12th Floor
                                  Chicago, Illinois  60603
                                  Attention:  Mary Roney
                                  Fax:  (312) 750-3888

                             CARIPLO CASSA DI RISPARMIO DELLE
                             PROVINCIE LOMBARDE, S.p.A.,



                             By:  B. Eppolito               C. Kennedy

                             Name:  B. Eppolito             C. Kennedy
                             Title:  AVP                    First Vice
                                                             President


                             Notice Address:

                                  Cariplo Bank
                                  10 East 53rd Street
                                  36th Floor
                                  New York, New York 10022
                                  Attention:     Barbara Eppolito
                                  Fax:     (212) 527-8777

                             CITIBANK, N.A.,



                             By:  Marjorie Futornick

                             Name:  Marjorie Futornick
                             Title:  Vice President


                             Notice Address:

                                  Citibank, N.A.
                                  200 South Wacker Drive
                                  Chicago, Illinois  60606
                                  Attention:  Ms. Emily Rosenstock
                                  Telephone:  (312) 993-3233
                                  Fax:  (312) 993-6840

                             COMERICA BANK,



                             By:  Lee J. Santioni

                             Name: Lee J. Santioni
                             Title: First Vice President


                             Notice Address:

                                  Comerica
                                  One Detroit Center
                                  500 Woodward Avenue
                                  Detroit, Michigan 48226
                                  Attention: Anthony Davis
                                  Fax: (313) 222-9514

                             COMMERZBANK AKTIENGESELLSCHAFT,



                             By:  Mark D. Monson

                             Name:  Mark D. Monson
                             Title:  Vice President



                             By:  J. Timothy Shortly

                             Name:  J. Timothy Shortly
                             Title:  Senior Vice President


                             Notice Address:

                                  Commerzbank Aktiengesellschaft
                                  311 South Wacker Drive
                                  Chicago, Illinois  60606
                                  Attention:  Mr. Bill Binder
                                  Telephone:  (312) 408-6920
                                  Fax:  (312) 435-1485

                             CREDITO ITALIANO S.p.A.,


                             By:  Harmon P. Butler

                             Name:  Harmon P. Butler
                             Title:  First Vice President and Deputy Manager



                             By:  Umberto Seretti

                             Name:  Umberto Seretti
                             Title:  Vice President


                             Notice Address:

                                  Credito Italiano S.p.A.
                                  375 Park Avenue, 2nd Floor
                                  New York, New York 10152
                                  Attention: Harmon P. Butler
                                  Fax: (212) 826-8623

                             ISTITUTO BANCARIO SAN PAOLO
                             DI TORINO, S.p.A.,



                             By:  Carlo Persico

                             Name:  Carlo Persico
                             Title:  Deputy General Manager



                             By:  William De Angelo

                             Name:  William De Angelo
                             Title:  First Vice President


                             Notice Address:

                                  Istituto Bancario San Paolo
                                      Di Torino, S.p.A.
                                  245 Park Avenue
                                  New York, New York 10167
                                  Attention:  Davide Scarselli
                                  Fax:  (212) 599-5303

                             KREDIETBANK, N.V.


                             By:  John E. Thierfelder         Robert Snauffer

                             Name: John E. Thierfelder        Robert Snauffer
                             Title: Vice President            Vice President


                             Notice Address:

                                  Kredietbank N.V.
                                  125 West 55th Street
                                  10th Floor
                                  New York, New York  10019
                                  Attention: John E. Thierfelder
                                  Telephone:  (212) 541-0727
                                  Fax:  (212) 956-5580

                             THE MITSUBISHI TRUST AND BANKING
                             CORP.,



                             By:  Patricia Loret de Mola

                             Name:  Patricia Loret de Mola
                             Title:  Senior Vice President

                             Notice Address:

                                  The Mitsubishi Trust and Banking Corp.
                                  520 Madison Ave., 25th Floor
                                  New York, NY  10022
                                  Attention:  Manager of Loan
                                                Administration
                                  Tel:  (212) 891-8256
                                  Fax:  (212) 755-2349 or 846-0970

                             Letter of Credit Contact:

                                  The Mitsubishi Trust and Banking Corp.
                                  520 Madison Ave., 25th Floor
                                  New York, NY  10022
                                  Attention:  Manager of Loan
                                                Administration
                                  Tel:  (212) 891-8256
                                  Fax:  (212) 755-2349 or (212) 846-0970

                             THE MITSUI TRUST AND
                             BANKING COMPANY, LIMITED,


                             By:  Margaret Holloway

                             Name:  Margaret Holloway
                             Title:  Vice President and Manager

                             Notice Address:

                                  Mitsui Trust
                                  190 South LaSalle Street, Suite 1000
                                  Chicago, Illinois 60603
                                  Attention:  Tim Devane
                                  Tel:  (312) 201-4739
                                  Fax:  (312) 201-0593

                             with a copy to:

                                  Mitsui Trust
                                  1251 Avenue of the Americas
                                  39th Floor
                                  New York, New York 10020-1104
                                  Attention:  Edward Simnor
                                  Tel:  (212) 790-5352
                                  Fax:  (212) 768-9044

                             THE NORTHERN TRUST COMPANY,



                             By:  S. Biff Bowman

                             Name:  S. Biff Bowman
                             Title:  Vice President

                             Notice Address:

                                  The Northern Trust Company
                                  50 S. LaSalle St., #B-11
                                  Chicago, Illinois 60675
                                  Attention:  Biff Bowman
                                             Vice President
                                  Telex:  433-0397
                                  Answerback: NT CI CGO
                                  Fax:  (312) 630-6062

                             with a copy to:

                                  The Northern Trust Company
                                  50 S. LaSalle St., #B-11
                                  Chicago, Illinois 60675
                                  Attention:  Nicole Kidder

                             REPUBLIC NATIONAL BANK OF NEW YORK,



                             By:  Jean-Pierre Diels

                             Name:  Jean-Pierre Diels
                             Title:  Executive Vice President

                             By:  Patrick Hildreth

                             Name:  Patrick Hildreth
                             Title:  First Vice President

                             Notice Address:

                                  Republic National Bank of New York
                                  450 5th Avenue
                                  New York, New York 10018
                                  Attention:  Nissim Husni

                             THE TOKAI BANK, LTD., CHICAGO BRANCH



                             By:  Tatsuo Ito

                             Name:  Tatsuo Ito
                             Title:  Joint General Manager


                             Notice Address:

                                  The Tokai Bank, Ltd., Chicago Branch
                                  181 West Madison Street
                                  Suite 3600
                                  Chicago, Illinois  60602
                                  Attention:  Mr. Michael Zoretich
                                  Telephone:  (312) 456-3442
                                  Fax:  (312) 977-0003

                             THE TOYO TRUST & BANKING CO., LTD.



                             By:  Takashi Mikumo

                             Name:  Takashi Mikumo
                             Title:  Vice President


                             Notice Address:

                                  The Toyo Trust & Banking Co., Ltd.
                                  666 Fifth Avenue
                                  33rd Floor
                                  New York, New York 10103
                                  Attention:  Barry Wadler
                                  Telephone:  (212) 307-3400
                                  Fax:  (212) 307-3498

                             UNION BANK OF CALIFORNIA, N.A.,



                             By:  Gail L. Fletcher

                             Name:  Gail L. Fletcher
                             Title:  Vice President


                             Notice Address:

                                  Union Bank of California, N.A.
                                  400 California Street
                                  17th Floor
                                  San Francisco, California  94104
                                  Attention:  Gail Fletcher
                                  Telephone:  (415) 765-3753
                                  Fax:  (415) 765-3146

                             UNITED STATES NATIONAL BANK OF
                             OREGON,



                             By:  Chris Karlin

                             Name:  Chris Karlin
                             Title:  Vice President

                             Notice Address:

                                  United States National Bank of Oregon
                                  National Corporate Banking
                                  555 SW Oak, PL-4
                                  Portland, Oregon 97204
                                  Attention: Chris J. Karlin,
                                            Vice President
                                  Telex:  360549
                                  Answerback:  USNATLBANK
                                  PTL
                                  Fax:  (503) 275-4267

                             with a copy to:

                                  United States National Bank of Oregon
                                  National Corporate Banking
                                  555 SW Oak, Pl-4
                                  Portland, Oregon 97204
                                  Attention: Chris J. Karlin
                                            Vice President

                             WACHOVIA BANK,



                             By:  Henry H. Hagan

                             Name:  Henry H. Hagan
                             Title:  S.V.P.


                             Notice Address:

                                  Wachovia Bank
                                  191 Peachtree Street NE - 28th Floor
                                  Mail Code: 370
                                  Atlanta, Georgia 30303
                                  Attention:  Eero Maki
                                  Telephone:  (404) 332-5275
                                  Fax:  (404) 332-6898

                             WESTDEUTSCHE LANDESBANK
                             GIROZENTRALE NEW YORK BRANCH



                             By:  Cynthia M. Niesen

                             Name:  Cynthia M. Niesen
                             Title:  Managing Director




                             By:  Karen E. Hoplock

                             Name:  Karen E. Hoplock
                             Title:  Vice President


                             Notice Address:

                                  Westdeutsche Landesbank
                                  1211 Avenue of the Americas
                                  New York, New York  10036
                                  Attention:  Ms. Cynthia Niesen
                                  Telephone:  (212) 852-6168
                                  Fax:  (212) 852-6307

                             YASUDA TRUST & BANKING CO. LTD.,



                             By:  Joseph C. Meek

                             Name:  Joseph C. Meek
                             Title:  Deputy General Manager

                             Notice Address:

                                  Yasuda Trust and Banking Co., Ltd.
                                  181 W. Madison Street, Ste. 4500
                                  Chicago, IL  60602
                                  Attention:  Nick Walz
                                  Tel:  (312) 683-3836
                                  Fax:  (312) 683-3899

EXHIBIT I

[FORM OF]

NOTICE OF BORROWING


          Pursuant to that certain Amended and Restated Credit Agreement dated as of May 15, 1997 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein without definition having the meanings set forth in the Credit Agreement) among Owens-Illinois, Inc., a Delaware corporation ("Company"), the Lenders named therein, the Lenders named as Lead Managers and Co-Agents, The Bank of Nova Scotia and NationsBank, N.A., as Co-Documentation Agents, Bank of America National Trust and Savings Association, as Syndication Agent, and Bankers Trust Company, as Administrative Agent, this represents Company's request to borrow on __________, ____ from Lenders on a pro rata basis $________ as [Base Rate/Eurodollar Rate] Revolving Loans. [The Interest

Period for such Loans is requested to be a ________-month period.] The proceeds of such Loans are to be deposited in Company's account at Administrative Agent.

          The undersigned officer, to the best of his/her knowledge as an officer of Company, and Company do hereby certify that (i) the undersigned is the [insert title of undersigned officer] of Company; (ii) the undersigned has read the conditions precedent to the making of any Loans set forth in subsection 3.2B of the Credit Agreement, and any definitions or other provisions in the Credit Agreement relating thereto with respect to the statements contained herein, and the undersigned has made or caused to be made such examination or investigation as is necessary to enable him/her to express an informed opinion as to whether or not such conditions have been complied with; and (iii) each of the conditions set forth in subsection 3.2B of the Credit Agreement has been satisfied on and as of the date hereof and will be satisfied on and as of the date of the proposed borrowing.

DATED:  ___________________

                             OWENS-ILLINOIS, INC.



                             By____________________________
                             Title_________________________

EXHIBIT II

[FORM OF]

NOTICE OF ISSUANCE OF LETTER OF CREDIT


             Pursuant to that certain Amended and Restated Credit Agreement dated as of May 15, 1997 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein without definition having the meanings set forth in the Credit Agreement) among Owens-Illinois, Inc., a Delaware corporation ("Company"), the Lenders named therein, the Lenders named as Lead Managers and Co-Agents, The Bank of Nova Scotia and NationsBank, N.A., as Co-Documentation Agents, Bank of America National Trust and Savings Association, as Syndication Agent, and Bankers Trust Company, as Administrative Agent, this represents Company's request to have __________ issue a [Commercial/Standby] Letter of Credit on __________, ____ in the face amount of [$___________]
[_____________](1)  [_____________] with an expiration date of __________,
____ for the benefit of (2) .

             The undersigned officer, to the best of his/her knowledge as an officer of Company, and Company certify that (i) the undersigned has read the conditions precedent to the issuance of any Letter of Credit set forth in subsections 3.2B and 3.3B of the Credit Agreement and any definitions or other provisions in the Credit Agreement relating thereto with respect to the statements contained herein, and the undersigned has made or caused to be made such examination or investigation as is necessary to enable him/her to express an informed opinion as to whether or not such conditions have been complied with and (ii) each of the conditions set forth in subsection 3.2B of the Credit Agreement has been satisfied on and as of the date hereof and will be satisfied on and as of the date of the proposed issuance of such Letter of Credit, in each case to the same extent as though the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.
DATED:  ___________________

                                ______________________________
                                OWENS-ILLINOIS, INC.



                                By____________________________
                                Title_________________________

_____________________________
(1)  Insert foreign currency ifapplicable.

(2)  Insert name and address of the beneficiary of the Letter of Credit.

EXHIBIT III

[FORM OF]

NOTICE OF CONVERSION/CONTINUATION


             Pursuant to that certain Amended and Restated Credit Agreement dated as of May 15, 1997 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein without definition having the meanings set forth in the Credit Agreement) among Owens-Illinois, Inc., a Delaware corporation ("Company"), the Lenders named therein, the Lenders named as Lead Managers and Co-Agents, The Bank of Nova Scotia and NationsBank, N.A., as Co-Documentation Agents, Bank of America National Trust and Savings Association, as Syndication Agent, and Bankers Trust Company, as Administrative Agent, this represents Company's request (1) [A: to convert $_______ in principal amount of presently outstanding [Base Rate/Eurodollar Rate] Revolving Loans [with a final Interest Payment Date of _________, ____] to [Base Rate/Eurodollar Rate] Loans on _________, ____. [The Interest Period for such Eurodollar Rate Loans is requested to be a _______-month period.]] [B: to continue as Eurodollar Rate Loans $_______ in principal amount of presently outstanding Eurodollar Rate Loans with a final Interest Payment Date of _________, ____. The Interest Period for such Eurodollar Rate Loans commencing on such Interest Payment Date is requested to be a _______-month period.]

             The undersigned officer, to the best of his/her knowledge as an officer of Company, and Company certify that no Event of Default has occurred and is continuing under the Credit Agreement.

DATED:_____________________

                                     OWENS-ILLINOIS, INC.



                                     By____________________________
                                     Title_________________________
---------------------------
(1)  Insert A or B with appropriate insertions and deletions.

                                     III-1

EXHIBIT IV

[FORM OF]

BID RATE LOAN QUOTE REQUEST


  To:       Bankers Trust Company ("Administrative Agent")

  From:     Owens-Illinois, Inc. ("Company")

  Re: Amended and Restated Credit Agreement dated as of May 15, 1997 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among Company, the Lenders listed therein, the Lenders named as Lead Managers and Co-Agents, The Bank of Nova Scotia and NationsBank, N.A., as Co-Documentation Agents, Bank of America National
            Trust and Savings Association, as Syndication Agent, and Administrative Agent

             Company hereby gives notice pursuant to subsection 2.9B of the Credit Agreement that it requests Bid Rate Loan Quotes for the following proposed Bid Rate Loan(s):

Proposed Funding Date of Bid Rate Loan:  ________________

                                Duration of Bid Rate
Principal Amount (1)            Loan Interest Period (2)

$ _______________



             The undersigned officer, to the best of his/her knowledge as an officer of Company, and Company hereby certify that (i) the undersigned is the [insert title of undersigned officer] of Company; (ii) the undersigned has read the conditions precedent to the making of any Loans set forth in subsection 3.2B of the Credit Agreement, and any definitions or other provisions in the Credit Agreement relating thereto with respect to the

___________________
(1)  Amount must be $5,000,000 or a larger integral multiple of 41,000,000.

(2) 30, 60, 90 or 180d ays, subject to the provisions of the definitionof Bid Rate Loan Interest Period.

statements contained herein, and the undersigned has made or caused to be made such examination or investigation as is necessary to enable him/her to express an informed opinion as to whether or not such conditions have been complied with; and (iii) each of the conditions set forth in subsection 3.2B of the Credit Agreement has been satisfied on and as of the date hereof and will be satisfied on and as of the date of the proposed borrowing.

             Capitalized terms used herein without definition have the meanings assigned to such terms in the Credit Agreement.



                                OWENS-ILLINOIS, INC.



                                By __________________________

                                Title _______________________

EXHIBIT V

[FORM OF]

INVITATION FOR BID RATE LOAN QUOTES


  To:       [Name of Lender]

  From:     Bankers Trust Company ("Administrative Agent")

  Re:       Invitation for Bid Rate Loan Quotes to
            Owens-Illinois, Inc. ("Company")


             Pursuant to subsection 2.9C of that certain Amended and Restated Credit Agreement dated as of May 15, 1997 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein without definition having the meanings assigned to such terms in the Credit Agreement) among Company, the Lenders listed therein, the Lenders named as Lead Managers and Co-Agents, The Bank of Nova Scotia and NationsBank, N.A., as Co-Documentation Agents, Bank of America National Trust and Savings Association, as Syndication Agent, and Administrative Agent, we are pleased on behalf of Company to invite you to submit Bid Rate Loan Quotes to Company for the following proposed Bid Rate Loan(s):


Proposed Funding Date of Bid Rate Loan:  _________________

                                          Duration of Bid Rate
  Principal Amount                        Loan Interest Period

  $ ______________


             Please respond to this invitation by no later than 10:00 a.m. (New York time) on the proposed Funding Date.

                                BANKERS TRUST COMPANY,
                                as Administrative Agent



                                By: _________________________

                                Title: ______________________

EXHIBIT VI

[FORM OF]

BID RATE LOAN QUOTE



Bankers Trust Company
P.O. Box 318
Church Street Station
New York, New York  10015]
Telecopy No.:  _______________

Attention:  _____________

Re:   Bid Rate Loan Quote to Owens-Illinois, Inc. ("Company")

            In response to your invitation on behalf of Company dated _______________, ____, we hereby make the following Bid Rate Loan Quote on the following terms:

  1.    Quoting Lender:

        ______________________________________________________

  2.    Person to contact at Quoting Lender:

        ______________________________________________________

  3.    Funding Date of proposed Bid Rate Loan(s):

        _____________________________________________________  (1)

4. We hereby offer to make Bid Rate Loan(s) in the following principal amounts, for the following Bid Rate Loan Interest Periods and at the following rates:

-------------------------
(1)  As specified in the related Invitation for Bid Rate Loan Quotes.

                         Duration
                         of Bid-
                         Rate Loan
Principal                Interest
 Amount (2)               Period (3)           Interest Rate (4)

$_____________
$_____________


      Provided that the aggregate principal amount of Bid Rate Loans for which this offer may be accepted shall not exceed $_______________.2

            We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Amended and Restated Credit Agreement dated as of May 15, 1997 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein without definition having the meanings assigned to such terms in the Credit Agreement) among Company, the Lenders listed therein, the Lenders named as Lead Managers and Co-Agents, The Bank of Nova Scotia and NationsBank, N.A., as Co-Documentation Agents, Bank of America National Trust and Savings Association, as Syndication Agent, and Bankers Trust Company, as Administrative Agent, irrevocably obligate us to make the Bid Rate Loan(s) for which any offer(s) are accepted, in whole or in part.

                                       Very truly yours,

                                       [NAME OF LENDER]

Date: ____________________             By:_________________________

                                       Title: ______________________

--------------------------
(2) principal amount offered for each Bid Rate Loan Interest Period may not exceed principal amount requested; specify aggregate limitaton if the sum of the individual offers exceeds the aggregate amount the quoting Lender is willing to lend. Offers must be made in minimum amounts of $5,000,000 and integral multiples of $1,000,000 in excess thereof.

(3) 30, 60, 90 or 180 days, as specified in the related Invitation for Bid Rate Loan Quotes.

(4) Specify rate of interest per annum (expressed as an absolute number and not in terms of a specified margin over the quoting Lender's cost of funds and rounded to the nearest 1/100th of 1%).

EXHIBIT VII

[FORM OF REVOLVING NOTE]

OWENS-ILLINOIS, INC.

PROMISSORY NOTE DUE DECEMBER 31, 2001
(REVOLVING LOANS)


                                                May __, 1997
$ (1)

            FOR VALUE RECEIVED, OWENS-ILLINOIS, INC., a Delaware
corporation ("Company"), promises to pay to the order of ("Payee"), on or before the Revolving Loan Commitment Termination Date, the lesser of (x) ($1) and (y) the unpaid principal amount of all advances made by Payee to Company as Revolving Loans under the Credit Agreement referred to below.

            Company also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of the Amended and Restated Credit Agreement dated as of May 15, 1997 among Company, the Lenders named therein, the Lenders named as Lead Managers and Co-Agents, The Bank of Nova Scotia and NationsBank, N.A., as Co-Documentation Agents, Bank of America National Trust and Savings Association, as Syndication Agent, and Bankers Trust Company, as Administrative Agent, as amended, amended and restated, supplemented or otherwise modified from time to time (said Amended and Restated Credit Agreement, as so amended, amended and restated, supplemented or otherwise modified from time to time, being the "Credit Agreement"). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

            This Note is one of Company's "Revolving Notes" in the aggregate principal amount of $3,000,000,000 and is issued pursuant to and entitled to the benefits of the Credit Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Loans evidenced hereby were made and are to be repaid.


-------------------------------------
(1)  Insert amount of Lender's Revolving Loan commitment in numbers.

(2)  Insert name of Lender in capital letters.

(3)  Insert amount of Lender's Revolving Loan Commitment in words.

                                     VII-1

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office, or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Until notified in writing of the transfer of this Note, Company and Administrative Agent shall be entitled to deem Payee or such person who has been so identified by the transferor in writing to Company and Administrative Agent as the holder of this Note, as the owner and holder of this Note. Each of Payee and any subsequent holder of this Note agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligation of Company hereunder with respect to payments of principal or interest on this Note.

            Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

            This Note is subject to mandatory prepayment as provided in subsection 2.4A(ii) and prepayment at the option of Company as provided in subsection 2.4A(i) of the Credit Agreement.

            THE CREDIT AGREEMENT AND THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

            Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued but unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

            The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

            No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.
            Company promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in subsection 9.3 of the Credit Agreement, incurred in the collection and enforcement of this Note. Company and endorsers of this Note hereb waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

                                     VII-2

           IN WITNESS WHEREOF, Company has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year first above written.

                                OWENS-ILLINOIS, INC.


                                By____________________________

                                Title_________________________

                                     VII-3

TRANSACTIONS ON REVOLVING NOTE


                                      Amount of
                                      Principal   Outstanding
             Type of    Amount of    or Interest   Principal
            Loan Made   Loan Made       Paid       Balance      Notation
 Date       This Date   This Date    This Date     This Date    Made By



                                     VII-4

EXHIBIT VIII

[FORM OF BID RATE LOAN NOTE]

OWENS-ILLINOIS, INC.

PROMISSORY NOTE DUE DECEMBER 31, 2001
(BID RATE LOANS)

                                                          May __, 1997


            FOR VALUE RECEIVED, OWENS-ILLINOIS, INC., a Delaware corporation ("Company"), hereby promises to pay to the order of (1)
("Payee") the unpaid principal amount of each advance made by Payee to Company as a Bid Rate Loan under the Credit Agreement referred to below on the last day of the Bid Rate Loan Interest Period relating to such Bid Rate Loan.

            Company also promises to pay interest on the unpaid principal amount of each Bid Rate Loan from the date such Bid Rate Loan is made until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of the Amended and Restated Credit Agreement dated as of May 15, 1997 among Company, the Lenders named therein, the Lenders named as Lead Managers and Co-Agents, The Bank of Nova Scotia and NationsBank, N.A., as Co-Documentation Agents, Bank of America National Trust and Savings Association, as Syndication Agent, and Bankers Trust Company, as Administrative Agent, as amended, amended and restated, supplemented or otherwise modified from time to time (said Amended and Restated Credit Agreement, as so amended, amended and restated, supplemented or otherwise modified from time to time, being the "Credit Agreement"). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

            This Note is one of Company's Bid Rate Loan Notes and is issued pursuant to and entitled to the benefits of the Credit Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the Bid Rate Loans evidenced hereby were made and are to be repaid.

            All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office, or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Until notified in writing of the transfer of this Note, Company and Administrative Agent shall be entitled to deem Payee or such person who has been so identified by the transferor in writing to Company and



--------------------
(1) Insert name of Lender in capital letters.

                                     VIII-1

Administrative Agent as the holder of this Note, as the owner and holder of this Note. Each of Payee and any subsequent holder of this Note agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligation of Company hereunder with respect to payments of principal or interest on this Note.

            Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

            This Note is subject to mandatory prepayment as provided in subsection 2.4A(ii) of the Credit Agreement and to prepayment at the option of Company with the consent of Payee as provided in subsection 2.4A(i) of the Credit Agreement.

            THE CREDIT AGREEMENT AND THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

            Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued but unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.
            The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

            No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

            Company promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in subsection 9.3 of the Credit Agreement, incurred in the collection and enforcement of this Note. Company and endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

                                     VIII-2

           IN WITNESS WHEREOF, Company has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year first above written.

                                OWENS-ILLINOIS, INC.


                                By___________________________

                                Title________________________

                                     VIII-3

                TRANSACTIONS ON BID RATE LOAN NOTE



                            Amount of
                            Principal   Outstanding
              Amount of    or Interest   Principal
              Loan Made       Paid       Balance    Notation
  Date        This Date    This Date     This Date   Made By




                                     VIII-4

EXHIBIT IX

[FORM OF]

OVERDRAFT AGREEMENT



            This OVERDRAFT AGREEMENT is dated as of May 15, 1997 and entered into by and between OWENS-ILLINOIS, INC., a Delaware corporation ("Company"), and BANKERS TRUST COMPANY ("Bank").


RECITALS


            WHEREAS, Company and Bank are parties to that certain Amended and

Restated Credit Agreement dated as of May 15, 1997 among Company, the Lenders listed therein, the Lead Managers and Co-Agents listed therein, The Bank of Nova Scotia and NationsBank, N.A., as Co-Documentation Agents, Bank of America National Trust and Savings Association, as Syndication Agent, and Bank, as Administrative Agent (as it may be amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein without definition having the meanings assigned to such terms in the Credit Agreement); and

            WHEREAS, pursuant to and subject to the limitations set forth in subsection 2.1B of the Credit Agreement, Company and Bank are permitted to establish and maintain an overdraft facility to facilitate Company's cash management practices.

            NOW, THEREFORE, in consideration of the premises and the terms and conditions stated herein, the parties hereby agree as follows:

            1. Upon presentment to Bank for payment of an item drawn by Company on Company's account ________ (the "Account") with Bank in an amount that, when charged against the Account, creates an overdraft in the Account, Bank shall pay such item; provided that Bank elects to do so as provided herein; and provided, further that after giving effect to such overdraft (i) the Overdraft Amount shall not exceed $50,000,000, and (ii) the Overdraft Amount shall not at any time exceed the amount of the Revolving Loan Commitments minus the sum of (y) the aggregate principal amount of all outstanding Revolving Loans and Bid Rate Loans plus (z) the Letter of Credit Usage at such time.

            2. Bank may elect not to pay any item that would create an overdraft, with or without notice to Company, if Bank, in its sole discretion, believes that it will not be able, pursuant to subsection 2.1B of the Credit Agreement, to require each other Lender to make a Revolving Loan or to purchase a participation, in each case for the purpose of refunding Bank in the amount of such overdraft.

            3. Company shall pay to Bank on demand, and in any event not more than three Business Days from the date of creation of any overdraft in the

Account, an amount equal to the Overdraft Amount then outstanding in respect of such overdraft. In addition, Company shall pay, on demand or, if no demand is made, on the last Business Day of each month, interest on the Overdraft Amount from time to time outstanding at a fluctuating rate per annum (calculated on the basis of a 360-day year and the actual number of days elapsed) equal to the Base Rate minus the Applicable Facility Fee Percentage;

provided that if the Overdraft Amount or interest thereon is not paid when due, the Overdraft Amount and, to the extent permitted by applicable law, any interest thereon not paid when due shall thereafter bear interest payable on demand at a rate per annum equal to the Prime Rate plus 2.00% per annum; and provided, further that, unless demand is otherwise made, the interest payable on the last Business Day of any month shall be that which is accrued and unpaid through such Business Day. Bank may, at its option, request Lenders to make Revolving Loans as provided in subsection 2.1B of the Credit Agreement and apply the proceeds of such Revolving Loans to effect payment of the Overdraft Amount as set forth above.

            4. Company shall make each payment hereunder to Bank in lawful money of the United States of America and in same day funds at the office of
Bank located at One Bankers Trust Plaza, New York, New York 10006.

            5. Promptly after the last day of each month, Bank will prepare and send to Company copies of statements of the Account showing the charges made thereto and the Overdraft Amount and interest accrued thereon as of the last day of such month. Such statements, and any photocopies of items and other records held by Bank relating to the Account, shall (absent manifest or demonstrable error) constitute evidence of the Indebtedness owed by Company hereunder.

            6. Without prejudice to Bank's other rights, Company hereby authorizes Bank to charge against any balance in the Account and/or in any of Company's other accounts with Bank and/or against any other debt owing by Bank to Company any amount owing by Company to Bank hereunder; provided that Bank shall give Company notice of any such charge prior thereto or as soon as reasonably practicable thereafter.

            7. Notwithstanding anything to the contrary contained herein, Bank shall not be obligated to pay any item which would create an overdraft in the Account if such payment would be an extension of credit to Company in violation of any limitation or prohibition provided by any applicable statute or regulation.

            8. This Agreement shall terminate upon the termination of the Revolving Loan Commitments. In addition, at any time prior to the termination of the Revolving Loan Commitments, Bank or Company may, upon at least five Business Day's written notice to the other party, terminate this Agreement; provided that no such termination shall affect Company's obligations with respect to overdrafts created on or prior to such termination or Bank's rights with respect to such overdrafts. This Agreement is not for the benefit of any party other than Company and Bank.

            9. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT

REGARD TO CONFLICTS OF LAWS PRINCIPLES.

            10. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

            11. Company hereby submits to the jurisdiction of any state or federal court in the State of New York with respect to any action or proceeding in connection with this Agreement to the full extent provided in subsection 9.18 of the Credit Agreement and such subsection 9.18 of the Credit Agreement is hereby incorporated herein by this reference.

            12. The parties hereto agree to waive their respective rights to a jury trial with respect to any action or proceeding in connection with this Agreement to the full extent provided in subsection 9.19 of the Credit Agreement and such subsection 9.19 of the Credit Agreement is hereby incorporated herein by this reference.



            [Remainder of page intentionally left blank]

WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

                                BANKERS TRUST COMPANY



                                By: ___________________________
                                Title: _________________________


                                OWENS-ILLINOIS, INC.


                                By: ___________________________
                                Title: _________________________


                                     IX-S-1

EXHIBIT X

[FORM OF]

COMPLIANCE CERTIFICATE

  THE UNDERSIGNED HEREBY CERTIFY THAT:

            (1) We are the duly elected [Title] and [Title] of Owens-Illinois, Inc., a Delaware corporation ("Company");

            (2)  We have reviewed the terms of the Amended and Restated Credit

Agreement dated as of May 15, 1997 among Company, the Lenders named therein, the Lenders named as Lead Managers and Co-Agents, The Bank of Nova Scotia and NationsBank, N.A., as Co-Documentation Agents, Bank of America National Trust and Savings Association, as Syndication Agent, and Bankers Trust Company, as Administrative Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein and in Attachment No. 1 annexed hereto and not otherwise defined herein or in such Attachment No. 1 having the meanings assigned to such terms in the Credit Agreement), and we have made, or have caused to be made under our supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by the attached financial statements; and

            (3) The examination described in paragraph (2) did not disclose and we have no knowledge of the existence of any condition or event which constitutes an Event of Default or Potential Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below.

            Describe below (or in a separate attachment to this Certificate) the exceptions, if any, to paragraph (3) by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Company has taken, is taking, or proposes to take with respect to each such condition or event:

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

           The foregoing certifications, together with the computations set forth in Attachment No. 1 annexed hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _____ day of __________, ____ pursuant to subsection 5.1(iii) of the Credit Agreement.

                                OWENS-ILLINOIS, INC.



                                By____________________________

                                Title_________________________



                                By____________________________

                                Title_________________________

ATTACHMENT NO. 1
TO COMPLIANCE CERTIFICATE

            (The certificate attached hereto is dated as of ______________ and pertains to the period from __________ to __________.) Subsection references herein relate to the subsections of the Credit Agreement.

A.  Investments

      1.  Aggregate fair market value of all Investments
          permitted under subsection 6.2(viii) . . . . . . .     $__________

      2.   Maximum permitted under subsection 6.2(viii). . .     $500,000,000

B.  Letters of Credit

      1.   Reimbursement obligations in respect of letters of
           credit . . . . . . . . . . . . . . . . . .            $__________

      2.   Maximum permitted under subsection 6.3 . . . . . . .  $500,000,000

C.  Restricted Junior Payments

       1.   Consolidated Net Income for period from December
            31, 1996 until __________, ____. . . . . .           $__________

       2.   Aggregate amount of Restricted Junior Payments
            (other than Restricted Junior Payments in respect of
            Common Stock purchases in connection with
            Company's employee benefits program) made from
            and after the Effective Date to the determination date
            set forth in C.1 . . . . . . . . . . . . . . . . . . $__________

       3.   Maximum permitted under subsection 6.4 (sum of
            $200,000,000 plus 50% of C.1). . . . . . . .  .  .  .$__________

D.  Interest Coverage Ratio for the Period Ended
    __________,    ____

    1.  Consolidated Net Income. . . . . . . . . . . . . . . . . $__________

    2.  Consolidated Interest Expense. . . . . . . .  .  .  .  . $__________

    3.  Provisions for taxes based on income . . . . . . . . . . $__________

    4.  Total depreciation expense . . . . . . . . . . . . . . . $__________

    5.  Total amortization expense . . . . . . . . . . . . . . . $__________

    6.  Material non-recurring gains and losses. . . . . . . . . $__________

    7.  Consolidated Adjusted EBITDA (1+2+3+4+5+6) . . . . . . . $__________

    8.  Interest Coverage Ratio (7):(2). . . . . . . . . . . . .  ______:1.00

    9.  Minimum ratio permitted under subsection 6.5A. . . . . .  ______:1.00

E.  Maximum Consolidated Leverage Ratio as of
    __________,  ____

    1.  Consolidated Total Debt. . . . . . . . . . . . . . . . . $__________

    2.  Consolidated Adjusted EBITDA (D.7) . . . . . . . . . . . $__________

    3.  Consolidated Adjusted EBITDA attributable to
        acquisitions . . . . . . . . . . . . . . . . . . . . . . $__________

    4.  Pro forma 12-month Consolidated Adjusted EBITDA
        attributable to acquisitions . . . . . . . . . . . . . . $__________

    5.  Consolidated Pro Forma EBITDA (2-3+4). . . . . . . . . . $__________

    6.  Consolidated Leverage Ratio (1):(5). . . . . . . . . . .  _____:1.00

    7.  Maximum Leverage Ratio permitted under
        subsection 6.5B  . . . . . . . . . . . . . . . . . . . .  _____:1.00

F.  Fundamental Changes

    1.  Aggregate fair market value of stock or other assets
        sold in any one or more Asset Sales during
        consecutive 12-month period in one or more
        transactions permitted under subsection
        6.6(iii)(b)(i) . . . . . . . . . . . . . . . . . . . . . $__________

    2.  Maximum permitted during consecutive 12-month
        period under subsection 6.6(iii)(b)(i) before
        consent of Requisite Lenders required  . . . . . . . . . $300,000,000

    3.  Aggregate fair market value of stock or other assets
        sold in any one or more Asset Sales after Closing
        Date in one or more transactions permitted under
        subsection 6.6(iii)(b)(ii) . . . . . . . . . . . . . . . $__________

    4.  Maximum permitted under subsection 6.6(iii)(b)(ii)
        before consent of Requisite Lenders required . . . . . . $600,000,000

EXHIBIT XI

[FORM OF]

ASSIGNMENT AND ACCEPTANCE


            This ASSIGNMENT AND ACCEPTANCE (this "Agreement") is entered into by and between the parties designated as Assignor ("Assignor") and
Assignee ("Assignee") above the signatures of such parties on the Schedule of Terms attached hereto and hereby made an integral part hereof (the "Schedule of Terms") and relates to that certain Credit Agreement described in the Schedule of Terms (said Credit Agreement, as amended, supplemented or otherwise modified to the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined).

            IN CONSIDERATION of the agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:

            SECTION 1.  Assignment and Assumption.

            (a) Effective upon the Settlement Date specified in Item 4 of the Schedule of Terms (the "Settlement Date"), Assignor hereby sells and assigns to Assignee, without recourse, representation or warranty (except as expressly set forth herein), and Assignee hereby purchases and assumes from Assignor, that percentage interest in all of Assignor's rights and obligations as a Lender arising under the Credit Agreement and the other Loan Documents with respect to Assignor's Revolving Loan Commitment and outstanding Loans, if any, which represents, as of the Settlement Date, the percentage interest specified in Item 3 of the Schedule of Terms of all rights and obligations of Lenders arising under the Credit Agreement and the other Loan Documents with respect to the Revolving Loan Commitments and any outstanding Loans (the "Assigned Share"). Without limiting the generality of the foregoing, the parties hereto hereby expressly acknowledge and agree that any assignment of all or any portion of Assignor's rights and obligations relating to Assignor's Revolving Loan Commitment shall include (i) in the event Assignor is an Issuing Lender with respect to any outstanding Letters of Credit (any such Letters of Credit being "Assignor Letters of Credit"), the sale to Assignee of a participation in the Assignor Letters of Credit and any drawings thereunder as contemplated by subsection 2.8A of the Credit Agreement and (ii) the sale to Assignee of a ratable portion of any participations previously purchased by Assignor pursuant to said subsection 2.8A with respect to any Letters of Credit other than the Assignor Letters of Credit.

            (b) In consideration of the assignment described above, Assignee hereby agrees to pay to Assignor, on the Settlement Date, the principal amount of any outstanding Loans included within the Assigned Share, such payment to be made by wire transfer of immediately available funds in accordance with the applicable payment instructions set forth in Item 5 of the Schedule of Terms.

            (c) Assignor hereby represents and warrants that Item 3 of the Schedule of Terms correctly sets forth the amount of the Revolving Loan

Commitment and the Pro Rata Share corresponding to the Assigned Share.

            (d) Assignor and Assignee hereby agree that, upon giving effect to the assignment and assumption described above, (i) Assignee shall be a party to, and a "Lender" under, the Credit Agreement and shall have all of the rights and obligations under the Loan Documents, and shall be deemed to have made all of the covenants and agreements contained in the Loan Documents, arising out of or otherwise related to the Assigned Share, and (ii) Assignor shall be absolutely released from any of such obligations, covenants and agreements assumed or made by Assignee in respect of the Assigned Share. Assignee hereby acknowledges and agrees that the agreement set forth in this
Section 1(d) is expressly made for the benefit of Company, Administrative Agent, Assignor and the other Lenders and their respective successors and permitted assigns.

            (e) Assignor and Assignee hereby acknowledge and confirm their understanding and intent that (i) this Agreement shall effect the assignment by Assignor and the assumption by Assignee of Assignor's rights and obligations with respect to the Assigned Share, (ii) any other assignments by Assignor of a portion of its rights and obligations with respect to the Revolving Loan Commitments and any outstanding Loans shall have no effect on the Revolving Loan Commitment and the Pro Rata Share corresponding to the Assigned Share as set forth in Item 3 of the Schedule of Terms or on the interest of Assignee in any outstanding Loans corresponding thereto, and (iii) from and after the Settlement Date, Administrative Agent shall make all payments under the Credit Agreement in respect of the Assigned Share (including without limitation all payments of principal and accrued but unpaid interest, commitment fees and letter of credit fees with respect thereto) (A) in the case of any such interest and fees that shall have accrued prior to the Settlement Date, to Assignor, and (B) in all other cases, to Assignee; provided that Assignor and Assignee shall make payments directly to each other to the extent necessary to effect any appropriate adjustments in any amounts distributed to Assignor and/or Assignee by Administrative Agent under the Loan Documents in respect of the Assigned Share in the event that, for any reason whatsoever, the payment of consideration contemplated by Section 1(b) occurs on a date other than the Settlement Date.

            SECTION 2.  Certain Representations, Warranties and Agreements.

            (a) Assignor represents and warrants that it is the legal and beneficial owner of the Assigned Share, free and clear of any adverse claim.

            (b) Assignor shall not be responsible to Assignee for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of any of the Loan Documents or for any representations, warranties, recitals or statements made therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Assignor to Assignee or by or on behalf of Company or any of its Subsidiaries to Assignor or Assignee in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall Assignor be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default.

            (c) Assignee represents and warrants that it is an Eligible Assignee; that it has experience and expertise in the making of loans such as the Loans; that it has acquired the Assigned Share for its own account in the ordinary course of its business and without a view to distribution of the Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of subsection 9.2 of the Credit Agreement, the disposition of the Assigned Share or any interests therein shall at all times remain within its exclusive control); and that it has received, reviewed and approved a copy of the Credit Agreement and the other Loan Documents (including all Exhibits and Schedules thereto).

            (d) Assignee represents and warrants that it has received from Assignor such financial information regarding Company and its Subsidiaries as is available to Assignor and as Assignee has requested, that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the assignment evidenced by this Agreement, and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. Assignor shall have no duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Assignee or to provide Assignee with any other credit or other information with respect thereto, whether coming into its possession before the making of the initial Loans or at any time or times thereafter, and Assignor shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Assignee.

            (e) Each party to this Agreement represents and warrants to the other party hereto that it has full power and authority to enter into this Agreement and to perform its obligations hereunder in accordance with the provisions hereof, that this Agreement has been duly authorized, executed and delivered by such party and that this Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity.

            SECTION 3.  Miscellaneous.

            (a) Each of Assignor and Assignee hereby agrees from time to time, upon request of the other such party hereto, to take such additional actions and to execute and deliver such additional documents and instruments as such other party may reasonably request to effect the transactions contemplated by, and to carry out the intent of, this Agreement.

            (b) Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Agreement) against whom enforcement of such change, waiver, discharge or termination is sought.

            (c) Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the notice address of each of Assignor and Assignee shall be as set forth on the Schedule of Terms or, as to either such party, such other address as shall be designated by such party in a written notice delivered to the other such party. In addition, the notice address of Assignee set forth on the Schedule of Terms shall serve as the initial notice address of Assignee for purposes of subsection 9.10 of the Credit Agreement.

            (d) In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

            (e) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

            (f) This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

            (g) This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

            (h) This Agreement shall become effective upon the date (the "Effective Date") upon which all of the following conditions are satisfied:
(i) the execution of a counterpart hereof by each of Assignor and Assignee,
(ii) the execution of a counterpart hereof by Company as evidence of its consent hereto to the extent required under subsection 9.2B(i) of the Credit Agreement, (iii) the receipt by Administrative Agent of the processing and recordation fee referred to in subsection 9.2B(i) of the Credit Agreement,
(iv) the delivery by Assignee to Administrative Agent of such forms, certificates or other evidence with respect to United States federal income tax withholding matters as Assignee may be required to deliver to Administrative Agent pursuant to subsection 2.7C(iv), (v) the execution of a counterpart hereof by Administrative Agent as evidence of its acceptance hereof in accordance with subsection 9.2B(ii) of the Credit Agreement, (vi) the receipt by Administrative Agent of originals or telefacsimiles of the counterparts described above and authorization of delivery thereof, and (vii) the recordation by Administrative Agent in the Register of the pertinent information regarding the assignment effected hereby in accordance with subsection 9.2B(ii) of the Credit Agreement.





            [Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized, such execution being made as of the Effective Date in the applicable spaces provided on the Schedule of Terms.

                         SCHEDULE OF TERMS

1.   Borrower:   Owens-Illinois, Inc.

2. Name and Date of Credit Agreement: Amended and Restated Credit Agreement dated as of May 15, 1997 by and among Owens-Illinois, Inc., the financial institutions listed therein as Lenders, the Lenders named therein as Lead Managers and Co-Agents for Lenders, The Bank of Nova Scotia and NationsBank, N.A., as Co-Documentation Agents, Bank of America National Trust and Savings Association, as Syndication Agent, and Bankers Trust Company, as Administrative Agent.
3.   Amounts:

     (a) Aggregate Revolving Loan Commitments of all Lenders:$________
     (b) Assigned Share/Pro Rata Share:                     ______%
     (c) Amount of Assigned Share of Revolving Loan Commitments:$________

4.   Settlement Date:   ____________, 199_

5.   Payment Instructions:
     ASSIGNOR:                        ASSIGNEE:
     ____________________________     ____________________________
     ____________________________     ____________________________
     ____________________________     ____________________________
     Attention: __________________    Attention: __________________
     Reference: _________________     Reference: _________________

6.   Notice Addresses:
     ASSIGNOR:                        ASSIGNEE:
     ____________________________     ____________________________
     ____________________________     ____________________________
     ____________________________     ____________________________
     ____________________________     ____________________________

7.   Signatures:

[NAME OF ASSIGNOR],                   [NAME OF ASSIGNEE],
as Assignor                           as Assignee

By:                                   By:

Title:                                Title:

[Consented to in accordance with subsection Accepted in accordance with
subsection 9.2B(i) of the Credit Agreement   9.2B(ii) of the Credit Agreement

[COMPANY]                             [NAME OF ADMINISTRATIVE AGENT],
                                      as Administrative Agent


By:                                   By:
Title:                            ]   Title:

EXHIBIT XII

[FORM OF OPINION OF LATHAM & WATKINS]



                           May 16, 1997


Bankers Trust Company,
 as Administrative Agent
130 Liberty Street, 14th Floor
New York, New York 10017

Bank of America National Trust
 and Savings Association, as
 Syndication Agent
1850 Gateway Boulevard
Concord, California 94520

The Bank of Nova Scotia,
 as Co-Documentation Agent
600 Peachtree Street, N.E.
Atlanta, Georgia 30308

NationsBank, N.A.,
 as Co-Documentation Agent
101 N. Tryon
NC-001-15-03
Charlotte, North Carolina 28255

and

The Lead Managers, Co-Agents and Lenders identified on Exhibit A hereto


Re: Amended and Restated Credit Agreement, dated as of May 15, 1997 among
    Owens-Illinois, Inc., the Lenders, Lead Managers and Co-Agents listed therein, The Bank of Nova Scotia and NationsBank, N.A., as Co-Documentation Agents, Bank of America National Trust & Savings Association, as Syndication Agent and Bankers Trust Company, as Administrative Agent

Ladies and Gentlemen:

            We have acted as special counsel to Owens-Illinois, Inc., a Delaware corporation (the "Company"), in connection with that certain Amended and Restated Credit Agreement, dated as of May 15, 1997 (the "Credit Agreement") among the Company, the Lenders, Lead Managers and Co-Agents listed therein (collectively, the "Lenders"), The Bank of Nova Scotia and NationsBank, N.A., as Co-Documentation Agents (each, in such capacity, a "Co-Documentation Agent"), Bank of America National Trust and Savings Association, as Syndication Agent (in such capacity, the "Syndication Agent")

                                     XII-1
and Bankers Trust Company, as Administrative Agent (in such capacity, the "Administrative Agent").

            This opinion is rendered to you, at the request of the Company, pursuant to Section 3.1F of the Credit Agreement. Capitalized terms defined in the Credit Agreement, used herein and not otherwise defined herein, shall have the meanings given them in the Credit Agreement.

            As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of rendering the opinions expressed below. We have examined, among other things, the following:

          (a)                     the Credit Agreement;

          (b) the Revolving Notes and Bid Rate Loan Notes, in each case issued by the Company on the Effective Date (collectively, the "Notes");

          (c)                     the Overdraft Agreement; and

          (d) the Existing Senior Debenture Indenture and the Existing Subordinated Note Indenture (collectively, the "Indentures").

          The documents described in subsections (a) through (c) above are referred herein collectively as the "Loan Documents."

          In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons executing documents, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

          We have been furnished with, and with your consent have relied upon, certificates of officer(s) of the Company with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

          We are opining herein as to the effect on the subject transactions only of the federal laws of the United States, the internal laws of the State of New York and the General Corporation Law of the State of Delaware (the "DGCL"), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws or as to any matters of municipal law or the laws of any other local agencies within any state. Various issues are addressed in the opinion of James W. Baehren, Associate General Counsel of the Company, separately provided to you, and we express no opinion with respect to those matters.

          Our opinions set forth in paragraph 2 below are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to borrowers and guarantors in loan transactions.

                                     XII-2

          For purposes of our opinion, we have assumed, with your permission, that (i) the Company is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to conduct its business as now conducted and to own, or hold under lease, its assets and to enter into the Loan Documents and perform its obligations thereunder, (ii) the Company has duly authorized, executed and delivered each Loan Document, and (iii) none of the execution, delivery and performance by the Company of any Loan Document will result in the violation of the Certificate of Incorporation or Bylaws of the Company.

          Subject to the foregoing and the other matters set forth herein, and in reliance thereon, it is our opinion that, as of the date hereof:

          1. Each of the Loan Documents constitutes a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

          2. The execution and delivery by the Company of the Loan Documents and the borrowing and repayment of the Loans by the Company pursuant to the Credit Agreement do not: (i) violate any federal or New York statute, rule or regulation applicable to the Company (including, without limitation, Regulations G. T. U or X of the Board of Governors of the Federal Reserve System) or any provision of the DGCL applicable to the Company, (ii) result in the breach of or a default under any of the Indentures, or (iii) require any consents (other than that contemplated by the Consent Solicitation), approvals, authorizations, registrations, declarations or filings by the Company under any federal or New York statute, rule or regulation applicable to the Company or under any provision of the DGCL applicable to the Company. No opinion is expressed in this paragraph 2 as to the application of Section 548 of the federal Bankruptcy Code and comparable provisions of state law or of any antifraud laws, antitrust or trade regulation laws.

          3. The Company is not an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          4. It is not necessary in connection with the execution and delivery by the Company of the Notes to the recipients thereof (the "Note Recipients") on the Effective Date to register the Notes under the Securities Act of 1933, as amended, or to qualify any indenture in respect thereof under the Trust Indenture Act of 1939, as amended.

          5. All monetary obligations of the Company under the Credit Agreement and the Company Guaranty are within the definition of "Senior Indebtedness" as defined in the Senior Subordinated Debt Indenture.
          The opinions expressed in paragraph 1 are subject to the following limitations, qualifications and exceptions:

          (a) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally;

          (a) the effect of general principles of equity, whether enforcement considered in a proceeding in equity or at law, and the discretion of the

                                     XII-3
court before which any proceeding therefor may be brought;

          (b) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and

          (c) the unenforceability of any provision requiring the payment of attorneys' fees, except to the extent that a court determines such fees to be reasonable.

          We call to your attention that the provisions of the Loan Documents which permit the Administrative Agent, the Syndication Agent, either Co-Documentation Agent, any Lead Manager, any Co-Agent or any Lender to take action or make determinations may be subject to a requirement that such action be taken or such determinations be made in a commercially reasonable manner and in good faith.

          For purposes of our opinions expressed in paragraph 2, we have assumed, with your permission, that, as of the Effective Date, the entire amount of the Revolving Loan Commitments is outstanding.

          For purposes of our opinions expressed in paragraph 4, we have assumed with your permission that each Note Recipient is a commercial lender or a financial institution which makes loans in the ordinary course of its business and that it is receiving the Notes to be received by it and will make each Loan under the Credit Agreement to be made by it for its own account in the ordinary course of its commercial banking or lending business and not with a view to or for sale in connection with any distribution of such Notes.

          To the extent that the obligations of the Company may be dependent upon such matters, we assume for purposes of this opinion that: all parties to the Loan Documents are duly incorporated, validly existing and in good standing under the laws of their respective jurisdictions of incorporation; all parties to the Loan Documents have the requisite corporate power and authority to execute and deliver the Loan Documents and to perform their respective obligations under the Loan Documents to which they are a party; and the Loan Documents to which such parties are a party have been duly authorized, executed and delivered by such parties and (with respect to such parties other than the Company) constitute their legally valid and binding obligations, enforceable against them in accordance with their terms. Except as expressly covered by this opinion, we express no opinion as to compliance by any parties to the Loan Documents with any state or federal laws or regulations applicable to the subject transactions because of the nature of their business.
          This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by yu for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent. At your request, we hereby consent to reliance hereon by any future assignees of your interest in the Credit Agreement which are Eligible Assignees as expressly permitted by subsection 9.2 of the Credit Agreement; provided that you have notified such assignee that this opinion

                                     XII-4
speaks only as of the date hereof and to its addressees and that we have no responsibility or obligation to update this opinion, to consider its applicability or correctness to other than its addressees, or to take into account changes in law, facts or any other development of which we may later become aware.

                                                 Very truly yours,


                                     XII-5

Exhibit A
to
Opinion of Latham & Watkins


Dated May 16, 1997
Rendered In Connection With
Owens-Illinois, Inc. Amended and Restated Credit Agreement

Lead Managers:

Banque Nationale de Paris
Banque Paribas
Caisse Nationale de Credit Agricole
Compagnie Financiere De CIC Et De L'Union Europeenne
Dai-Ichi Kangyo Bank, Limited
Fleet National Bank
Mellon Bank, N.A.
National City Bank
The Sanwa Bank, Limited, Chicago Branch

Co-Agents:

ABN Amro Bank N.V.
The Bank of New York
CIBC, Inc.
Credit Lyonnais
The First National Bank of Chicago
The Fuji Bank, Limited
The Industrial Bank of Japan, Limited
Keybank National Association
The Long-Term Credit Bank of Japan, Ltd.
Royal Bank of Canada
The Sakura Bank, Limited
Societe Generale
The Sumitomo Bank, Limited
Toronto-Dominion (Texas), Inc.

Lenders:

Arab Banking Corporation
Banca Commerciale Italiana, Chicago Branch
Banca Di Roma
Banca Popolare Di Milano
Bank of Hawaii
Bank of Montreal
Cariplo Cassa Di Risparmio Delle Provincie Lombarde, S.p.A.
Citibank, N.A.
Comerica Bank
Commerzbank Aktiengesellschaft
Credito Italiano S.p.A.,
Istituto Bancario San Paolo Di Torino, S.p.A.
Kredietbank
The Mitsubishi Trust and Banking Corp.

                                     XII-6

The Mitsui Trust and Banking Company, Limited
The Northern Trust Company
Republic National Bank of New York
The Tokai Bank, Ltd., Chicago Branch
Toyo Trust & Banking Co.
Union Bank of California, N.A.
United States National Bank of Oregon
Wachovia Bank
Westdeutsche Landesbank Girozentrale New York Branch
Yasuda Trust & Banking Co. Ltd.


                                     XII-7

                           EXHIBIT XIII

      [FORM OF OPINION OF GENERAL COUNSEL FOR OWENS-ILLINOIS]

                           May 16, 1997


Bankers Trust Company,
 as Administrative Agent
130 Liberty Street, 14th Floor
New York, New York 10017

Bank of America National Trust
 and Savings Association, as
 Syndication Agent
1850 Gateway Boulevard
Concord, California 94520

The Bank of Nova Scotia,
 as Co-Documentation Agent
600 Peachtree Street, N.E.
Atlanta, Georgia 30308

NationsBank, N.A.,
 as Co-Documentation Agent
101 N. Tryon
NC-001-15-03
Charlotte, North Carolina 28255

and

The Lead Managers, Co-Agents and Lenders identified on Exhibit A hereto


  Re: Amended and Restated Credit Agreement, dated as of May 15, 1997 among
      Owens-Illinois, Inc., the Lenders, Lead Managers and Co-Agents listed therein, The Bank of Nova Scotia and NationsBank, N.A., as Co-Documentation Agents, Bank of America National Trust & Savings Association, as Syndication Agent and Bankers Trust Company, as Administrative Agent


Ladies and Gentlemen:

          I am associate general counsel to Owens-Illinois, Inc., a Delaware corporation (the "Company"), and render this opinion to you in such capacity pursuant to Section 3.1F of that certain Amended and Restated Credit Agreement, dated as of May 15, 1997 (the "Credit Agreement") among the Company, the Lenders, Lead Managers and Co-Agents listed therein (collectively, the "Lenders"), The Bank of Nova Scotia and NationsBank, N.A., as Co-Documentation Agents (each, in such capacity, a "Co-Documentation Agent"), Bank of America National Trust and Savings Association, as Syndication Agent (in such capacity, the "Syndication Agent"), and Bankers

                                     XIII-1

Trust Company, as Administrative Agent (in such capacity, the "Administrative Agent"). Capitalized terms defined in the Credit Agreement, used herein and not otherwise defined herein, shall have the meanings given them in the Credit Agreement.

          As such counsel, I have examined such matters of fact and questions of law as I have considered appropriate for purposes of rendering the opinions expressed below. I have examined, among other things, the following:

          (a)           the Credit Agreement;

          (b) the Revolving Notes and Bid Rate Loan Notes, in each case issued by the Company on the Effective Date (collectively, the "Notes");

          (c)           the Overdraft Agreement;

          (d) the Certificate of Incorporation and Bylaws (the "Governing Documents") of the Company;

          (e) the indenture(s) (but not including the Existing Senior Debenture Indenture or the Existing Subordinated Note Indenture), note(s), loan agreement(s), mortgage(s), deed(s) of trust, security agreement(s) and other written agreement(s) and instrument(s) creating, evidencing or securing indebtedness of the Company or its Subsidiaries and which are material to the Company and its Subsidiaries taken as a whole (the "Material Agreements); and

          (f) court and administrative orders, writs, judgments and decrees specifically directed to the Company or its Subsidiaries which are material to the Company and its Subsidiaries taken as a whole (the "Court Orders").

            The documents described in subsections (a) through (c) above are referred herein collectively as the "Loan Documents."

            In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons executing documents, the authenticity of all documents submitted to me as originals, and the conformity to authentic original documents of all documents submitted to me as copies.

            I have been furnished with, and with your consent have relied upon, certificates of officer(s) of the Company with respect to certain factual matters. In addition, I have obtained and relied upon such certificates and assurances from public officials as I have deemed necessary.

            I am opining herein as to the effect on the subject transactions only of the federal laws of the United States, the internal laws of the State of Ohio and the General Corporation Law of the State of Delaware (the "DGCL"), and I express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws or as to any matters of municipal law or the laws of

                                     XIII-2
any other local agencies within any state. I express no opinion herein with respect to the applicability to the subject transactions, or the effect thereon, of any federal or state securities laws. Various issues are addressed in the opinion of Latham & Watkins, separately provided to you in connection with the Credit Agreement, and I express no opinion with respect to those matters.

            Whenever a statement herein is qualified by "to the best of my knowledge" or a similar phrase, it is intended to indicate that I do not have current actual knowledge of the inaccuracy of such statement.

            For purposes of this opinion, I have assumed, with your permission, that none of the execution, delivery and performance by the Company of the Loan Documents will result in the violation of any federal statute, rule or regulation applicable to the Company (including, without limitation, Regulations G, T, U or X of the Board of Governors of the Federal Reserve System) or the DGCL.

            Subject to the foregoing and the other matters set forth herein, and in reliance thereon, it is my opinion that, as of the date hereof:

            1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware with corporate power and authority to conduct its business as now conducted and to own, or hold under lease, its assets and to enter into the Loan Documents and perform its obligations thereunder.

            2. The execution, delivery and performance by the Company of the Loan Documents have been duly authorized by all necessary corporate action of the Company. Each Loan Document has been duly executed and delivered by the Company.

            3. None of the execution and delivery by the Company of the Loan Documents or the borrowing and repayment of the Loans by the Company pursuant to the Credit Agreement: (i) violate the provisions of the Company's Governing Documents, (ii) violate any Ohio statute, rule or regulation applicable to the Company, (iii) result in the breach of or a default under any of the Material Agreements or Court Orders, or (iv) require any consents [(other than that contemplated by the Consent Solicitation)], approvals, authorizations, registrations, declarations or filings by the Company under any Ohio statute, rule or regulation applicable to the Company. No opinion is expressed in this paragraph 3 as to the application of Section 548 of the federal Bankruptcy Code and comparable provisions of state law or of any antifraud laws, antitrust or trade regulation laws.

            4. To the best of my knowledge after due inquiry, there are no legal or governmental proceedings pending or threatened to which the Company or any Subsidiary of the Company is a party or to which any of the properties of the Company or any Subsidiary of the Company is subject (except for those legal or governmental proceedings previously disclosed in writing to Lenders including, without limitation, those disclosed in the Company's annual report on Form 10-K for the fiscal year ended December 31, 1996) that has a significant likelihood of resulting in a Material Adverse Effect.
                                     XIII-3

            In rendering the opinions expressed in paragraph 3 insofar as they require interpretation of the Material Agreements (i) I have assumed with your permission that all courts of competent jurisdiction would enforce such agreements as written and would apply the internal laws of the State of Ohio without giving effect to any choice of law provisions contained therein or any choice of law principles which would result in application of the internal laws of any other state, (ii) to the extent that any questions of legality or legal construction have arisen in connection with my review, I have applied the laws of the State of Ohio in resolving such questions and (iii) except as expressly set forth in paragraph 3, I express no opinion with respect to the effect of any action or inaction by the Company under the Loan Documents or by the Company or any Subsidiary of the Company under the Material Agreements which may result in a breach or default under any Material Agreement. I advise you that Material Agreements may be governed by other laws, that such laws may vary substantially from the law assumed to govern for purposes of this opinion, and that this opinion may not be relied upon as to whether or not a breach or default would occur under the law actually governing such Material Agreements.

            This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may nor be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without my prior written consent. At your request, I hereby consent to reliance hereon by any future assignees of your interest in the Credit Agreement which are Eligible Assignees as expressly permitted by subsection 9.2 of the Credit Agreement; provided that you have notified such assignee that this opinion speaks only as of the date hereof and to its addressees and that I have no responsibility or obligation to update this opinion, to consider its applicability or correctness to other than its addressees, or to take into account changes in law, facts or any other development of which I may later become aware.

                                                 Very truly yours,



                                     XIII-4

Exhibit A
to
Opinion of James W. Baehren


Dated May 16, 1997
Rendered In Connection With
Owens-Illinois, Inc. Amended and Restated Credit Agreement

Lead Managers:

Banque Nationale de Paris
Banque Paribas
Caisse Nationale de Credit Agricole
Compagnie Financiere De CIC Et De L'Union Europeenne
Dai-Ichi Kangyo Bank, Limited
Fleet National Bank
Mellon Bank, N.A.
National City Bank
The Sanwa Bank, Limited, Chicago Branch
Co-Agents:

ABN Amro Bank N.V.
The Bank of New York
CIBC, Inc.
Credit Lyonnais
The First National Bank of Chicago
The Fuji Bank, Limited
The Industrial Bank of Japan, Limited
Keybank National Association
The Long-Term Credit Bank of Japan, Ltd.
Royal Bank of Canada
The Sakura Bank, Limited
Societe Generale
The Sumitomo Bank, Limited
Toronto-Dominion (Texas), Inc.

Lenders:

Arab Banking Corporation
Banca Commerciale Italiana, Chicago Branch
Banca Di Roma
Banca Popolare Di Milano
Bank of Hawaii
Bank of Montreal
Cariplo Cassa Di Risparmio Delle Provincie Lombarde, S.p.A.
Citibank, N.A.
Comerica Bank
Commerzbank Aktiengesellschaft
Credito Italiano S.p.A.,
Istituto Bancario San Paolo Di Torino, S.p.A.
Kredietbank
The Mitsubishi Trust and Banking Corp.

                                     XIII-5

The Mitsui Trust and Banking Company, Limited
The Northern Trust Company
Republic National Bank of New York
The Tokai Bank, Ltd., Chicago Branch
Toyo Trust & Banking Co.
Union Bank of California, N.A.
United States National Bank of Oregon
Wachovia Bank
Westdeutsche Landesbank Girozentrale New York Branch
Yasuda Trust & Banking Co. Ltd.



                                     XIII-6

EXHIBIT XIV

[FORM OF OPINION OF O'MELVENY & MYERS LLP]

                           May 16, 1997


Bankers Trust Company,
 as Administrative Agent
One Bankers Trust Plaza
New York, New York 10006

Bank of America National Trust
 and Savings Association,
 as Syndication Agent
231 South LaSalle Street
Chicago, IL 60697
The Bank of Nova Scotia,
 as Co-Documentation Agent
600 Peachtree Street, N.E.
Atlanta, Georgia 30308

NationsBank, N.A.,
 as Co-Documentation Agent
101 N. Tryon
NC-001-15-03
Charlotte, North Carolina 28255

and

The Lead Managers, Co-Agents and Lenders
 Party to the Amended and Restated
 Credit Agreement Referenced Below

          Re:  Loans to Owens-Illinois, Inc.

Ladies and Gentlemen:

          We have acted as counsel to Bankers Trust Company, as Administrative Agent (in such capacity, "Administrative Agent") and Bank of America National Trust and Savings Association, as Syndication Agent (in such capacity, "Syndication Agent"), in connection with the preparation and delivery of an Amended and Restated Credit Agreement dated as of May 15, 1997 (the "Credit Agreement") among Owens-Illinois, Inc., a Delaware corporation ("Company"), the Lenders named therein, the Lenders named as Lead Managers, Co-Agents and Co-Documentation Agents for Lenders, Syndication Agent and Administrative Agent and in connection with the preparation and delivery of certain related documents.

            We have participated in various conferences with representatives of Company and Agents and conferences and telephone calls with Latham & Watkins, counsel to Company, and with your representatives, during which the

                                     XIV-1

Credit Agreement and related matters have been discussed, and we have also participated in the meeting held on the date hereof (the "Closing") incident to the funding of the initial loans made under the Credit Agreement. We have reviewed the forms of the Credit Agreement and the exhibits thereto, including the forms of the promissory notes annexed thereto (the "Notes"), and the opinions of Latham & Watkins and James W. Baehren, Associate General Counsel to the Company (collectively, the "Opinions"), and the officers' certificates and other documents delivered at the Closing. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals or copies and the due authority of all persons executing the same, and we have relied as to factual matters on the documents that we have reviewed.

            Although we have not independently considered all of the matters covered by the Opinions to the extent necessary to enable us to express the conclusions therein stated, we believe that the Credit Agreement and the exhibits thereto are in substantially acceptable legal form and that the Opinions and the officers' certificates and other documents delivered in connection with the execution and delivery of, and as conditions to the making of the initial loans under, the Credit Agreement and the Notes are substantially responsive to the requirements of the Credit Agreement.

                                            Respectfully submitted,




                                     XIV-2

                             SCHEDULE A

            REVOLVING LOAN COMMITMENTS; PRO RATA SHARES



                                            Revolving
                                              Loan                Pro Rata
Lender                                      Commitment             Share


Agents:
Bankers Trust Company                      $125,000,000            4.17%

Bank of America National Trust
  and Savings Assoc.                        125,000,000            4.17


The Bank of Nova Scotia                     125,000,000            4.17

NationsBank, N.A.                           125,000,000            4.17


Co-Agents:

ABN Amro Bank N.V.                           80,000,000            2.67

The Bank of New York                         80,000,000            2.67

CIBC, Inc.                                   80,000,000            2.67

Credit Lyonnais                              80,000,000            2.67

The First National Bank of Chicago           80,000,000            2.67

The Fuji Bank, Limited                       80,000,000            2.67

The Industrial Bank of Japan, Limited
Chicago Branch                               80,000,000            2.67

KeyBank National Association                 80,000,000            2.67

The Long-Term Credit Bank of Japan, Ltd.,
Chicago Branch                               80,000,000            2.67

Royal Bank of Canada                         80,000,000            2.67

The Sakura Bank, Limited                     80,000,000            2.67

Societe Generale                             80,000,000            2.67

The Sumitomo Bank, Limited                   80,000,000            2.67

Toronto Dominion (Texas), Inc.               80,000,000            2.67



Lead Managers:

Banque Nationale De Paris                   $70,000,000            2.33%

Banque Paribas                               70,000,000            2.33

Caisse Nationale De Credit Agricole          70,000,000            2.33

Dai-Ichi Kangyo Bank, Limited                70,000,000            2.33

Mellon Bank, N.A.                            70,000,000            2.33

National City Bank                           70,000,000            2.33

The Sanwa Bank, Limited,
Chicago Branch                               70,000,000            2.33

Compagnie Financiere De CIC Et
De L'Union Europeenne                        67,500,000            2.25

Fleet National Bank                          67,500,000            2.25


Lenders:
Bank of Montreal                             65,000,000            2.17

Citibank, N.A.                               50,000,000            1.67

The Mitsubishi Trust and Banking Corp.       50,000,000            1.67

Union Bank of California, N.A.               50,000,000            1.67

Wachovia Bank                                50,000,000            1.67

Westdeutsche Landesbank Girozentrale
New York Branch                              50,000,000            1.67

United States National Bank of Oregon        40,000,000            1.33
Yasuda Trust & Banking Co. Ltd.              40,000,000            1.33

The Northern Trust Company                   35,000,000            1.17

Republic National Bank of New York           35,000,000            1.17

The Tokai Bank, Ltd., Chicago Branch         30,000,000            1.00

Arab Banking Corporation                     25,000,000            0.83

Banca Di Roma                               $25,000,000            0.83%

Cariplo Cassa Di Riparmio Delle
Provincie Lombarde, S.p.A.                   25,000,000            0.83

Comerica Bank                                25,000,000            0.83

Commerzbank Aktiengesellschaft               25,000,000            0.83

Credito Italiano, S.p.A.                     25,000,000            0.83

Istituto Bancario San Paolo
Di Torino, S.p.A.                            25,000,000            0.83

Kredietbank                                  25,000,000            0.83

Bank of Hawaii                               15,000,000            0.50


Toyo Trust & Banking Co.                     15,000,000            0.50

Banca Commerciale Italiana,
Chicago Branch                               10,000,000            0.33

Banca Popolare Di Milano                     10,000,000            0.33

The Mitsui Trust and Banking Company,
Limited                                      10,000,000            0.33


                                    -------------------   ----------------
                                         $3,000,000,000          100.000%

                                  SCHEDULE B
                                EXISTING LEINS
                                      OF
                              OWENS-ILLINOIS AND
                           CONSOLIDATED SUBSIDIARIES

                                                                   Amount of
                                                                  Encumbrance
        Location                    Property encumbered               ($M)
-----------------------       -------------------------------     -----------
Danville, VA and Tracy,
   CA                         Real estate, plant & equipment        10,313

Commonwealth of PA            Real estate, plant & equipment           433

Various capital leases        Real estate, plant & equipment         1,356
                                                                    ------
Total Existing Liens                                                12,102
                                                                    ======

                                  SCHEDULE C
                                  INVESTMENTS
                                      OF
                              OWENS-ILLINOIS AND
                           CONSOLIDATED SUBSIDIARIES


                                                                  Amount
        Investment                                                 ($M)
        ----------                                                ------
Foreign investments and advances
   Consol, Ltd.                                                    3,400
   Huta Szkla Jaroslaw, S.A.                                       9,200
   Regioplast, S.A.                                               19,700
                                                                  ------
Total investments and advances                                    32,300

Other investments
   BriGam Ventures Inc.                                            1,260
   Cross City                                                      1,334
   Industrial Development Board of the City of Montgomery          1,550
   Norman Hartzel/Don McCone (Castalia)                              777
                                                                  ------
Total Other Investments                                            4,921

Total Investments                                                 37,221
                                                                  ======

                                  SCHEDULE D
                               REPORTING UNITS
                                      OF
                               OWENS-ILLINOIS

                               Glass Container
                               International Glass
                               Plastic Containers
                               Labels & Carriers
                               Closure & Specialty
                               Prescription Products

                                   SCHEDULE E
          LETTERS OF CREDIT OUTSTANDING UNDER EXISTING CREDIT AGREEMENT

                         Amount
Refer #   Memo        Outstanding   T-O Date  Mat Date  Iss  Loc #   Code Div
--------  ----        -----------   --------  --------  ---  ------  ---- ---
LOC00001  State of   17,768,571.00  05/01/89  06/16/97  BOA  133809  1/3  090
            California
                     -------------
                     17,768,571.00 = Bank of America

LOC00014  Aetna Life  1,457,530.00  07/01/87  06/30/97  BTC  S-01760 2/3  090
            Insurance
LOC00015  NJDEP-      3,149,459.00  03/13/87  03/12/98  BTC  S-01120 1/3  090
            Bridgeton
LOC00016  NJDEP-        213,285.00  05/24/90  05/24/97  BTC  S-07039 1/3  090
            OI/Schott
LOC00017  Old Republic  500,000.00  01/31/92  01/31/98  BTC  S-08285 1/3  090
            Insurance
LOC00018  Ohio Dept.     55,000.00  07/01/94  06/30/97  BTC  S-09998 1/3  090
            Commerce
LOC00019  OK Workers  2,500,000.00  01/31/91  01/31/98  BTC  S-07585 1/3  090
            Comp
LOC00020  National    3,659,000.00  11/08/89  09/01/97  BTC  S-06176 1/3  090
            Union Fire
LOC00021  Peoples Gas   100,000.00  11/18/89  11/18/97  BTC  S-05933 1/3  090
LOC00022  Pitney Bowes  750,000.00  05/22/91  04/30/98  BTC  S-07811 1/3  090
LOC00023  State of      240,590.00  02/18/92  12/31/97  BTC  S-08333 2/3  090
            CA/Amador
LOC00024  CIT Group/  4,611,589.04  08/14/91  07/31/97  BTC  S-07930 1/3  090
            Equip
LOC00025  NHW/        6,000,000.00  11/09/90  11/09/97  BTC  S-07378 1/3  090
            Hibernia
            Bank
LOC00026  NJDEP-      3,124,250.00  03/13/87  03/12/98  BTC  S-01121 1/3  090
            Glassboro
LOC00027  Industrial  2,975,000.00  08/11/87  06/30/97  BTC  S-02026 1/3  090
            Comm OH
LOC00028  Liberty       176,462.00  10/06/93  10/06/97  BTC  S-09537 1/3/ 090
            Mutual SAC                                                4
LOC00029  Connell       107,161.00  08/06/91  09/30/97  BTC  S-07951 1/3/ 090
            Finance                                                   4
LOC00030  Continental 9,712,000.00  06/18/92  06/18/97  BTC  S-08571 1/3  090
            Casualty
LOC00031  Banc-      14,473,891.00  08/14/91  07/31/97  BTC  S-70929 1/3  090
            Ireland/
            First
LOC00032  NY Workers  2,269,000.00  10/06/89  10/06/97  BTC  S-05934 1/3  090
            Comp
LOC00033  Liberty      137,689.00   10/30/92  03/31/98  BTC  S-08831 1/3/ 090
            Mutual SPPI                                               4
LOC00052  NY Gas Wells  60,000.00   09/09/96  09/09/97  BTC  S-11510 1/3  090
LOC00055  Banker   125,080,711.00   03/05/97  03/05/98  BTC  S-11789 1/3  090
            Trust Co.
LOC00036  Texas         50,000.00   12/31/87  12/31/97  BTC  S-02899 1/3  301
            Employer's

                         Amount
Refer #   Memo        Outstanding   T-O Date  Mat Date  Iss  Loc #   Code Div

LOC00037  Republic       78,655.00  12/31/89  12/31/97  BTC  S-06578 1/3  301
            Insurance
LOC00038  Allstate          534.00  12/31/89  12/31/97  BTC  S-06557 1/3  301
            Insurance
LOC00039  Paladin,        3,422.37  12/31/89  12/31/97  BTC  S-06571 1/3  301
            Heartland
LOC00040  Liberty           310.00  12/31/89  12/31/97  BTC  S-06555 1/3  301
            National
LOC00041  Farmers         1,300.00  12/31/89  12/31/97  BTC  S-06563 1/3  301
            Alliance
LOC00042  Fremont         2,585.26  12/31/89  12/31/97  BTC  S-06556 1/3  301
            Reinsurance
LOC00043  Lancer         10,000.00  12/31/89  12/31/97  BTC  S-06577 1/3  301
            Insurance
LOC00044  Mutual        186,271.39  12/31/89  12/31/97  BTC  S-06551 1/3  301
            Marine
LOC00045  American       40,390.00  12/31/89  12/31/97  BTC  S-06574 1/3  301
            Eagle
                    --------------
                    181,726,085.06 = Bankers Trust


LOC00007  Self-       6,000,000.00  10/19/94  09/01/97  MBB  S836096 1/3  090
            Insurance ------------
            PA        6,000,000.00 = Mellon Bank

LOC00008  Self-       1,500,000.00  04/07/92  04/07/98  NNC  SA9     1/3  090
            Insurance ------------                           2052092
            GA        1,500,000.00 = Nationsbank of North


                    --------------
                    206,994,656.06
                    ==============